================================================================================

                               CLOSING DOCUMENTS

================================================================================


                               CREDIT AGREEMENT

                                 $100,000,000


                                  DATED AS OF

                                  MAY 2, 1995


                                     AMONG



                         BORDEN CHEMICALS AND PLASTICS
                        OPERATING LIMITED PARTNERSHIP,
                                AS THE COMPANY,


                           THE BANKS DEFINED HEREIN


                                      AND


                                CREDIT SUISSE,
                                   AS AGENT,
                                      AND
                            INDIVIDUALLY, AS A BANK


================================================================================

                            Andrews & Kurth L.L.P.

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP

                     $100,000,000 LOAN FROM CREDIT SUISSE
                  AND THE BANKS NAMED IN THE CREDIT AGREEMENT
                               DATED MAY 2, 1995

                          INDEX TO CLOSING DOCUMENTS


DOCUMENT                                                                     TAB
--------                                                                     ---

Credit Agreement dated May 2, 1995 and executed by Borden Chemicals and       1
Plastics Operating Limited Partnership, a limited partnership organized and existing under the New York Limited Partnership Act (the "Company"), whose sole general partner is BCP Management Inc., a Delaware corporation ("BCPM"), the banks and other financial institutions listed on the signature pages under the caption ("Banks" and Credit Suisse, ("Credit Suisse"), individually as a Bank and as agent for the other
Banks (in such capacity together with any other Person who becomes the Agent, the "Agent")

Revolving Credit Notes in the amount of each Bank's commitment                2

Officer's Certificate of the Company certifying:                              3

 .    and attaching Certificate of Incorporation, Bylaws and Resolutions
     of the General Partner and the Partnership Agreement of the Company
 .    other items in Section 5.01(d) of the Credit Agreement
                    ---------------

Opinion of Sidley & Austin, counsel to the Company                            4

Opinion of General Counsel of the Company                                     5

Certificates of Good Standing and Existence for the Company and its           6
General Partner

     .    Delaware
     .    Louisiana
     .    Illinois

Wachovia Bank and Trust Company, N.A. Termination Agreement                   7

================================================================================


                               CREDIT AGREEMENT

                                 $100,000,000


                                  DATED AS OF

                                  MAY 2, 1995


                                     AMONG



                         BORDEN CHEMICALS AND PLASTICS
                        OPERATING LIMITED PARTNERSHIP,
                                AS THE COMPANY,


                           THE BANKS DEFINED HEREIN


                                      AND


                                CREDIT SUISSE,
                                   AS AGENT,
                                      AND
                            INDIVIDUALLY, AS A BANK


================================================================================

                               TABLE OF CONTENTS

                               CREDIT AGREEMENT

ARTICLE I              DEFINITIONS AND ACCOUNTING TERMS ...................    1

     Section 1.01      Definitions ........................................    1
     Section 1.02      Types of Loans and Borrowings ......................   21
     Section 1.03      Accounting Terms and Determinations ................   21
     Section 1.04      Computation of Time Periods ........................   21

ARTICLE II             LOANS ..............................................   22

     Section 2.01(a)   Commitment .........................................   22
     Section 2.02(b)   Swing Loan Commitment ..............................   22
     Section 2.02      Minimum Amount of Each Borrowing ...................   22
     Section 2.03      Notice of Borrowing ................................   23
     Section 2.04      Disbursement of Funds ..............................   23
     Section 2.05      Notes ..............................................   24
     Section 2.06      Conversions and Continuances .......................   24
     Section 2.07      Pro Rata Borrowings ................................   25
     Section 2.08      Interest ...........................................   25
     Section 2.09      Interest Periods ...................................   26
     Section 2.10      Interest Rate Not Ascertainable ....................   27
     Section 2.11      Reserve Requirements; Change in Circumstances ......   27
     Section 2.12      Change in Legality .................................   29
     Section 2.13      Indemnity ..........................................   30
     Section 2.14      Special Provisions for Swing Loans .................   31

ARTICLE III            LETTERS OF CREDIT ..................................   32

     Section 3.01      Letters of Credit ..................................   32
     Section 3.02      Letter of Credit Requests ..........................   33
     Section 3.03      Letter of Credit Participants ......................   34
     Section 3.04      Agreement to Repay Letter of Credit Drawings .......   35
     Section 3.05      Increased Costs ....................................   37
     Section 3.06      Conflict between Applications and Agreements .......   37

ARTICLE IV             FEES; COMMITMENTS; PAYMENTS ........................   38

     Section 4.01      Fees ...............................................   38
     Section 4.02      Voluntary Reduction of Commitment ..................   39
     Section 4.03      Mandatory Reduction of Commitment ..................   39
     Section 4.04      Voluntary Prepayments ..............................   40
     Section 4.05      Mandatory Repayments ...............................   40
     Section 4.06      Method and Place of Payment ........................   41
     Section 4.07      Net Payments .......................................   41
     Section 4.08      Tax Forms ..........................................   42
     Section 4.09      Maturity Date Extension Option .....................   42

ARTICLE V              CONDITIONS PRECEDENT ...............................   43

     Section 5.01      Conditions Precedent to the Initial Borrowing of
                         Loans ............................................   43
     Section 5.02      Conditions Precedent to All Credit Events ..........   44
     Section 5.03      Conditions Precedent to Conversions ................   44
     Section 5.04      Delivery of Documents ..............................   45

ARTICLE VI             REPRESENTATIONS AND WARRANTIES .....................   45

     Section 6.01      Organization and Qualification .....................   45
     Section 6.02      Authorization and Validity .........................   45
     Section 6.03      Governmental Consents ..............................   46
     Section 6.04      Conflicting or Adverse Agreements or Restrictions ..   46
     Section 6.05      Title to Assets ....................................   46
     Section 6.06      Litigation .........................................   46
     Section 6.07      Financial Statements, Projections and Information
                          Memorandum ......................................   46
     Section 6.08      Default ............................................   47
     Section 6.09      Investment Company Act .............................   47
     Section 6.10      Public Utility Holding Company Act .................   47
     Section 6.11      ERISA ..............................................   47
     Section 6.12      Tax Returns and Payments ...........................   47
     Section 6.13      Environmental Matters ..............................   48
     Section 6.14      Purpose of Loans ...................................   48
     Section 6.15      Franchises and Other Rights ........................   49
     Section 6.16      Subsidiaries .......................................   49
     Section 6.17      Solvency ...........................................   49
     Section 6.18      Material Contracts .................................   49

ARTICLE VII            AFFIRMATIVE COVENANTS ..............................   49

     Section 7.01      Information Covenants ..............................   49
     Section 7.02      Books, Records and Inspections .....................   51
     Section 7.03      Insurance and Maintenance of Properties ............   51
     Section 7.04      Payment of Taxes ...................................   51
     Section 7.05      Corporate Existence ................................   52
     Section 7.06      Compliance with Statutes ...........................   52
     Section 7.07      ERISA ..............................................   52

ARTICLE VIII           NEGATIVE COVENANTS .................................   53

     Section 8.01      Change in Business .................................   53
     Section 8.02      Consolidation, Merger or Sale of Assets ............   53
     Section 8.03      Liens ..............................................   53
     Section 8.04      Limitation on Debt .................................   54
     Section 8.05      Investments ........................................   55
     Section 8.06      Restricted Payments ................................   55
     Section 8.07      Change in Accounting; Fiscal Year ..................   57
     Section 8.08      Consolidated EBITDA Coverage Ratio .................   57

     Section 8.09      Total Debt to Consolidated Net Tangible Assets
                         Ratio ............................................   57
     Section 8.10      Transactions with Affiliates .......................   57
     Section 8.11      Limitation on Sales of Assets and Subsidiary Stock .   58
     Section 8.12      Limitation on Debt and Preferred Stock of
                         Subsidiaries .....................................   59
     Section 8.13      Limitation on Sale and Leaseback Transactions ......   60

ARTICLE IX             EVENTS OF DEFAULT AND REMEDIES .....................   60

     Section 9.01      Events of Default and Remedies .....................   60
     Section 9.02      Other Remedies .....................................   62
     Section 9.03      Obligations Non Recourse as to General Partner .....   63

ARTICLE X              THE AGENT ..........................................   63

     Section 10.01     Authorization and Action ...........................   63
     Section 10.02     Agent's Reliance ...................................   63
     Section 10.03     Agent and Affiliates; Credit Suisse (in its capacity
                         as a Bank) and Affiliates ........................   64
     Section 10.04     Bank Credit Decision ...............................   65
     Section 10.05     Agent's Indemnity ..................................   65
     Section 10.06     Successor Agent ....................................   66
     Section 10.07     Notice of Default ..................................   66

ARTICLE XI             MISCELLANEOUS ......................................   66

     Section 11.01     Amendments .........................................   66
     Section 11.02     Notices ............................................   67
     Section 11.03     No Waiver; Remedies ................................   68
     Section 11.04     Costs, Expenses and Taxes ..........................   68
     Section 11.05     Indemnity ..........................................   69
     Section 11.06     Right of Setoff ....................................   69
     Section 11.07     Governing Law ......................................   69
     Section 11.08     Interest ...........................................   70
     Section 11.09     Binding Effect .....................................   71
     Section 11.10     Successors and Assigns; Participants ...............   71
     Section 11.11     Confidentiality ....................................   74
     Section 11.12     Pro Rata Treatment .................................   74
     Section 11.13     Independence of Covenants ..........................   75
     Section 11.14     Separability .......................................   75
     Section 11.15     Execution in Counterparts ..........................   75
     Section 11.16     Interpretation .....................................   75
     Section 11.17     Submission to Jurisdiction .........................   76
     Section 11.18     Final Agreement of the Parties .....................   77
     Section 11.19     Waiver of Jury Trial ...............................   77

Exhibits:
--------

     Exhibit 1.01-A    Administrative Questionnaire
     Exhibit 2.03      Form of Notice Borrowing
     Exhibit 2.05      Form of Revolving Credit Note
     Exhibit 2.14      Swing Loan Participation Certificate
     Exhibit 3.02      Form of Letter of Credit Request
     Exhibit 5.01(e)   Form of Opinion
     Exhibit 11.10     Form of Assignment and Acceptance


Schedules:
---------

     Schedule 6.13     Exceptions to Environmental Matters
     Schedule 8.05     Investments

                               CREDIT AGREEMENT

          THIS CREDIT AGREEMENT dated as of May 2, 1995 (this "Agreement") is
                                                               ---------
among Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (with its successors and permitted assigns, the "Company"),
                                                                     -------
whose sole general partner is BCP Management, Inc., a Delaware corporation, the banks and other financial institutions listed on the signature pages hereof under the caption "Banks" (together with each other Person who becomes a Bank
                   -----
pursuant to Section 11.10, collectively, the "Banks") and Credit Suisse,
            -------------                     -----
("Credit Suisse"), individually as a Bank and as agent for the other Banks (in
  -------------
such capacity together with any other Person who becomes the Agent pursuant to
Section 10.06, the "Agent").
-------------       -----

                                   RECITALS

          The Company has requested that the Banks make available to the Company a revolving line of credit in the aggregate principal amount of $100,000,000 for the purpose of refinancing certain existing debt and for working capital, capital expenditures and general corporate purposes. The Company and the Banks have requested that Credit Suisse act as the Agent for the Banks. The Banks and Credit Suisse are amenable to such requests upon the terms and conditions set forth herein. Accordingly, the Company, the Agent and the Banks now enter into this Agreement.

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Definitions. As used in this Agreement, the following
                         -----------
terms shall have the following meanings:

          "Accounts Receivable" means (a) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, and other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of, goods or equipment sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other similar rights to payment of any kind, (b) any proceeds of any of the foregoing and (c) any interest in any property or asset of any kind (whether of the obligor with respect to such accounts receivable or any other Person) securing the payment of any item listed in clause (a) above.

          "Administrative Questionnaire" means an Administrative Questionnaire substantially in the form of Exhibit 1.01A, which each Bank has completed and
                             -------------
provided to the Agent and the Company.

          "Affiliate" of any Person, means (i) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (ii) any Person who is a director or officer (A) of such Person,
(B) of any Subsidiary of such Person or (C) of any Person described in clause
(i) above. For purposes of this
definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" has the meaning specified in the introduction to this Agreement.

          "Agent's Fee" has the meaning specified in Section 4.01(d).
                                                     ---------------

          "Agent's Letter" means that certain letter dated April 5, 1995 from Credit Suisse to the Company and acknowledged by the Company setting forth (among other things) the terms of the Agent's Fee.

          "Agreement" has the meaning specified in the introduction to this Credit Agreement.

          "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "Application" means an application in the form used by the Issuing Bank from time to time requesting the Issuing Bank to open a Letter of Credit.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (a) a disposition by the Company or a Subsidiary to the Company or a Wholly Owned Subsidiary, (b) a disposition of property or assets at fair market value in the ordinary course of business, (c) a disposition of obsolete assets in the ordinary course of business, (d) a disposition that constitutes a Restricted Payment or a sale and leaseback transaction and (e) any sale, transfer or other disposition by the Company or any Subsidiary of Accounts Receivable or of any Subsidiary substantially all the assets of which are Accounts Receivable, which sale, transfer or other disposition constitutes a "sale" under generally accepted accounting principles (as in effect at the time thereof).

          "Assignment and Acceptance" has the meaning specified in Section
                                                                   -------
11.10(c).
--------

          "Attributable Debt" in respect of a sale and leaseback arrangement means, as at the time of determination, the present value (discounted at the Base Rate, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease had been extended).

          "Available Cash" has the meaning given to such term in the Amended and

Restated Agreement of Limited Partnership of the Company, dated as of November 30, 1987, as amended to the date of this Agreement.

          "Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the numbers of years from the date of determination to the dates of each successive scheduled principal payment or redemption or similar payment with respect to such Debt multiplied by (ii) the amount of such payment, by (b) the sum of all such payments.

          "Bank" has the meaning provided in the introduction to this Agreement.

          "Bankruptcy Code" has the meaning specified in Section 9.01(e).
                                                         ---------------

          "Base Rate" means, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by the Agent, from time to time, as the Agent's base lending rate for commercial loans in dollars; and (b) 1/2 of 1% per annum above the Federal Funds Rate. The base lending rate is not the lowest rate of interest charged by the Agent in connection with extensions of credit.

          "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.
                                                                   ----------

          "BCPM" means BCP Management, Inc., a Delaware corporation, and its successors.

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Board of Directors" means the Board of Directors of the Company (or, if the Company is a limited partnership or a general partnership, the Board of Directors of any of its general partners or partners, respectively, authorized to act on behalf of such limited partnership or general partnership, as the case may be, in connection with this Agreement) or any committee thereof duly authorized to act on behalf of such Board.

          "Borden" means Borden, Inc., a New Jersey corporation, and its successors (other than as a result of any transaction described in clause (a) of the definition of "Change of Control", as if Borden, Inc. were deemed for such purposes to be the Company).

          "Borrowing" means a borrowing pursuant to a Notice of Borrowing comprised of a single Type of Loan from all the Banks (or resulting from a conversion or conversions on the same date having in the case of Eurodollar Rate Loans the same Interest Period (except as otherwise provided in this Agreement)) made by all of the Banks concurrently to the Company.

          "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are to be made available to the Company.

          "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the Eurodollar interbank market.

          "Capital Lease" means, as to any Person, any lease in respect of which the rental obligations of such Person constitute Capital Lease Obligations.

          "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock, including any preferred stock, and with respect to a partnership, any interest therein (whether general or limited) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership; provided that Capital Stock shall not include any debt security that is convertible into or exchangeable for Capital Stock.

          A "Change of Control" occurs when (a) any Person or "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), other than Permitted Holders, shall beneficially own, directly or indirectly, more than 50% of the total voting power of all classes of Voting Stock of the General Partner, Holding Company or the Company or (b)(i) the Company shall sell, lease, convey or otherwise dispose of all or substantially all of the Company's assets to any Person or Group or (ii) the Company shall consolidate with or merge into another Person or another Person shall consolidate with or merge into the Company, in case of either of the foregoing, in a transaction in which the outstanding Voting Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than, in the case of either of clauses
(i) or (ii), to, with or into, as applicable, one or more Permitted Holders or a Person, more than 50% of the total voting power of all classes of Voting Stock of which, after giving effect to such transaction, is beneficially owned, directly or indirectly, by one or more Permitted Holders or (iii) the Company, Holding Company or the General Partner shall adopt a plan of liquidation or dissolution (unless all or substantially all the Company's assets are distributed pursuant to such plan to one or more Permitted Holders).

          "Code" means Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank under the heading "Commitment" on the signature page for such Bank, or, in the case of any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person, in each case, as the same may be reduced from time to time or terminated pursuant to Section 4.02, Section 4.03 or Article IX and with respect
                       ------------  ------------    ----------
to the Commitment for the Swing Loan Bank shall include the Swing Loan
Commitment.

          "Commitment Fee" has the meaning specified in Section 4.01(b).
                                                        ---------------
          "Company" has the meaning specified in the introduction to this Agreement.

          "Consolidated EBITDA Coverage Ratio", as of any date of determination, means the ratio of (a) the aggregate amount of EBITDA for the period of the four most recent consecutive fiscal quarters to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Subsidiary has issued any Debt since the beginning of such period that remains outstanding as of such date of determination, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if, since the beginning of such period, the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt or Preferred Stock of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiary or from which the Company or such continuing Subsidiary has been released by reason of the assumption thereof by the transferee of such Asset Disposition, in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt or Preferred Stock of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt or Preferred Stock after such sale), (iii) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt) as if such Investment or acquisition occurred on the first day of such period and (iv) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt or Preferred Stock issued in connection therewith, shall be determined on a pro forma basis in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, (a) the total interest expense of the Company and its consolidated Subsidiaries, including (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with investments in discontinued operations and (ix) interest actually paid by the Company or any of its consolidated Subsidiaries under any guarantee of Debt or other obligation of any other Person minus (b) the total interest income of the Company and its consolidated Subsidiaries.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person if such Person is not a Subsidiary, except that (i) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (b) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests' transaction for any period prior to the date of such acquisition;

          (c) any net income of any Subsidiary that is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (i) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain (or loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; and

          (e)  the cumulative effect of a change in accounting principles.

          "Consolidated Net Tangible Assets" means the total assets of the Company and its Subsidiaries appearing on a consolidated balance sheet of the Company and its Subsidiaries (prepared in accordance with GAAP) as of the most recent fiscal quarter, after (a) adding thereto all Attributable Debt of the Company and its Subsidiaries in respect of any sale and leaseback arrangement not capitalized on such balance sheet, (b) eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries and (b) deducting therefrom (without duplication of deductions):

          (i) all liabilities of the Company and its Subsidiaries other than Debt;

          (ii) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense and organization expenses;

          (iii) any write-up in the book value of any asset on the books of the Company or any Subsidiary resulting from a revaluation thereof subsequent to the date of this Agreement (other than the write-up of the book value of an asset made in accordance with purchase accounting under GAAP in connection with the purchase of such asset);

          (iv)   all deferred charges (other than prepaid expenses); and

               (v) all reserves, including, without limitation, reserves for deferred income taxes, liabilities (fixed or contingent), depreciation, obsolescence, depletion, insurance and inventory valuation, which appear or under GAAP are required to appear on such balance sheet.

          "Consolidated Net Worth" of any Person, means the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person, and (a) if such Person is a partnership, the consolidated equity of the partners less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock and (b) if such Person is not a partnership, (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

          "Conversion Date" means that date upon which the Borrower shall be treated as a corporation for federal income tax purposes pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and Section 10211(c) of P.L. 100-203, the Omnibus Budget Reconciliation Bill of 1987, as amended by
Section 2004(f)(2), of P.L. 100-647, the Technical and Miscellaneous Revenue Act of 1988, as amended or supplemented from time to time.

          "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

          "Credit Suisse" has the meaning specified in the introduction to this Agreement.

          "CS First Boston" means CS First Boston Corporation in its capacity as the arranger of this Agreement pursuant to a written agreement dated April 5, 1995 with the Company.

          "Debt" of any Person means, without duplication,

          (a) the principal of and premium, if any, in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capital Lease Obligations and all Attributable Debt of such Person;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (but excluding any accrued dividends);

          (f)  all obligations of the type referred to in clauses (a) through
     (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a guarantee; and

          (g)  all obligations of the type referred to in clauses (a) through
     (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

          "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

          "Default Rate" has the meaning specified in Section 2.08(c).
                                                      ---------------

          "Designated Payment Date" means the last Business Day of each calendar quarter during the term hereof.

          "Disqualified Capital Stock" means any Capital Stock that is Redeemable Stock or Exchangeable Stock.

          "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature
                               -----------------------
page to this Agreement or, as to any Person who becomes a Bank after the date hereof, on the signature page of the Assignment and Acceptance executed by such Person, in the Administrative Questionnaire delivered by such Person or such other office of such Bank as such Bank may hereinafter designate from time to time its "Domestic Lending Office" by notice to the Company and the Agent.

          "Drawing" has the meaning specified in Section 3.04(b).
                                                 ---------------

          "EBITDA" for any period, means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income.

          "Effective Date" means the date on which all conditions to borrowing set forth in Article V are first met or waived in accordance with Section 11.01
             ---------                                            -------------
hereof.

          "Eligible Assignee" means (a) any Bank, (b) a commercial bank or any similar financial institution having combined capital and surplus in excess of $500,000,000 and (c) any other bank or similar financial institution approved by the Agent and the Company, which approval shall not be unreasonably withheld.

          "Environmental Laws" means (a) federal, state or local laws pertaining to conservation or protection of the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, ("CERCLA"), the Federal Water Pollution Control
                                  ------
Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws, (b) final rules or regulations of any governmental regulatory agency (or interim or temporary rules or regulations in respect of which the issuing agency has appropriately indicated their present applicability pending the finalization process) adopted pursuant to authority granted pursuant to any law listed in (a) above, and (c) any judicial, arbitral or administrative order, judgment, permit or approval, pursuant to any law listed in (a) or rule or regulation listed in (b), to the extent that such order, judgment, permit or approval is binding upon the Company or its property or assets.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Sections 414(b) and 414(c) of the Code and the regulations thereunder, with the Company.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the date hereof, on the signature page of the Assignment and Acceptance executed by such Person, in the Administrative Questionnaire delivered by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in London interbank market at 11:00 a.m. (London Time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period.

          "Eurodollar Rate Borrowing" means a Borrowing comprised of a Eurodollar Rate Loans.

          "Eurodollar Rate Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.
   ----------

          "Events of Default" has the meaning specified in Section 9.01.
                                                           ------------

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

          "Exchangeable Stock" means any Capital Stock that is exchangeable or convertible into another security (other than Capital Stock of the Company that is neither Exchangeable Stock nor Redeemable Stock).

          "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Company, the Agent and each Bank listed on the signature pages hereof and the Agent shall have received such counterparts via telecopy or otherwise.

          "Extension Request" has the meaning specified in Section 4.09.
                                                           ------------

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business DAy, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" means all amounts payable pursuant to Section 4.01.
                                                       ------------

          "Financials" has the meaning specified in Section 6.07.
                                                    ------------

          "Financial Statement Delivery Date" means the date on which the quarterly or annual financial statements of the Company are delivered pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.
   ---------------    ---------------

          "Form 1001" has the meaning specified in Section 4.08.
                                                   ------------

          "Form 4224" has the meaning specified in Section 4.08.
                                                   ------------

          "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

          "General Partner" shall mean BCP Management, Inc., a Delaware corporation, and its successors.

          "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation, may be amended from time to time.

          "Highest Lawful Rate" means, as to any Bank, the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by such Bank on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

          "Holding Company" means Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership and its successors.

          "Indenture" means that certain Indenture dated as of May 1, 1995 among the Company, BCP Finance Corporation, a Delaware corporation, and The Chase Manhattan Bank (National Association), a corporation organized under the laws of the United States of America providing for, among other things, issuance of the Securities by the Company and BCP Finance Corporation, and any agreement under which the Company incurs Debt to Refinance any portion of its Debt under the Indenture, as each of same may be amended or supplemented from time to time.

          "Independent Committee" means a standing committee of the Board of Directors composed entirely of Independent Directors; provided that if there is no such standing committee, then "Independent Committee" means all the Independent Directors.

          "Information Memorandum" means that certain information memorandum regarding the Loans dated April 1995 compiled by CS First Boston Corporation from information (other than the information contained in the Industry Overview Section thereof) provided by the Company, which Information Memorandum has been previously distributed to the Banks.

          "Interest Period" has the meaning specified in Section 2.09.
                                                         ------------

          "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

          "Investment" in any Person means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, or advance to, any acquisition of Capital Stock, obligation or other security of, or capital contribution or other investment in, such Person by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

          "Issuing Bank" means, Credit Suisse and its successors and permitted assigns.

          "Letter of Credit" has the meaning provided in Section 3.01.
                                                         ------------

          "Letter of Credit Fee" has the meaning specified in Section 4.01(c).
                                                              ---------------

          "Letter of Credit Limit" means $30,000,000.

          "Letter of Credit Outstandings" means, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" has the meaning specified in Section 3.02.
                                                                  ------------

          "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any Capital Lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation to a creditor.

          "Loan" and "Loans" shall mean an extension of credit by (i) the Banks to the Company under Article II in the form of Base Rate Loans and Eurodollar Rate Loans and (ii) the Swing Loan Bank in the form of a Swing Loan.

          "Loan Documents" means this Agreement, the Notes, the Letter of Credit Requests and the Applications.

          "Majority Banks" means, at any time, Banks holding at least 51% of the Total Commitment or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

          "Margin" means, with respect to any Loan, the rate of interest per annum determined as set forth below as a function of the Type of such Loan:

               Eurodollar          Base
               Rate Loan         Rate Loan
               ---------         ---------

                 1.00%               0%

          "Material Adverse Effect" means, relative to any circumstance, condition, occurrence or series of occurrences of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) affecting the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries taken as a whole which after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, materially impairs the ability of the Company to make payment hereunder or under the Notes.

          "Maturity Date" means with respect to (a) Base Rate Loans and Eurodollar Loans, December 31, 1997, as same may be extended pursuant to the Maturity Date Extension Option, or the earlier date of the acceleration of the maturity of the Obligations pursuant to Section 9.01 and (b) Swing Loans, the
                                        -------------
earlier to occur of (i) the seventh (7th) day after such Swing Loan is made and
(ii) the Maturity Date for Base Rate Loans and Eurodollar Loans as discussed in
(a) above.

          "Maturity Date Extension Option" shall have the meaning specified in
Section 4.09.
------------

          "Maximum Permissible Rate" has the meaning specified in Section 11.08.
                                                                  -------------

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "Net Available Cash" from an Asset Disposition or sale of Accounts Receivable, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition or sale of Accounts Receivable, and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition or sale of Accounts Receivable, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or sale of Accounts Receivable, and net of amounts thereof allocable to minority interest holders in Subsidiaries.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note" and "Notes" have the meanings specified in Section 2.05(a).
                                                            ---------------

          "Notice of Borrowing" has the meaning provided in Section 2.03.
                                                            ------------

          "Notice of Conversion" has the meaning provided in Section 2.06.
                                                             ------------

          "Notice of Default" has the meaning specified in Section 9.01.
                                                           ------------

          "Obligations" means all the obligations of the Company now or hereafter existing under the Loan Documents, whether for principal, Unpaid Drawings, interest, Fees, expenses, indemnification or otherwise.

          "Officer" or "Responsible Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Principal Accounting Officer or the Secretary of the Company (or, if the Company is a limited partnership or a general partnership, the Chairman of the Board of any of its general partners or partners, respectively, authorized to act on behalf of such limited partnership or general partnership, as the case may be, in connection with this Agreement).

          "Operating Rights" has the meaning specified in Section 6.15.
                                                          ------------

          "Pari Passu Debt" means any Debt of the Company (other than the Obligations), whether or not secured, that is pari passu in right of payment to the Obligations.

          "Payment Office" means the office of the Agent located at 12 East 49th Street, 39th Floor, New York, New York 10017, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

          "Percentage Participation" means, for each Bank at any time, that percentage obtained when dividing the amount of such Bank's Commitment by the Total Commitment at such time or, if the Commitments shall have been terminated, that percentage obtained by dividing the outstanding principal amount of such Bank's Loans by the aggregate outstanding principal amount of the Loans at such time.

          "Permitted Holders" means, as of the date of determination, any and all of (a) Borden and its Subsidiaries, (b) Kohlberg Kravis Roberts & Co., its successors and its Affiliates and (c) (i) any officer or other member of management employed by Borden, BCPM, the Company or any Subsidiary for the 12-month period prior to the date of determination; (ii) any Persons described in clause (i) who have retired (including as the result of disability) after the initial date of this Agreement from the employment of Borden, BCPM, the Company or any Subsidiary in the ordinary course of business; (iii) family members or relatives of the Persons described in clause (i) and (ii); (iv) any trusts created for the benefit of the Persons described in clause (i), (ii), (iii) or
(v); (v) in the event of the incompetence or death of any of the Persons described in clauses (i), (ii) and (iii), such Person's estate, executor, administrator, committee or other personal representative, or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock and (vi) any Person, the management of which is controlled by one or more Persons described in clause (i) or (ii); provided, however, that in connection with the transaction that otherwise would constitute a Change of Control were the Persons described in this clause (c) not Permitted Holders, any debt incurred as a result thereof shall not be recourse to any of the assets of the Company or any Subsidiary. The management of a Person shall be deemed to be controlled by the chief executive officer (or equivalent executive) of such Person.

          "Permitted Investments" shall mean (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof maturing within one year of the date of acquisition thereof, (b) investments in dollar denominated certificates of deposit of, eurodollar certificates of deposit of, banker's acceptances of or time deposits (including, without limitation, eurodollar time deposits) maturing within one year of the date of acquisition thereof with (i) any Bank or (ii) any commercial Bank having capital, surplus and undivided profits aggregating in excess of $500,000,000 or the debt of which is rated P-1 (or higher) by Moody's or A-1 (or higher) by S&P or which has a bank rating of B/C (or higher) by Thomson Bank Watch and (c) investments in commercial paper given the highest rating by two established national credit rating agencies and maturing not more than nine months from the date of acquisition thereof.

          "Permitted Liens" means the following, to the extent that the Debt secured thereby does not exceed 10% of the Company's Consolidated Net Tangible
Assets: (a) Liens that exist on the date hereof, (b) Liens on property or assets (or any income or profits therefrom) existing at the time of acquisition of such property or assets, (c) Liens on property or assets (or any income or profits therefrom) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or its Subsidiaries, (d) Liens in favor of any governmental authority to secure any payment obligation under any statute, (e) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, (f) Liens incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property or assets subject to such Liens; provided, however, that such Lien shall not extend to or cover any other property or assets other than such property or assets and any improvements thereon and shall attach to such property, assets, or improvements within 180 days of the acquisition or construction thereof, (g) Liens incurred to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety or appeal bonds, bids, leases, performance or return-of-money bonds, purchase, construction or sale contracts or other obligations of a like nature incurred in the ordinary course of business, (h) Liens on Capital Stock of a Subsidiary and Liens on intercompany notes issued by such Subsidiary to the Company, in either case to secure Debt incurred by such Subsidiary in connection with the Company's acquisition of such Subsidiary or the business of such Subsidiary, (i) Liens securing any Debt owed to the Company or any Subsidiary, (j) Liens to secure any extension, renewal, refunding or refinancing (or successive extensions, renewals, refundings or refinancings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (i) so long as such Liens do not extend to any other property or assets and the aggregate principal amount of the Debt so secured is not increased, and (k) Liens securing Debt of a Person, the aggregate principal amount of which, together with the aggregate principal amount of all other Debt of such Person secured by Liens (excluding Debt secured by Liens permitted in the foregoing clauses (a) through (j) and the aggregate amount of Attributable Debt deemed to be outstanding in respect of all sale and leaseback transactions permitted by clause (a) of Section 8.13, does not exceed 5% of Consolidated Net
                           ------------
Tangible Assets.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

          "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

          "Prospectus" means the prospectus with respect to the Securities dated April 21, 1995.

          "Redeemable Stock" means, at any time, any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the then applicable Maturity Date of the Base Rate Loans and the Eurodollar Rate Loans or is redeemable at the option of the holder thereof at any time prior to the first anniversary of such then applicable Maturity Date.

          "Reference Banks" means Credit Suisse and The Chase Manhattan Bank,
N.A.

          "Refinance" means, in respect of any Debt or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt or Preferred Stock in exchange or replacement for, such Debt or Preferred Stock. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Agreement" means any credit agreement, indenture or other agreement pursuant to which the Company or any Subsidiary Refinances, in whole or in part, Debt of the Company or any Subsidiary issued under Section 8.04;
                                                               ------------
provided, however, that the principal amount of the Refinancing Debt issued pursuant to such Refinancing Agreement may not exceed the principal amount of the Debt so Refinanced.

          "Register" has the meaning specified in Section 11.10(e).
                                                  ----------------

          "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

          "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and Personal.

          "Reserve Percentage" for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing means the reserve percentage if and to the extent actually applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for each Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

          "Restricted Payment" has the meaning set forth in Section 8.06.
                                                            ------------

          "S & P" means Standard & Poor's Corporation, and its successors.

          "Securities" means the debt instruments issued pursuant to the Indenture.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X as promulgated by the Securities and Exchange Commission.

          "Stated Amount" means, with respect to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any condition to drawing thereon could be met).

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision.

          "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter incurred) that is subordinate or junior in right of payment of the Notes.

          "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the outstanding

Capital Stock (or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, general partners, managers, managing members, managing partners or trustees thereof or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity) is at the time owned or controlled, directly or indirectly, by (a) the Company, (b) the Company and one or more Subsidiaries or (c) one or more Subsidiaries.

          "Swing Loan" means an extension of credit by the Swing Loan Bank under
Article II in the form of a Swing Loan.

          "Swing Loan Bank" means Credit Suisse, its successors and permitted assigns.

          "Swing Loan Commitment" means the commitment of the Swing Loan Bank to make loans from time to time pursuant to Section 2.01(b) in an aggregate amount
                                         ---------------
not to exceed on any date the amount of $10,000,000 (in minimum increments of $1,000,000 with additional increments of $500,000), as the same shall be reduced as a result of a reduction in the Swing Loan Commitment pursuant to
Section 4.02, Section 4.03 and Article IX; provided that the Swing Loan
------------  ------------     ----------
Commitment is a part of the combined Total Commitments, rather than a separate, independent commitment.

          "Swing Loan Participation Certificate" means a participation certificate substantially in the form of Exhibit 2.14.
                                         ------------

          "Threshold Debt" has the meaning set forth in Section 9.01(d).
                                                        ---------------

          "Total Commitment" means all Commitments of all of the Banks, which on the Effective Date is $100,000,000 and may be reduced from time to time pursuant to Section 4.02, Section 4.03 or Article IX and by the election of any Bank not
   ------------  --------------------------
to participate in the Maturity Date Extension Option.

          "Total Debt" means, as of any date of determination, the total Debt of the Company and its consolidated Subsidiaries.

          "Total Unutilized Commitment" means the aggregate Unutilized Commitment for all of the Banks.

          "Type" has the meaning set forth in Section 1.02.
                                              ------------

          "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code and based upon the actuarial assumption in the Plan.
                            ---------

          "Unpaid Drawing" has the meaning specified in Section 3.04(a).
                                                        ---------------

          "Unutilized Commitment" for any Bank, at any time, means the remainder of (a) such Bank's Commitment at such time less (b) the sum of (i) the outstanding Loans (excluding Swing Loans) made by such Bank and (ii) the product of (A) the Letter of Credit Outstandings at such time multiplied by (B) such Bank's Percentage Participation.

          "Up Front Fee" has the meaning specified in Section 4.01(a).
                                                      ---------------

          "Voting Stock" of any Person, means, with respect to a corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

          "Wachovia Credit Facility" means the credit facility under that certain Revolving Line of Credit Agreement, dated November 2, 1987, by and between the Company and Wachovia Bank and Trust Company, N.A., providing up to $20,000,000 of credit borrowings, including any related notes, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Wholly Owned Subsidiary" of any Person, means a Subsidiary of such Person all the outstanding Capital Stock or other ownership interests or, in the case of a limited partnership, all the partners' Capital Stock (other than up to a 2% general partner interests), of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Types of Loans and Borrowings. Loans and Borrowings
                         -----------------------------
hereunder are distinguished by "Type". The Type of a Loan refers to the determination whether such Loan is a Eurodollar Rate Loan or a Base Rate Loan. The Type of a Borrowing refers to the determination whether such Borrowing is a Eurodollar Rate Borrowing or a Base Rate Borrowing.

          SECTION 1.03.  Accounting Terms and Determinations. Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article VIII to eliminate the effect of the change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Majority Banks wish to amend Article VIII for such purposes), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant changes in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Majority Banks.

          SECTION 1.04.  Computation of Time Periods. In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word

"from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                  ARTICLE II

                                     LOANS

          SECTION 2.01(a).  Commitment. Subject to and upon the terms and
                            ----------
conditions herein set forth, each Bank severally agrees at any time and from time to time on and after the Effective Date and prior to the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans, to make and maintain a Loan or Loans to the Company, which Loans (a) shall, at the option of the Company, be made and maintained pursuant to one or more Borrowings comprised of Base Rate Loans or Eurodollar Rate Loans; provided that, except as otherwise specifically provided herein, all Loans comprising all or a portion of the same Borrowing shall at all times be of the same Type, (b) shall be repaid and may be reborrowed in accordance with the provisions hereof and (c) (including Swing Loans) shall, in the aggregate, not exceed the total principal amount at any time outstanding that amount which, when added to the product of such Bank's Percentage Participation of the Letter of Credit Outstandings at such time, equals the Commitment of such Bank. Notwithstanding the foregoing, the sum of the aggregate outstanding principal amount of the Loans of all Banks plus (i) the Letter of Credit Outstandings and (ii) the outstanding principal amount of the Debt of the Company permitted under Section 8.04(b)(i)(A), shall at no time
                                        ---------------------
exceed the Total Commitment.

          SECTION 2.01(b).  Swing Loan Commitment. Subject to the terms and
                            ---------------------
conditions of this Agreement, the Swing Loan Bank agrees to make one or more Loans to the Company (each such loan, a "Swing Loan") from time to time on any
                                         ----------
Business Day during the period from the Effective Date to the Maturity Date, in an aggregate amount not to exceed the Swing Loan Commitment; provided, however, that, after giving effect to any Borrowing of Swing Loans, the aggregate outstanding amount of all Loans of the Banks plus (i)_the Letter of Credit Outstanding and (ii) the outstanding principal amount of the Debt of the
                   --------
Company permitted under Section 8.04(b)(i)(A), shall not at any time exceed the
                        ---------------------
Total Commitment; and provided further, that the aggregate outstanding principal amount of any Bank's Loans (excluding Swing Loans) when added to the product of such Bank's Percentage Participation of (i) Swing Loans and (ii) Letter of Credit Outstandings, shall not at any time exceed such Bank's Commitment. Within the limits of the Swing Loan Commitment, and subject to the other terms and conditions hereof, the Company may borrow Swing Loans under this subsection
                                                                 ----------
2.01(b), prepay Swing Loans under Section 4.04 and reborrow Swing Loans under
------                            ------------
subsection 2.01(b).
------------------

          SECTION 2.02.  Minimum Amount of Each Borrowing. The aggregate
                         --------------------------------
principal amount of each Borrowing, shall not be less than the lesser of (a) $5,000,000 and, if greater, shall be an integral multiple of $1,000,000 and (b) the Total Unutilized Commitment. More than one Borrowing may occur on the same day but at no time shall there be outstanding more than ten Borrowings of Eurodollar Rate Loans.

          SECTION 2.03. Notice of Borrowing. (a) Whenever the Company desires to
                        -------------------
make a Borrowing hereunder, the Company shall give written notice (a " Notice of
                                                                       ---------
Borrowing") (or telephonic notice promptly confirmed in writing) to the Agent
---------
(i) in the case of a Borrowing to be comprised of Base Rate Loans, not later than 11:00 a.m. (New York time) one Business Day prior to the Borrowing Date for such Borrowing and (ii) in the case of a Borrowing comprised of Eurodollar Rate Loans, not later than 11:00 a.m. (New York time) three Business Days prior to the Borrowing Date for such Borrowing. Each Notice of Borrowing shall be irrevocable and shall be in the form of Exhibit 2.03 specifying (A) the
                                        ------------
aggregate principal amount of the Loans to be made pursuant to such Borrowing,
(B) the Borrowing Date (which shall be a Business Day), (C) whether such Loans are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and
 (D) if the proposed Borrowing is to be comprised of Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Company may submit one or more Notices of Borrowing on any Business Day.

          (b) The Agent shall promptly give the Banks written notice or telephonic notice (promptly confirmed in writing) of each proposed Borrowing under Section 2.03(a) above, of each Bank's proportionate share thereof and of
      --------------
the other matters covered by each Notice of Borrowing.

          (c)  Swing Loans. Each Borrowing of Swing Loans shall be made upon the
               ------------
irrevocable written notice by the Company delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent at or prior to 11:00 a.m. (New York time) on the requested Borrowing Date, specifying: (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 with additional increments of $500,000; and (ii) the Borrowing Date, which shall be a Business Day. All Swing Loans shall be Base Rate Loans.

          SECTION 2.04.  Disbursement of Funds. (a) No later than 1:00 p.m. (New
                         ---------------------
York time) on the Borrowing Date each Bank will, except with respect to borrowing of Swing Loans, make available its pro rata portion of the amount of such Borrowing in U.S. dollars and in immediately available funds at the Payment Office. The Agent will credit in immediately available funds the amounts so received to the general deposit account of the Company with the Agent or such other single account as directed in writing by the Company. The Swing Loan Bank will make available to the Company at its account at the Swing Loan Bank or such other single account as directed in writing by the Company, no later than 2:30 p.m. (New York time) on the requested Borrowing Date, in immediately available funds, the proceeds of the Swing Loans being made on such date.

          (b) Unless the Agent shall have been notified by any Bank prior to the Borrowing Date that such Bank does not intend to make available to the Agent such Bank's portion of the Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two Business Days after demand therefor. The Agent shall also be entitled to recover interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, (i) from such Bank at a rate per annum equal to the lesser of (A) the Highest Lawful Rate or (B) the Federal Funds Rate or (ii) from the Company at a rate per annum equal to the lesser of
(A) the Highest Lawful Rate or (B) the applicable Margin plus the relevant Eurodollar Rate or Base Rate, as applicable. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

          SECTION 2.05. Notes. (a) The Company's obligation to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit 2.05 hereto with blanks appropriately completed in conformity
        ------------
herewith (each a "Note" and collectively, the "Notes"), which Note shall (i) be
                  ----                         -----
payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank, (iii) be payable prior to maturity as provided in Article IV and mature, with respect to the
                                 ----------
Loans evidenced thereby, on the Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and
                          ------------
Eurodollar Rate Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement, and, to the extent applicable, the other Loan Documents.

          (b) Each Bank will note on its internal records, to the extent applicable, the date, amount, Type and Interest Period for each Loan made by such Bank to the Company hereunder, and the amount of each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligation in respect of such Loans.

          SECTION 2.06. Conversions and Continuances. The Company shall have the
                        ----------------------------
option to convert on any Business Day all or a portion of the outstanding principal amount of one Type of its Loans made pursuant to one or more Borrowings into a Borrowing or Borrowings of the other Type of Loans provided, that (a) except as otherwise provided in Section 2.11, no partial conversion of
                                         ------------
Eurodollar Rate Loans shall reduce the outstanding principal amount of Eurodollar Rate Loans made pursuant to any single Borrowing to less than $5,000,000 (b) Base Rate Loans may only be converted into Eurodollar Rate Loans, and Eurodollar Rate Loans may only be continued as further Eurodollar Rate Loans, if and only if, in either case no Default or Event of Default is in existence on the date of the conversion or continuance and (c) no Swing Loans may be converted to Eurodollar Rate Loans. Each such conversion or continuance shall be effect by the Company giving the Agent notice (each a "Notice of
                                                                ---------
Conversion") prior to 10:00 a.m. (New York time) (i) at least three Business
----------
Days prior to the date of such conversion or continuance in the case of a conversion into or continuance as Eurodollar Rate Loans and (ii) on the

Business Day of such conversion or continuance in the case of a conversion into or continuance as Base Rate Loans, specifying each Type of Borrowing (or portions thereof) to be so converted and, if to be converted into or continuance as Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give the Banks written or telephonic notice (promptly confirmed in writing) of any such proposed conversion affecting any of its Loans.

          SECTION 2.07.  Pro Rata Borrowings. Other than as set forth in Section
                         -------------------                             -------
2.14 with respect to Swing Loans, all Borrowings under this Agreement shall be
----
incurred from the Banks pro rata on the basis of their respective Percentage Participations. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          SECTION 2.08  Interest. (a) Subject to Section 11.08, the Company
                        --------                 -------------
agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the respective Borrowing to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the Base Rate in effect from time to time. Interest on Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          (b)  Subject to Section 11.08, the Company agrees to pay interest in
                          -------------
respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the respective Borrowing to maturity (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the relevant Eurodollar Rate for such Interest Period.

          (c)  Subject to Section 11.08, overdue principal and, to the extent
                          -------------
permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate per annum in effect from time to time plus 2% (such lesser rate of interest being the "Default Rate"); provided, that no Loan shall
                                   ------------
bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than the lesser of (i) the rate of interest applicable thereto at maturity and (ii) the Hightest Lawful Rate.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of Eurodollar Rate Loans (A) on the last day of the Interest Period applicable thereto and in the case of any Interest Period in excess of three months, at three months intervals and on the last day of such Interest Period and (B) on the date of any voluntary prepayment, or mandatory prepayment or any conversion with respect to such Eurodollar Rate Loan, (ii) in respect of each Base Rate Loan (A) on each Designated Payment Date and (B) on the date of any voluntary or mandatory prepayment or any conversion with respect to such Base Rate Loan and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Eurodollar Rate for any Interest Period, shall notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Loans set forth in Section 2.08(d) the Agent shall notify the Company by
                   ---------------
telecopy of the amount of interest due by the Company on all outstanding Loans on the applicable due date.

          SECTION 2.09  Interest Periods. (a) At the time the Company gives any
                        ----------------
Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion or continuance into, a Eurodollar Rate Borrowing, the Company shall have the right to elect, by giving the Agent on the dates and at the times specified in Section 2.03 or Section 2.06, as the case may be, notice of the
             ------------    ------------
interest period (each an "Interest Period") applicable to such Eurodollar Rate
                          ---------------
Borrowing, which Interest Period shall be either a one, two, three or six month period, or such longer period as the Agent in its reasonable discretion may determine is available at the relevant time; provided, that:

               (i) all Loans comprising a Eurodollar Rate Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Rate Borrowing shall commence on the date of such Eurodollar Rate Borrowing (including the date of any conversion thereto pursuant to Section 2.06) and
                                                               ------------
     each Interest Period occurring thereafter in respect of such Eurodollar Rate Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (iii) if any Interest Period relating to a Borrower of Eurodollar Rate Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period in respect of a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v)   no Interest Period shall extend beyond the Maturity Date;
     and

               (vi) at no time shall there be more than ten Interest Periods in effect under this Agreement.

          (b) If upon the expiration of any Interest Period applicable to a Eurodollar Rate Borrowing, the Company has failed to elect a new Interest Period to be applicable to such Borrowing as provided above, the Company shall be deemed to have elected to convert such Borrowing into a Base Rate Borrowing effective as of the expiration date of such current Interest Period.

          SECTION 2.10  Interest Rate Not Ascertainable. In the event that the
                        -------------------------------
Agent shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Agent shall forthwith give notice to the Company and to the Banks of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Bank to make Eurodollar Rate Loans shall be suspended.

     SECTION 2.11  Reserve Requirements; Change in Circumstances. (a)
                   ---------------------------------------------
Notwithstanding any other provision herein, but subject to Section 11.08, if
                                                           -------------
after the Execution Date the application or effectiveness of any applicable law or regulation or any change in application or effectiveness of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof, or compliance by any Bank with any applicable guideline or request made after the Execution Date from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Loan made by such Bank or any other fees or amount payable hereunder (other than (x) taxes imposed on the overall net income of such Bank or its Applicable Lending Office or franchise taxes imposed upon it by the jurisdiction in which such Bank or its Applicable Lending Office has an office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or (iii) shall impose on such Bank, or the Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank. Nothwithstanding the foregoing, in no event shall the compensation payable under this paragraph (to the extent, if any, constituting interest under applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents, exceed the Highest Lawful Rate.

          (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank as a consequence of, or with reference to, such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then, from time to time, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction by such Bank. Notwithstanding the foregoing, in no event shall the compensation payable under this paragraph (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes or the other Loan Documents, exceed the Highest Lawful Rate.

          (c) Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section, as promptly as practicable, and in any event within 60 days after it becomes aware thereof provided that in the event such notification is given after 60 days after such Bank becomes aware thereof, such Bank shall be entitled to recover only those amounts otherwise recoverable hereunder which accrue after the date of such notice. A certificate of a Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank as specified in paragraph (a) or (b) above, as the case may be and (ii) the calculation of such amount or amounts under clause
(a)(i), shall be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate as will reasonably compensate such Bank for such matters within 30 days after its receipt of the same. Upon the request of the Company, each Bank agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Loans due to it affected by the matters described in subsection (a) and
(b) above, if such designation will avoid or reduce the liability of the Company to such Bank under this Section so long as such designation is not materially disadvantageous to such Bank as determined by such Bank in its reasonable discretion.

          (d) Except as expressly provided in subsection (c) above, failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period.

          (e) In the event any Bank shall seek compensation pursuant to this Section or shall fail to fund any of its Loans in accordance with this Agreement, the

Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitment of such Bank and to purchase its outstanding Loans, other Obligations and Notes. Each Bank requesting compensation pursuant to this Section agrees to sell its Commitment, Loans, other Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to subsection (c) above to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, such other Obligations and Notes plus all other fees, amounts and compensation due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, other Obligations, Notes and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note.

          SECTION 2.12.  Change in Legality.  (a) Notwithstanding anything to
                         ------------------
the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall in the reasonable determination of a Bank or its legal counsel make it unlawful for any Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby, then, by prompt written notice to the Company and to the Agent, such Bank may:

               (i) declare that Eurodollar Rate Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Rate Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

               (ii) require that all outstanding Eurodollar Rate Loans made by it be converted to Base Rate Loans, in which event (A) all such Eurodollar Rate Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such Eurodollar Rate Loans.

Each Bank agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Eurodollar Loans due to it affected by this Section, if such designation will avoid the illegality described in this Section so long as such designation will not be materially disadvantageous to such Bank as determined by such Bank in its reasonable discretion.

          (b) For purposes of this Section, a notice to the Company (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

          (c) In the event any Bank shall give a notice to the Company pursuant to this Section or Section 3.05, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitment of such Bank and to purchase its outstanding Loans, Obligations and Notes. Each Bank giving a notice to the Company pursuant to this Section agrees to sell its Commitment, Loans, Obligations, Notes and interest in this Agreement and the other Loan Documents to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Obligations and Notes plus all other fees, amounts and compensation due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Obligations, Notes and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note.

          SECTION 2.13.  INDEMNITY.  THE COMPANY SHALL INDEMNIFY EACH BANK
                         ---------
AGAINST ANY LOSS OR REASONABLE EXPENSE WHICH SUCH BANK MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE COMPANY TO FULFILL ON THE DATE OF ANY BORROWING HEREUNDER THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE V, (B) IF,
                                                           ---------
FOR ANY REASON (OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH
BANK), A BORROWING OF OR A CONVERSION FROM OR INTO EURODOLLAR RATE LOANS DOES NOT OCCUR ON THE DATE SPECIFIED THEREFOR IN A NOTICE OF BORROWING OR NOTICE OF CONVERSION, (C) ANY PAYMENT, PREPAYMENT OR CONVERSION OF A EURODOLLAR RATE LOAN REQUIRED BY ANY PROVISION OF THIS AGREEMENT (OTHER THAN SECTION 2.12) OR OTHERWISE MADE ON A DATE OTHER THAN THE LAST DAY OF THE APPLICABLE INTEREST PERIOD, (D) ANY DEFAULT IN THE PAYMENT OR PREPAYMENT OF THE PRINCIPAL AMOUNT
OF ANY LOAN OR ANY PART THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF, BY NOTICE OF PREPAYMENT OR OTHERWISE) OR
(E) THE OCCURRENCE OF ANY EVENT OF DEFAULT, INCLUDING, IN THE CASE OF ANY OF THE EVENTS SET FORTH IN CLAUSES (A) THROUGH (D) OF THIS SECTION, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN SUCH LOAN OR ANY PART THEREOF AS A EURODOLLAR RATE LOAN. FOR PURPOSES OF THIS SECTION, "LOSS OR REASONABLE EXPENSE" SHALL MEAN AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY EACH BANK OF (I) ITS ACTUAL COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID OR CONVERTED OR NOT BORROWED (BASED ON THE THEN APPLICABLE EURODOLLAR RATE) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT OR CONVERSION OR FAILURE TO BORROW TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW, THE INTEREST PERIOD FOR THE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE TO BORROW) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH BANK) THAT WOULD BE REALIZED BY SUCH BANK IN REEMPLOYING THE FUNDS SO PAID, PREPAID OR CONVERTED OR NOT BORROWED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE. EACH BANK WILL NOTIFY THE COMPANY THROUGH THE AGENT OF ANY LOSS OR EXPENSE WHICH WILL ENTITLE SUCH BANK TO COMPENSATION PURSUANT TO THIS SECTION, AS PROMPTLY AS POSSIBLE AND IN ANY EVENT WITHIN 60 DAYS AFTER IT BECOMES AWARE THEREOF PROVIDED THAT IN THE EVENT SUCH NOTIFICATION IS GIVEN AFTER 60 DAYS AFTER SUCH BANK BECOMES AWARE THEREOF, SUCH BANK SHALL BE ENTITLED TO RECOVER ONLY THOSE AMOUNTS OTHERWISE RECOVERABLE HEREUNDER WHICH ACCRUE AFTER THE DATE OF SUCH NOTICE. A CERTIFICATE OF EACH BANK SETTING FORTH ANY AMOUNT OR AMOUNTS WHICH SUCH BANK IS ENTITLED TO RECEIVE PURSUANT TO THIS SECTION SHALL BE DELIVERED TO THE COMPANY (WITH A COPY TO THE AGENT) AND SHALL BE CONCLUSIVE, IF MADE IN GOOD FAITH, ABSENT MANIFEST ERROR. THE

COMPANY SHALL PAY TO THE AGENT FOR THE ACCOUNT OF EACH BANK THE AMOUNT SHOWN AS DUE ON ANY CERTIFICATE WITHIN 30 DAYS AFTER ITS RECEIPT OF THE SAME. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THE COMPENSATION PAYABLE UNDER THIS SECTION (TO THE EXTENT, IF ANY, CONSTITUTING INTEREST UNDER APPLICABLE
LAWS) TOGETHER WITH ALL AMOUNTS CONSTITUTING INTEREST UNDER APPLICABLE LAWS AND PAYABLE IN CONNECTION WITH THIS AGREEMENT OR THE NOTES, EXCEED THE HIGHEST LAWFUL RATE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE COMPANY HEREUNDER, THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, THE PAYMENT OF THE OBLIGATIONS AND THE ASSIGNMENT OF ANY OF THE NOTES.

          SECTION 2.14. Special Provisions for Swing Loans.
                        ------------------------------------

          (a)  Banks to Make Revolving Loans.
               ------------------------------

               (i) The Swing Loan Bank, at any time in its discretion, upon written request to the Banks through the Agent (with a copy to the applicable Company) on or before 11.00 a.m. (New York time) on the requested Borrowing Date (which shall be a Business Day), may require each Bank (including the Swing Loan
Bank) to make a Base Rate Loan in an amount equal to such Bank's Percentage Participation of the outstanding Swing Loans. Promptly upon receipt of any such request, the Agent shall give notice thereof to the Banks. The Agent shall apply the proceeds of such Loans to prepay the Swing Loans of the Swing Loan Bank; provided, however, that the Agent shall be obligated to make the proceeds of such Loans available only to the extent received by it from the Banks. All Loans made pursuant to this Section 2.14(a) shall be Base Rate Loans.
                            ---------------

               (ii) In the event the Agent advances proceeds from any Loan to the Swing Loan Bank and one or more of the Banks (other than the Swing Loan
Bank) fail to fund all or any portion of such Loan immediately upon receipt of notice from the Agent, then the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two Business Days after demand therefor. The Agent shall also be entitled to recover from either such Bank or the Company interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, (i) from such Bank at a rate per annum equal to the lesser of (A) the Highest Lawful Rate or (B) the Federal Funds Rate or (ii) from the Company at a rate per annum equal to the lesser of (A) the Highest Lawful Rate or (B) the applicable Margin plus the Base Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

          (b)  Participations in Swing Loans.
               -----------------------------

               (i)  If, at any time prior to the making of Loans pursuant to
Section 2.14(a)(i) hereof, any Event of Default shall have occurred, each Bank,
------------------
on the date such Loan was to have been made or, if no request for Loans had been made pursuant to Section 2.14(a)(i) hereof, promptly upon request by the
                      ------------------
Swing Loan Bank delivered
to the Agent, shall purchase an undivided participation interest in all outstanding Swing Loans in an amount equal to its Percentage Participation times the outstanding amount of such Swing Loans. Each Bank (other than the Swing Loan
Bank) will transfer immediately to the Swing Loan Bank, in immediately available funds, the amount of its participation and, upon receipt thereof, the Swing Loan Bank will deliver to such other Bank a Swing Loan Participation Certificate, dated the date of receipt of such funds and in the amount of such Bank's participation.

               (ii) Whenever, at any time after the Swing Loan Bank has received from any other Bank such other Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such other Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that any payment received by the Swing Loan Bank is required to be returned, such other Bank will return to the Swing Loan Bank any portion thereof previously distributed to it.

          (c)  Acknowledged Privity.  The Company expressly agrees that, in
               --------------------
respect of each Bank's funded participation interest in any Swing Loan, such Bank shall be deemed to be in privity of contract with the Company and have the same rights and remedies against the Company under the Loan Documents as if such funded participation interest in such Swing Loan were a Loan.

          (d)  Unconditional Obligation.  Each Bank's obligation to make the
               ------------------------
Loans or to purchase participation interests in the Swing Loans as provided in this Section 2.14 shall be absolute and unconditional and shall not be affected
     ------------
by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Loan Bank, the Company or any other Person for any reason whatsoever, (ii) the existence of any Default or Event of Default at any time
(iii) the occurrence of any event or existence of any condition that might have a Material Adverse Effect, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                                  ARTICLE III

                               LETTERS OF CREDIT

          SECTION 3.01.  Letters of Credit. (a) Subject to and upon the terms
                         -----------------
and conditions herein set forth, the Issuing Bank agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans, following its receipt of a Letter of Credit Request, issue for the account of the Company and in support of the obligations of the Company, one or more irrevocable letters of credit (all such letters of credit collectively, the "Letters of Credit" and individually, a "Letter of Credit"); provided that the
 -----------------                       ----------------
Issuing Bank shall not issue any Letter of Credit if at the time of such issuance:

               (i) the Stated Amount of such Letter of Credit shall be greater than an amount which when added to (x) the Letter of Credit Outstandings at such time (y) the aggregate principal amount of all Loans then outstanding and (z) the outstanding principal amount of the Debt of the Company allowed under Section 8.04(b)(i)(A), would exceed the Total
                               ---------------------
     Commitment; or


               (ii) the Stated Amount of such Letter of Credit shall be greater than an amount which when added to the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Limit; or

               (iii) the expiry date or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit is a date that is later than the earlier to occur of (i) a date which is one year after the date of issuance or (ii) the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans.

          (b) the Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in Section 5.02 are not satisfied or, after giving effect to such renewal,
         ------------
the expiry date of such Letter of Credit would be a date that is later than the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans.

          SECTION 3.02. Letter of Credit Requests. (a) Whenever the Company
                        -------------------------
desires that a Letter of Credit be issued for its account or that the existing expiry date shall be extended, it shall give the Issuing Bank (with copies to be sent to the Agent and each other Bank) (i) in the case of a Letter of Credit to be issued, at least five Business Days' prior written request therefor and
(ii) in the case of the extension of the existing expiry date of any Letter of Credit, at least five Business Days' prior written request to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Company and shall be in the form of Exhibit 3.02 attached hereto
                                                    ------------
(each a "Letter of Credit Request") and, in the case of the issuance of each
         ------------------------
Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates documents and other papers and information as the Issuing Bank or any Bank (through the Agent) may reasonably request. Each Letter of Credit shall be denominated in U.S. dollars, shall expire no later than the date specified in Section 3.01, shall
                                                          ------------
not be in an amount greater than is permitted under clauses (ii) or (iii) of
Section 3.01(a) and shall be in such form as may be reasonably approved from
---------------
time to time by the Issuing Bank and the Company.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of this Agreement. Unless the Issuing Bank has received notice from any Bank before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in Article V are
                                                                 ---------
not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank may issue the requested Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Company, the Agent and each Bank of such issuance or extension.

          SECTION 3.03.  Letter of Credit Participations.  (a) All Letters of
                         -------------------------------
Credit issued subsequent hereto shall be deemed to have been sold and transferred by the Issuing Bank to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Percentage Participation in each such Letter of Credit (including extensions of the expiry date thereof), each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement and the other Loan Documents with respect thereto.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit and applicable law.

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 3.04(a), such Issuing Bank shall
                                 ---------------
promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Bank's Percentage Participation of such unreimbursed payment in U. S. dollars and in same day funds. If the Agent so notifies, prior to 10:00 a.m. (New York time) on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make available to the Agent for the account of such Issuing Bank such Bank's Percentage Participation of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Percentage Participation of the amount of such payment available to the Agent for the account of such Issuing Bank, such Bank agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the lesser of (i) the Federal Funds Rate and (ii) the Highest Lawful Rate. The failure of any Bank to make available to the Agent for the account of such Issuing Bank, its Percentage Participation of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage Participation of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of such Issuing Bank such other Bank's Percentage Participation of any such payment.

          (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Banks pursuant to clause (b) above, such Issuing Bank shall pay promptly to the Agent and the Agent shall promptly pay to each Bank which has paid its Percentage Participation thereof, in U.S. dollars and in same day funds, an amount equal to such Bank's Percentage Participation thereof together with any interest on such reimbursement obligation allocable to such Bank's Percentage Participation paid by the Company to such Issuing Bank pursuant to Section 3.04(a) and received by the Agent.
            ---------------

          (e) The obligations of the Banks to make payments (other than payments resulting solely from the gross negligence or wilfull misconduct of the Issuing Bank) to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Agent, any Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

               (v)    the occurrence of any Default or Event of Default.

          SECTION 3.04.  Agreement to Repay Letter of Credit Drawings. (a) Upon
                         --------------------------------------------
the receipt by the Issuing Bank of any Drawing from a beneficiary under a Letter of Credit, the Issuing Bank promptly will provide the Agent, the Banks and the Company with telecopy notice thereof. The Company hereby agrees to reimburse such Issuing Bank by making payment to the Agent in immediately available funds at the Payment office, for any payment made by the Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid
                                                                       ------
Drawing"). Such reimbursement payment shall be due and payable (x) not later
-------
than 2:00 p.m. (New York time) on the date the Issuing Bank notifies the Company of such Drawing, if such notice is received at or before 11:00 a.m. (New York time) on such date, or (y) not later than 11:00 a.m. (New York time) on the first Business Day succeeding the date such notice is received, if such notice is received after 11:00 a.m. (New York time). The Company shall pay interest on the amount so paid by the Issuing Bank, to the extent not reimbursed on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Default Rate, such interest to be payable on demand.

          (b) The Company's obligations under this Section to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including such Issuing Bank in its capacity as the issuer of a Letter of Credit or any Bank as a participant therein), including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of
                          -------
Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, unless such matter arises out of the gross negligence or willful misconduct of the Issuing Bank in paying such Drawing.

          (c) The Company also agrees with the Issuing Bank and the Banks that the Issuing Bank shall not be responsible for, and the Company's reimbursement obligations under subsection (a) above shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between the Company and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee other than the gross negligence or willful misconduct of the Issuing Bank in paying such Drawing.

          (d) THE ISSUING BANK SHALL NOT BE LIABLE FOR ANY ERROR, OMISSION, INTERRUPTION OR DELAY IN TRANSMISSION, DISPATCH OR DELIVERY OF ANY MESSAGE OR ADVICE, HOWEVER TRANSMITTED, IN CONNECTION WITH ANY LETTER OF CREDIT, BUT SHALL BE LIABLE FOR ERRORS OR OMISSIONS CAUSED BY SUCH ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE COMPANY AGREES TO INDEMNIFY THE ISSUING BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS AND HOLD SUCH PARTIES HARMLESS FROM ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES (INCLUDING REASONABLE ATTORNEYS FEES) ARISING OUT OF OR RESULTING FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT WHICH ACTION TAKEN OR OMITTED WAS CAUSED BY SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE. THE COMPANY AGREES THAT ANY ACTION TAKEN OR OMITTED BY AN ISSUING BANK UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR
THE RELATED DRAFTS OR DOCUMENTS, IF DONE IN ACCORDANCE WITH THE STANDARDS OF CARE SPECIFIED IN THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (AND ANY SUBSEQUENT REVISIONS THEREOF APPROVED BY A CONGRESS OF THE INTERNATIONAL CHAMBER OF COMMERCE AND ADHERED TO BY THE ISSUING BANKS) AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK, SHALL NOT RESULT IN ANY LIABILITY OF AN ISSUING BANK TO THE COMPANY.

          SECTION 3.05.  Increased Costs.  (a) Notwithstanding any other
                         ---------------
provision herein, but subject to Section 11.08, if any Bank shall have
                                 -------------
determined in good faith that any law, rule, regulation or guideline or the application or effectiveness of any applicable law or regulation or any change in applicable law or regulation or any change after the Execution Date in the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Bank or (ii) shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Bank of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by any Bank hereunder with respect to Letters of Credit, by an amount deemed by such Bank to be material, then, from time to time, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost or reduction by such Bank. Notwithstanding the foregoing, in no event shall the compensation payable under this paragraph (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes or the other Loan Documents, exceed the Highest Lawful Rate.

          (b) Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to subsection (a) above, as promptly as practicable, and in any event within 30 days after it becomes aware thereof provided that in the event such notification is given after 60 days after such Bank becomes aware thereof, such Bank shall be entitled to recover only those amounts otherwise recoverable hereunder which accrue after the date of such notice. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in subsection (a) above may be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.

          SECTION 3.06.  Conflict between Applications and Agreement. To the
                         -------------------------------------------
extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                                  ARTICLE IV

                          FEES; COMMITMENTS; PAYMENTS

          SECTION 4.01 Fees. (a) The Company agrees to pay to the Agent on the
                       ----
Execution Date for pro rata distribution to the Banks (based upon their respective Percentage Participations in the amount of the Total Commitment) a fee equal to 0.25% of the Total Commitment (the "Up Front Fee").
                                                 ------------

          (b) The Company agrees to pay to the Agent for distribution to each Bank a Commitment fee (the "Commitment Fee") for the period from the Execution
                            --------------
Date to the date upon which the Total Commitment shall have been terminated, computed at a rate equal to 0.375% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Fees shall be calculated to the day immediately preceding each Designated Payment Date and to the date immediately preceding such date upon which the Total Commitment is terminated and shall be due and payable in arrears on each Designated Payment Date commencing June 30, 1995 and on the date upon which the Total Commitment is terminated. The Commitment Fee (i) shall be paid in immediately available funds and (ii) shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

          (c) The Company agrees to pay to the Agent for pro rata distribution to the Banks (based upon their respective Percentage Participations) a fee in respect of each Letter of Credit issued for the account of the Company (the "Letter of Credit Fee"), for the period from the date of issuance of such Letter
 --------------------
of Credit to the expiry date of such Letter of Credit, computed at the rate of 1% per annum on the daily average Stated Amount of each Letter of Credit. The Company agrees to pay to the Issuing Bank, for its own account, a fee in respect of each Letter of Credit issued for the account of the Company, for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit, computed at the rate of 0.1% per annum on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees and fees due to the Issuing Bank pursuant to this Section shall be due and payable in arrears on each Designated Payment Date commencing June 30, 1995, and on the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans or, if earlier, on the date upon which the Total Commitment is terminated. The Letter of Credit Fees (i) will be in lieu of all commissions and fees for the Letters of Credit other than customary administrative, issuance, amendment, payment and negotiation charges, (ii) shall be paid in immediately available funds and (iii) shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

          (d) The Company agrees to pay to the Agent for its sole account an Agent's fee (the "Agent's Fee") as previously agreed to in writing by the
                  -----------
Company and the Agent. The Agent's Fee shall be due and payable on the Execution Date and on each one year anniversary of the Execution Date during the term hereof as consideration for the performance of the Agent's duties hereunder.

          (e) The Company agrees to pay to CS First Boston Corporation for its sole account an arranger fee (the "Arranger Fee") as previously agreed to in
                                   ------------
writing by the Company and CS First Boston Corporation. The Arranger Fee shall be due and payable on the Execution Date.

          (f) In no event shall the Fees payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate.

          SECTION 4.02. Voluntary Reduction of Commitment. Upon at least two
                        ---------------------------------
Business Days' prior telephonic notice confirmed in writing to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to irrevocably terminate the Unutilized Commitment in part or in whole; provided, that (a) any such reduction shall apply proportionately to the Commitment of each of the Banks and (b) any partial reduction of the Total Commitment shall be in the amount of $10,000,000 or, if greater, an integral multiple of $1,000,000. If and to the extent that the Company specifies in such notice that it desires to terminate all or any part of the Swing Loan Commitment, then (i) the Swing Loan Commitment shall be reduced by the amount so requested, (ii) the reduction shall be applied proportionately to the Commitment of each Bank and (iii) that portion of the Swing Loan Bank's Commitment not constituting a part of the Swing Loan Commitment shall be increased by the aggregate amount of the reductions applied to reduce proportionately the Commitments of each of the Banks. All reductions of the Unutilized Commitment made pursuant to this Section 4.02 shall be applied
                                                   ------------
proportionately to each of the mandatory reductions of the Total Commitment required under Section 4.03 (a) and Section 4.03(b).
               ----------------     ---------------

          SECTION 4.03.  Mandatory Reduction of Commitment. (a) The Total
                         ---------------------------------
Commitment, if not sooner terminated, shall terminate on the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans.

          (b) The Total Commitment, if not sooner reduced or terminated, shall be reduced by the Company to not more than (i) $75,000,000 on January 1, 1996 and (ii) $50,000,000 on January 1, 1997.

          (c) The Total Commitment, if not sooner terminated, shall be reduced by the total amount of all prepayments of the Loans required to be made in accordance with Section 8.11 as a result of Asset Dispositions and Section 8.03
                ------------                                       ------------
as a result of sales of Accounts Receivable. All reductions of the Unutilized Commitment made pursuant to this Section 4.03 (c) shall be applied proportionately to each of the mandatory reductions of the Total Commitment required under Section 4.03 (a) and Section 4.03(b).
               ----------------     ---------------

          (d) The Total Commitment, if not sooner terminated, shall be terminated or reduced as required by Section 4.05(c).
                                     ---------------

          (e) The reductions in the Total Commitment required by Section 4.03(b)
                                                                 ---------------
and Section 4.03(c) shall with respect to the portion thereof applied to reduce
    ---------------
the Commitment of Credit Suisse, be applied proportionately to the Swing Loan Commitment and the balance of the Credit Suisse Commitment.

          SECTION 4.04.  Voluntary Prepayments.  The Company may (x) by giving
                         ---------------------
telephonic notice (promptly confirmed in writing) by Noon (New York time) on Business Day of such prepayment, in the case of Base Rate Borrowings, and (y) upon at least three Business Days' notice, in the case of Eurodollar Rate Borrowings, in each case to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding aggregate principal amount of the Loans constituting part of the same Borrowing in whole or in part, together with accrued, unpaid interest to the date of such prepayment on the aggregate principal amount prepaid, provided that (a) no Eurodollar Rate Loan may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Company pays to the Agent for the benefit of the Banks, all sums due and payable under Section 2.13 hereof; (b) each partial prepayment shall be
                      ------------
in an initial aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $500,000; and (c) each prepayment pursuant to this Section shall be applied pro rata among the designated outstanding Loans of each of the Banks, first, to the payment of accrued and unpaid interest, then, to the outstanding principal of such Loans in the inverse order of maturity thereof.

          SECTION 4.05.  Mandatory Repayments.  (a) On the Maturity Date the
                         --------------------
Company shall pay the aggregate principal amount of the Loans outstanding on such date, together with all accrued, unpaid interest due thereon.

          (b)  Subject to Section 2.13, the Company shall repay the outstanding
                          ------------
principal amount of the Loans on any day on which the aggregate outstanding principal amount of the Loans, when added to (i) Letter of Credit Outstandings and (ii) the outstanding principal amount of the Debt of the Company allowed under Section 8.04(b)(i)(A) exceeds the Total Commitment, in the amount of such
      ---------------------
excess. If, after giving effect to the prepayment of all outstanding Loans, the Letter of Credit Outstandings exceed the difference between (i) Total Commitment and (ii) the outstanding principal amount of the Debt of the Company allowed under Section 8.04(b)(i)(A), the Company shall pay an amount of cash equal to such excess Letter of Credit Outstandings to the Agent, such cash hereby pledged and to be held as security for all obligations of the Company hereunder and under the other Loan Documents.

          (c) Upon the occurrence of a Change of Control, the Company shall pay the aggregate principal amount of the Loans outstanding, together with all accrued, unpaid interest due thereon and the Total Commitment shall terminate unless such payment and termination is waived by the Majority Banks (i) in a case where the Company is a voluntary party to the relevant transaction, prior to the effectiveness of such Change of Control or (ii) in a case where the Company is not a voluntary party to the relevant transaction, prior to the fifth day following the occurrence of such Change of Control, in each case pursuant to
Section 11.01. Such payment shall be made (i) immediately upon the occurrence of
-------------
a Change of Control in a case where the

Company is a voluntary party to the relevant transaction and (ii) within five days after any Change of Control in a case where the Company is not a voluntary party to the relevant transaction. In the event that the Company requests such a waiver the Banks will respond to such request (i) in a case where the Company is a voluntary party to the relevant transaction within ten Business Days or (ii) in a case where the Company is not a voluntary party to the relevant transaction, prior to the fifth day following the occurrence of such Change of Control; provided, that the failure of the Banks to so respond shall constitute the Majority Bank's rejection of such waiver request.

          (d) Each repayment pursuant to this Section shall be applied pro rata among the designated outstanding Loans of each of the Banks, first, to the payment of accrued and unpaid interest, then, in the case of all Loans, to the outstanding principal of such Loans.

          SECTION  4.06.  Method and Place of Payment.  Except as otherwise
                          ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than Noon (New York time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Payment Office. If the Agent fails to send to any Bank its portion of any payment timely received by the Agent by the close of business on the day such payment was received, the Agent shall pay such Bank interest on its portion of such payment at the lesser of (i) the Federal Funds Rate and (ii) the Highest Lawful Rate for the period from the day such payment was timely received by the Agent to the date such Bank's portion of such payment is sent to such Bank. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          SECTION 4.07.  Net Payments.  Except with respect to withholdings of
                         ------------
United States taxes, as provided in Section 4.08, all payments (whether of
                                    ------------
principal, interest, Fees, reimbursements or otherwise) by the Company under this Agreement shall be made without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever, other than income taxes, or franchise or similar taxes, now or hereafter imposed by any taxing authority. Except with respect to withholdings of United States taxes as provided in Section 4.08, if the making of such payments by the Company is
            ------------
prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Company shall pay to the Agent, on the date of each such payment, such additional amounts (without duplication of any amounts required to be paid by the Company pursuant to Section 2.11 or Section 3.05) as may be
                                   ------------    ------------
necessary in order that the net amounts received by the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Company shall confirm that all applicable taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of any applicable tax.

Notwithstanding the foregoing, in no event shall the compensation payable under this Section 4.07 (to the extent, if any, constituting interest under
     ------------
applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate.

          SECTION 4.08.  Tax Forms. With respect to each Bank that is organized
                         ---------
under the laws of a jurisdiction outside the United States, on the date of the initial Borrowing hereunder, and from time to time thereafter if requested by the Company or the Agent, each such Bank shall provide the Agent and the company two duly completed copies of the United States Internal Revenue Service Form 1001 (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, such documentation or other information being hereafter referred to as "Form 1001") or 4224 (or such other
                                            ---------
documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption form United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, such documentation or other information being hereafter referred to as "Form 4224"),
                                                                   ---------
as the case may be, indicating in each case that such Bank is either entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or, as the case may be, is subject to such limited deduction or withholding as it is capable of recovering in full from a source other than the Company. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224, or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.

          SECTION 4.09.  Maturity Date Extension Option. In the event the
                         ------------------------------
Company desires to extend the Maturity Date with respect to Base Rate Loans and Eurodollar Rate Loans for a period of one year form December 31, 1997 until December 31, 1998 it shall give the Agent written notice to such effect (an "Extension Request") no earlier than October 31, 1997 and no later than November
 -----------------
30, 1997. An Extension Request shall be irrevocable and must be accompanied by the Company's (a) pro forma balance sheet as of the Conversion Date and (b) the financial information and certificate described in Section 7.01(a) and Section
                                                   ---------------     -------
7.01(d) , respectively, applicable to the most recently ended quarterly
-------
accounting period of the Company. The Agent shall promptly give the Banks written notice or telephonic notice (promptly confirmed in writing) of the Company's Extension Request. Each Bank shall have the option, in its sole and absolute discretion, to extend its Commitment in accordance with the Extension Request. Any Bank electing to grant the Extension Request shall notify the Company (with a copy to the Agent and the other Banks) on or before thirty (30) days after the date of receipt of the Extension Request, which notification shall constitute an extension of such Bank's Commitment until December 31, 1998. The failure of any Bank to so notify the Company of its acceptance of the Company's Extension Request shall constitute a rejection of such Extension Request.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

          SECTION 5.01.  Conditions Precedent to the Initial Borrowing of Loans.
                         ------------------------------------------------------
The obligation of each Bank to make its initial Loan or issue a Letter of Credit for the account of the Company is subject to the following conditions:

          The Agent shall received the following, each in form and substance satisfactory to the Agent:

          (a)  this Agreement executed by each party hereto;

          (b) a Note executed by the Company and payable to the order of each Bank;

          (c) a Notice of Borrowing with respect to the Loans, if any, to be borrowed on the initial Borrowing Date meeting the requirements of Section 2.03;
                                                                   ------------

          (d) a certificate of an Officer and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and complete copies of the certificate of incorporation of the General Partner, as amended and in effect, the bylaws of the General Partner, as amended and in effect, the Amended and Restated Agreement of Limited Partnership of the Company and the resolutions adopted by the Board of Directors (A) authorizing the executing, delivery and performance by the Company of this Agreement and the other Loan Documents and the Borrowings to be made and the Letters of Credit to be issued hereunder, (B) approving the forms of the Loan Documents which will be delivered at or prior to the initial Borrowing Documents and any related documents, including, any agreement contemplated by this Agreement, (ii) the incumbency and specimen signatures of the Officers of the General Partner executing any documents on behalf of the Company (iii) (A) that the representations and warranties made by the Company in any Loan Document and which will be delivered at or prior to the date of the initial Borrowing Date are true and correct in all material respects, (B) the absence of any proceedings for the dissolution or liquidation of the Company and (C) the absence of the occurrence of any Material
Adverse Effect or the occurrence and continuance of any Default or Event of Default; (iv) that the closing under the Asset Transfer Agreement dated as of August 12, 1994 between Occidental Chemical Corporation and the Company, as amended, shall have occurred substantially as described in the Prospectus; (v) that the closing under the Underwriting Agreement dated April 21, 1995 between the Company, BCPM, BLP Finance Corporation and CS First Boston Corporation shall have occurred and the Securities shall have been issued as described in the Prospectus; and (vi) that the Wachovia Credit Agreement has been terminated;

          (e)  a favorable, signed opinions addressed to the Agent and the
Banks from the general counsel of the General Partner and counsel to the Company and from Sidley & Austin, counsel to the Company, in substantially the form attached hereto as Exhibit 5.01(e);
                   ---------------

          (f) the payment to the Agent and the Banks, as applicable, of all fees then due under Section 4.01 hereof and all other reasonable fees and
                   ------------
expenses (including the reasonable fees and disbursements pursuant to Section
                                                                      -------
11.04) to be paid on or prior to the Effective Date; and
-----

          (g) certificates of appropriate public officials as to the existence and good standing of the Company and the General Partner issued in the state of incorporation or formation and each state wherein the Company is or should be qualified to do business as a foreign entity.

          SECTION  5.02.  Conditions Precedent to All Credit Events.  The
                           -----------------------------------------
obligation of the Banks to make any Loan or to issue or extend any Letter of Credit is subject to the further conditions precedent that on the date of such Credit Event (other than any conversion of existing Loans into Base Rate Loans):

          (a)  The Effective Date shall have occurred.

          (b)  The representations and warranties set forth in Article VI,
                                                               -----------
excluding those contained in Section 6.07(a), 6.07(c) and 6.07(d), shall be
-----------------------------------------------------------------
true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and the Company shall be deemed to have certified to the Agent and the Banks that such representations and warranties are true and correct in all material respects by submitting a Notice of Borrowing or a Letter of Credit Request, as the case may be.

          (c)  The Company shall have complied with the provisions of Section
                                                                      -------
2.03 or Section 3.02, as applicable.
----    ------------

          (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

          (e) No Material Adverse Effect shall have occurred since the delivery of the Financials.

The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Company, to each of the Banks that all of the conditions specified in this Section above exist as of that time.

          SECTION 5.03.  Conditions Precedent to Conversions.  The obligation
                         -----------------------------------
of the Banks to convert any existing Borrowing into a Borrowing consisting of Eurodollar Rate Loans is subject to the condition precedent that on the date of such conversion no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion. The acceptance of the benefits of each such conversion shall constitute a representation and warranty by the Company to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion.

          SECTION 5.04.  Delivery of Documents.  All of the Notes,
                         ---------------------
certificates, legal opinions and other documents and papers referred to in this
Article V, unless otherwise specified, shall be delivered to the Agent for the
---------
account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Banks.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein and issue Letters of Credit, the Company makes, on or as of the Effective Date and the occurrence of each Credit Event (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions permitted by the Loan Documents), the following representations and warranties to the Agent and the Banks:

          SECTION 6.01.  Organization and Qualification.  Each of the Company
                         ------------------------------
and the General Partner (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (b) has the corporate or partnership power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation or foreign partnership to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, have a Material Adverse Effect.

          SECTION 6.02.  Authorization and Validity.  The Company has the power
                         --------------------------
and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents, and all such action has been duly authorized by all necessary corporate proceedings on the part of the General Partner. The General Partner has the corporate power and authority to execute and deliver as the General Partner the Loan Documents, and all of such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement enforceable in accordance with its terms and the Notes and the other Loan Documents, when duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is a proceeding in equity or at law).

          SECTION 6.03.  Governmental Consents. No authorization, consent,
                         ---------------------
approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which has not been obtained is necessary for the valid execution, delivery or performance by the Company of any Loan Document.

          SECTION 6.04.   Conflicting or Adverse Agreements or Restrictions.
                         -------------------------------------------------
Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter, bylaws or partnership agreement of the Company or any of its Subsidiaries or (b) any applicable law (including Regulation U) or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject.

          SECTION 6.05.  Title to Assets.  Each of the Company and its
                         ---------------
Subsidiaries has good and indefeasible title to all of its material assets, subject to no Liens, except those permitted hereunder. All of such assets, have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards, subject to force majeure and ordinary wear and tear excepted.

          SECTION 6.06.  Litigation. Except as described in the Prospectus or
                         ----------
as set forth on schedule 6.13, no proceedings against or affecting the Company
                -------------
or any Subsidiary are pending or, to the knowledge of the Company, threatened before any court or governmental agency or department which involve a reasonable material risk of having a Material Adverse Effect.

          SECTION 6.07.  Financial Statements, Projections and Information
                         -------------------------------------------------
Memorandum. (a) The Company has furnished to each Bank its audited consolidated
----------
balance sheet, income statement and statement of cash flow for itself and its consolidated Subsidiaries as of December 31, 1994 (the "Financials"). The
                                                        ----------
Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries as of December 31, 1994 and the results of their operations for the period then ended.

          (b) No Material Adverse Effect has occurred since the date of the Financials.

          (c) The projections with respect to the Company's income and cash distributions, balance sheet and statement of cash flows contained in the Information Memorandum, copies of which have been furnished to each Bank prior to the date hereof, were prepared in good faith on the basis of the assumptions stated in the Information Memorandum, which assumptions were believed by the Company to be reasonable in all material respects at the time made, it being recognized by the Banks and the Agent that (w) such projections relate to future events and are not to be viewed as facts or assurances, (x) actual results during the period or periods covered by any such projections ar subject to many economic and competitive uncertainties and contingencies that are beyond the control of the Company,
(y) there can be no assurances that such projections and the related financial model will be realized and (z) actual results may vary materially from the projected results.

          (d) Taken as a whole, as of the date hereof, the representations and warranties of the Company and the assertions of fact by the Company contained in this Agreement, the Information Memorandum and the Prospectus and any other certificate or document provided by the Company to the Banks and the Agent after the date of the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in such documents not misleading.

          SECTION 6.08.  Default. (a) Neither the Company nor any Subsidiary is
                         -------
in default under the provisions of any instrument evidencing any Debt or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, which defaults or violations would reasonably be expected to have a Material Adverse Effect.

          (b) Other than the Indenture, neither the Company nor any Subsidiary is a party to any material agreement evidencing any Debt of such Person with an outstanding principal amount in excess of $2,500,000 on the Execution Date.

          SECTION 6.09.  Investment Company Act.   Neither the Company nor any
                         ----------------------
Subsidiary is, or is directly or indirectly controlled by or acting on behalf of any Person which is, and "investment company," as such term is defined in the Investment Company Act of 1940.

          SECTION 6.10.  Public Utility Holding Company Act.  Neither the
                         ----------------------------------
Company nor any Subsidiary is a non-exempt "holding company" or subject to regulation as such, or, to the knowledge of the Company's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

          SECTION 6.11.  ERISA.  No material accumulated funding deficiency (as
                         -----
defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan(s). No liability to PBGC (other than required premium payments) has been or is expected by the Company to be incurred with respect to any Plan(s) by the Company or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plans which would reasonably be expected to have a Material Adverse Effect.

          SECTION 6.12.  Tax Returns and Payments.  Each of the Company and its
                         ------------------------
Subsidiaries has filed all federal income tax returns, state tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which, are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated other Loan Document to violate Regulation U, Regulation X, or any other regulation of the Board.

          SECTION 6.15. Franchises and Other Rights.  The Company and each of
                        ---------------------------
its Subsidiaries have all franchises, permits, licenses and other authority (collectively, the "Operating Rights") as are necessary to enable them to carry
                    ----------------
on their respective businesses as now being conducted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.16. Subsidiaries.  BCF Finance Corporation is the only
                        ------------
Subsidiary of the Company as of the Execution Date.

          SECTION 6.17. Solvency. As of the Effective Date, the Company
                        --------
warrants and represents that with respect to itself and each of its
Subsidiaries:

          (i) the present fair salable value of its respective assets is not less than its probable liability on its Debts, and the sum of its Debts is not greater than all of its property, at a fair valuation;

          (ii) it is able to pay its respective Debts as they mature and has not incurred any debts beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by it from any source and the amounts to be payable on or in respect of its Debts); and

          (iii) it has sufficient capital with which to conduct its respective businesses (whether currently being conducted or proposed to be conducted).

          SECTION 6.18. Material Contracts.  As of the Execution Date, the
                        ------------------
Purchase Agreements and Processing Agreements between Borden and the Company referred to in the Prospectus (a) have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, each party thereto, enforceable against such party in accordance with its terms, (b) are in full force and effect and (c) have not been amended or modified in any material respect.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

          The Company covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated, and the Obligations (other than indemnities not yet due) are paid in full:

          SECTION 7.01. Information Covenants.  The Company will furnish or
                        ---------------------
cause to be furnished the following information to each Bank and the Agent:

          (a) As soon as available, and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the

Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income and retained earnings for such quarterly period and statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material repects the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the inclusion of abbreviated footnotes.

          (b) As soon as available, and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earinings and statement of cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by Price Waterhouse LLP or other independent certified public accountants of recognized national standing.

          (c) Promptly after any Responsible Officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of

               (i) any event or condition which constitutes a Default or an Event of Default,

               (ii) any condition or event which, in the opinion of management of the Company, would reasonably be expected to have a Material Adverse Effect, or

               (iii) any condition or event with respect to which the Company has determined to issue a Current Report on Form 8-K a notice of such event or condition will be delivered to each Bank specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

          (d) At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certficate of the chief financial officer,
       ----------------     ---
treasurer or the controller of the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth (i) the name of any Subsidiary formed or acquired after the delivery of the last certificate required hereunder and (ii) the calculations required (if any, in the case of Section 8.11 and Section 8.12) to establish whether the
                    ------------     ------------
Company was in compliance with the provisions of Section 8.08, Section 8.09,
                                                 ---------------------------
Section 8.11 and Section 8.12 as at the end of such fiscal period or year, as
---------------- ------------
the case may be.

          (e) Upon request by the Agent, such environmental reports, studies and audits regarding the Company or its Subsidiaries as are in existence.

          (f) Promptly upon transmission therof, copies of any filings and registrations with, and reports to, the SEC other than reports delivered pursuant to Section 16 of the Securities and Exchange Act of 1934, which will be delivered only upon request by the Agent.

          (g) From time to time and with reasonable promptness, such other information or documents as the Agent or any Bank through the Agent may reasonably request, including, without limitation, notice of any Persons which have become Subsidiaries.

          SECTION  7.02.  Books, Records and Inspections.  The Company will
                          ------------------------------
maintain, and will permit, or cause to be permitted at such Bank's or Banks' expense, any Person designated by any Bank or the Banks in writing upon one Business Day's notice and without materially disrupting the operations of the Company or any of its Subsidiaries to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such Persons with the officers, employees and agents of the Company and its Subsidiaries and with their independent public accountants, all at such reasonable times and as often as the Agent or such Bank may reasonably request.

          SECTION  7.03.  Insurance and Maintenance of Properties. (a) Each of
                          ---------------------------------------
the Company and its Subsidiaries will keep adequately insured by financially sound and reputable insurers all of its property of a character, and in amounts and against such risks, usually insured by similar Persons engaged in the same or similar businesses, including, without limitation, insurance against fire, casualty and any other hazards normally insured against. Each of the Company and its Subsidiaries will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers and in such amounts and form as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

          (b) Subject to force majeure an ordinary wear and tear, each of the Company and its Subsidiaries will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, such that all of same will be maintained according to standards as are customary with entities of similar size to the Company in the same or similar lines of business.

          SECTION  7.04.  Payment of Taxes.  Each of the Company and its
                          ----------------
Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach therto, except for such amounts that are being contested in good faith and by appropriate proceedings and against which the Company or such Subsidiary maintains appropriate reserves in accordance with GAAP.

          SECTION 7.05.  Corporate Existence.  Subject to Section 8.02, the
                         -------------------              ------------
Company will do all things necessary to preserve and keep in full force and effect the corporate or partnership existence of the Company, and, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, to preserve the existence of the Company's Subsidiaries, and to keep in full force and effect the rights and franchises of the Company and its Subsidiaries; provided that the Company may permit the occurrence of the Conversion Date.

          SECTION 7.06.  Compliance with Statutes.  Each of the Company and its
                         ------------------------
Subsidiaries will comply with all applicable material statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          SECTION 7.07. ERISA. As soon as possible and, in any event, within ten
                        -----
days after any Responsible Officer of the Company or any of its Subsidiaries knows or has reason to know any of the following items is true and is reasonably expected to have a Material Adverse Effect, such Person will deliver or cause to be delivered to each of the Banks a certificate of the Responsible Officer of the Company setting forth details as to such occurrence and such action, if any, which such Person or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Person or ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that the Company or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termiantion of or withdrawal from a Plan or a Multiemployer Plan; and that the Company or any ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans and/or Multiemployer Plans.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

          The Company covenants and agrees, that on and after the date hereof and for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated, and the Obligations (other than indemnities not yet due) are paid in full:

          SECTION 8.01.  Change in Business. The Company will not, and will not
                         ------------------
permit any of its Subsidiaries to, engage in any business not related, ancillary or complimentary to the business conducted by the Company and/or any of its Affiliates on the Execution Date.

          SECTION 8.02.  Consolidation, Merger or Sale of Assets. The Company
                         ---------------------------------------
shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, another Person unless such transaction does not constitute a Change of Control and (a) the resulting, surviving or transferee Person or lessee (if other than the Company) shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia and such entity shall assume by the execution of such notes, credit agreement and other documentation as is satisfactory to the Agent and the Banks all of the Obligations, (b) immediately after giving effect to such transaction, no Default shall have happened and be continuing (including, without limitation, any breach of Section 8.09), and on a
                                                         ------------
pro forma basis giving effect to such transaction there has not been a breach of
Section 8.08,(c) immediately after giving effect to such transaction, the
------------
resulting, surviving or transferee Person has a Consolidated Net Worth which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction and (d) the Company shall have delivered to the Agent an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such additional loan documentation evidencing same comply with this Agreement.

          SECTION 8.03.  Liens. The Company shall not, and shall not permit any
                         -----
Subsidiary to directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Debt of any kind (other than Permitted Liens) upon any of their respective property or assets, now owned or hereafter acquired, or any income or profits therefrom, unless the Company makes or causes to be made effective provision whereby payment of the Obligations will be secured by such Lien in form satisfactory to the Agent and the Majority Banks equally and ratably for the benefit of the Banks with (or prior to) such Debt for so long as such Debt shall be secured; provided, however, (a) subject to Section 8.02(i), in the event of any sale, transfer or
                        ------------
other disposition by the Company or any Subsidiary of Accounts Receivable or of any Subsidiary substantially all the assets of which are Accounts Receivable, which sale, transfer or other disposition constitutes a "sale" under GAAP (as in effect at the time thereof), neither such sale, transfer or other disposition nor any recourse provided by the Company or any Subsidiary in connection therewith shall, in any event, constitute Debt or a Lien and (ii) all Net Available Cash from any such sale shall be applied as a mandatory repayment of the Loans and the Total

Commitment shall be reduced by the amount of such repayment and (b) that neither the satisfaction and discharge of any Debt pursuant to any indenture or other instrument governing such Debt, nor the defeasance of any Debt pursuant to any indenture or other instrument governing such Debt, shall be deemed the creation, incurrence, assumption or existence of any Lien securing Debt.

          SECTION 8.04  Limitation on Debt. (a) The Company shall not, and shall
                        ------------------
not permit any of its Subsidiaries to, directly or indirectly, issue or permit to exist any Debt.

          (b) Notwithstanding the foregoing, the Company and its Subsidiaries may issue or permit to exist the following Debt provided that after giving effect to same there shall not be in existence a Default or Event of Default:

               (i) (A) commercial paper of the Company having a maturity of 12 months or less in an aggregate principal amount not to exceed $50,000,000 outstanding at any time provided that the amount available at any time under the Total Commitment shall be decreased on on a dollar-for-dollar basis by an amount equal to the aggregate outstanding principal amount of any such commercial paper Debt at such time and (B) Debt issued pursuant to the Indenture or any Refinancing Agreement;

               (ii) Debt issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the issuer thereof;

               (iii) The Obligations, and Debt issued in exchange for, or the proceeds of which are used to Refinance either (x) the Obligations or (y) any Debt so issued or the proceeds of which are so used,; provided that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so Refinanced and (ii) the Debt so issued (i) shall have a Stated Maturity no earlier than the Stated Maturity of the Debt so Refinanced and (ii) shall have an Average Life no less than the remaining Average Life of the Debt so Refinanced;

               (iv)  Debt (other than Debt described in clause (i), (ii) or
     (iii) above) outstanding on the Effective Date or Debt issued in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (iv); provided that the principal amount of the Debt so Refinanced and the Debt so issued (A) shall have a Stated Maturity no earlier than the Stated Maturity of the Debt so Refinanced and (B) shall have an Average Life no less than the remaining Average Life of the Debt so Refinanced; and

               (v) Debt in an aggregate principal amount which, together with all other Debt of the Company then outstanding (other than Debt permitted by clauses (i) through (iv) above) does not exceed $30,000,000.

          SECTION 8.05.  Investments.  The Company will not and will not permit
                         -----------
any Subsidiary to, directly or indirectly, make or own any Investment in any Person, except:

          (a) The Company and its Subsidiaries may make and own Permitted Investments;

          (b) The Company and its Subsidiaries may continue to own Investments owned by them on the date hereof as set forth on Schedule 8.05;
                                                 -------------

          (c) The Company and its Subsidiaries may make and own Investments (i) arising out of loans and advances in the ordinary course of business; provided, however, the aggregate outstanding amount of all such loans and advances shall not exceed $1,000,000 at any time outstanding, (ii) arising out of advances made in the ordinary course of business to contract or perform services for the Company or any of its Subsidiaries, (iii) constituting accounts receivable arising in the ordinary course of business and payable within 60 days, (iv) arising out of deposits with any bank, (v) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor, or (vi) de minimis Investments each year in connection with the operations of their businesses;

          (d) The Company and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business; and


          (e)  Subject to the limitations of Section 8.04, and provided that
                                             ------------
there is not then in existence a Default or an Event of Default, the Company may acquire (i) new Subsidiaries or substantially all of the assets of any entity
(A) engaged generally in the same or related industries as the Company and its Subsidiaries, and (B) not engaged in the same or related industry as the Company and its Subsidiaries, provided, that the acquisition of assets or Capital Stock of the entities described in this Clause (B) shall have a total consideration, not in excess of 10% of the Company's Consolidated Net Tangible Assets and (ii) an interest in any entity which shall not constitute a Subsidiary (including, without limitation, the Company) after acquisition of such interest, provided that, the acquisition of assets of Capital Stock of such entities shall have a total consideration, not in excess of 5% of the Company's Consolidated Net Tangible Assets.

          SECTION 8.06.  Restricted Payments. (a) The Company shall not, and
                         -------------------
shall not permit any of its Subsidiaries, directly or indirectly, to: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving the Company (except dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) or payable to the Company or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Affiliate of the Company other than a Subsidiary or a Person which will become a Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), unless, at the time of such Restricted Payment:

               (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (B)  the Consolidated EBITDA Coverage Ratio exceeds 3.5 to 1;

               (C) Total Debt does not exceed 60% of Consolidated Net Tangible Assets on a pro forma basis as of the end of the most recently completed fiscal quarter ending at least 45 days prior to the date on which such Restricted Payment is made; and

               (D) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officer's Certificate from the Company delivered to the Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clauses (i),(ii) or
     (iii) of Section 8.06(b)) made by the Company its Subsidiaries in the
              ---------------
     fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to Available Cash of the Company for the immediately preceding fiscal quarter.

          (b)  The provisions of this Section shall not prohibit:

               (i) Any purchase, redemption, repurchase, defeasance, other acquisition or retirement (a "purchase or redemption") of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Capital Stock of the Company (other than Disqualified Capital Stock); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale (to the extent so used) shall be excluded in the calculation of the amount of Available Cash in clause Section
                                                               -------
     8.06(a)(D);
     ----------

               (ii) Any purchase or redemption of Subordinated Obligations of the Company made by exchange of, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Debt of the Company; provided, however, that such Debt shall be subordinated to the Notes to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, shall have a Stated Maturity later than the earlier of the Stated Maturity of the

     Notes and the Stated Maturity of such Subordinated Obligations and shall have an Average Life greater than the lesser of the Average Life of the Loans and the Average Life of such Subordinated Obligations; provided, further, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale (to the extent so used) shall be excluded in the calculation of the amount of Available Cash in Section 8.06(a)(D);
                                                    ------------------

               (iii) Any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 8.11; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Available Cash from such sale (to the extent so used) shall be excluded from the definition of Available Cash in Section 8.06(a)(D);or
                                              ------------------

               (iv) Dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no further Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included (when paid, but not when declared) in the calculation of the amount of Restricted Payments.

          (c) Not later than five Business Days after the declaration of any Restricted Payment, but no later than three Business Days before making any Restricted Payment the Company shall deliver to the Agent an Officers' Certificate of the Company stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
                                                                     -------
8.06 were computed, which calculations may be based upon the Company's latest
----
available financial statements.

          SECTION  8.07.  Change in Accounting; Fiscal Year. The Company will
                          ---------------------------------
not and will not permit any Subsidiary to, change its method of accounting except for immaterial changes in methods, changes permitted by GAAP in which the Company's auditors concur and changes required by GAAP. The Company shall advise the Agent in writing promptly upon making any such change to the extent same is not disclosed in the financial statements required under Section 7.01 hereof.
                                                         ------------

          SECTION  8.08.  Consolidated EBITDA Coverage Ratio.  The Company will
                          ------------------- --------------
not permit the Consolidated EBITDA Coverage Ratio to be less than 3.5:1.0.

          SECTION  8.09.  Total Debt to Consolidated Net Tangible Assets Ratio.
                          ----------------------------------------------------
The Company will not permit the ratio of Total Debt to Consolidated Net Tangible Assets to be greater than 60%.

          SECTION  8.10.  Transactions with Affiliates. The Company shall not,
                          ----------------------------
and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than (a) a Wholly Owned Subsidiary or (b) an employee stock ownership plan, unless the terms of such business, transaction or series of transactions are fair and reasonable to the Company. All such business, transactions or series of transactions that are approved by the Board of Directors (including by a majority of the Independent Committee of the Board of Directors) shall be deemed fair and reasonable to the Company. This Section, however, will not prohibit any management compensation arrangements consistent with industry practice, and all such business, transactions or series of transactions that have been completed or with respect to which agreements have been entered into prior to the date of this Agreement shall be deemed fair and reasonable to the Company.

          SECTION 8.11.  Limitation on Sales of Assets and Subsidiary Stock. The
                         --------------------------------------------------
Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless (a) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, or the board of directors of the relevant Subsidiary (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 80% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents or consists of assets in which the Company or such Subsidiary, as the case may be, would have been able to invest pursuant to the election set forth in clause
(b)(ii) below, and (b) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (i) first, to the extent the Company elects (or is required by the terms of any Pari Passu Debt), to prepay, repay or purchase Pari Passu Debt or Debt of a Wholly Owned Subsidiary or such Subsidiary elects (or is required by the terms of any Pari Passu Debt), to prepay, repay or purchase Pari Passu Debt or Debt of a Wholly Owned Subsidiary or such Subsidiary elects or is required by the terms of any Pari Passu Debt) to prepay, repay or purchase Debt or Pari Passu Debt (in each case other than Debt owed to the Company or an Affiliate of the Company) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and in the case of any prepayment under this clause (b)(i) the Total Commitment shall be reduced and the Pari Passu Debt shall be prepaid on the same date in an amount equal to that proportion that each such Debt bears to the total of the outstanding principal amount of the Pari Passu Debt plus the Total Commitment; (ii) second, to the extent of the balance of such Net Available Cash after any application in accordance with clause (i), at the election of the Company or such Subsidiary, as the case may be, to acquire assets to replace its assets that were the subject of such Asset Disposition or to acquire assets (or to make improvements to existing assets) that (as determined by the Board of Directors or the board of directors of such Subsidiary, as the case may be) will be used in the business of the Company and its Subsidiaries existing on the date of original issuance of the Notes or in business reasonably related thereto, in each case by the later of (x) the date that is 180 days from the date of such Asset Disposition or (y) the date of the receipt of such Net Available Cash (iii) third, to the extent of any balance of such Net Available Cash after application and in accordance with clauses (i) and (ii), to make an offer pursuant to and subject to the conditions contained in this Agreement and the Indenture, to the holders of the Securities and the Notes (and to holders of other Pari Passu Debt designated by the Company) to purchase the Securities and the Notes (and such other Pari Passu Debt) at a purchase price of 100% of the principal amount thereof (without premium) plus accrued and unpaid interest (or in respect of such other Pari Passu Debt such lesser price, if any, as may be provided for by the terms of such other Pari

Passu Debt) and in the case of this clause (b)(iii) the Total Commitment shall be reduced and the Securities (or other Pari Passu Debt) shall be prepaid on the same day in an amount equal to the proportion that each such Debt bears to the total of the outstanding principal balance of the Securities (or outstanding principal balance of the other Pari Passu Debt) plus the Total Commitment, and
(iv) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i), (ii) and (iii), to any application not prohibited by the Agreement; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (i) or (iii) above, the Company or such Subsidiary shall retire such Debt and shall cause the related loan commitment (if any, including, without limitation, the Total Commitment) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Nothwithstanding the foregoing provisions of this paragraph, the Company and its Subsidiaries shall not be required to apply any Net Available Cash (other than Net Available Cash from an Asset Disposition consisting of a sale and leaseback transaction that the Company has elected to treat as an Asset Disposition pursuant to clause (b) of Section 8.13) in accordance with this
                                      ------------
paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10,000,000. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

          SECTION 8.12.  Limitation on Debt and Preferred Stock of Subsidiaries.
                         ------------------------------------------------------
The Company shall not permit any Subsidiary to issue or permit to exist, directly or indirectly, any Debt or Preferred Stock except:

          (a) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

          (b) Debt or Preferred Stock of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company);

          (c) Any other Debt or Preferred Stock (other than any described in clause (a) or (b)) issued and outstanding on the Execution Date; and

          (d) Debt or Preferred Stock issued in exchange for, or the proceeds of which are used to Refinance, Debt or Preferred Stock referred to in the foregoing clause (b) or (c); provided, however, the principal amount or liquidation value of such Debt or Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Debt or Preferred Stock so Refinanced and (ii) the Debt or Preferred Stock so issued (A) shall have a Stated Maturity no earlier than the Stated Maturity of the Debt or Preferred Stock being exchanged or Refinanced and (B) shall have an Average Life no less than the remaining Average Life of the Debt or Preferred Stock being Refinanced.

          SECTION 8.13.  Limitation on Sale and Leaseback Transactions. The
                         ---------------------------------------------
Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or tangible personal property (except for leases for a term of not more than one year (including renewal rights) or between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or Subsidiary to such Person in contemplation of such leasing, unless (a) the Company or such Subsidiary would be entitled to create a Lien on such property securing Debt in an amount equal to the Attributable Debt with respect to such arrangement without equally and ratably securing the Notes and the Obligations pursuant to Section 8.03 or (b) the
                                                   ------------
Company or such Subsidiary shall have received consideration from such arrangement at least equal to the fair market value of the property subject thereto (which shall be determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors) and elects to treat the assets subject to such arrangement as an Asset Disposition subject to Section
                                                                      -------
8.11.
----

                                  ARTICLE IX

                        EVENTS OF DEFAULT AND REMEDIES

          SECTION 9.01. Events of Default and Remedies. If any of the following
                        ------------------------------
events ("Events of Default") shall occur and be continuing:
         -----------------

          (a) (x) any installment of principal on any Note shall not be paid on the date on which such payment is due or (y) any interest on any Note or Unpaid Drawing, any Fee or any other amount due under any Loan Document shall not be paid on the date on which such payment is due and any such failure referred to in this clause (y) shall continue for five or more Business Days; or

          (b)  any representation or warranty made or, for purposes of Article
                                                                       --------
VI, deemed made by the Company or in any of the Loan Documents or other
--
document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

          (c) the Company (i) shall fail to perform or observe any duty or covenant contained in Article VIII of this Agreement, other than those in
                      ------------
Section 8.07, or (ii) shall fail to perform or observe any duty or covenant
------------
contained in Article VII or in Section 8.07 or any other material duty or
                               ------------
covenant contained elsewhere in this Agreement and said failure shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Agent or by the Agent upon request of any Bank; or

          (d) the Company or any Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Debt (other than the Notes) with an aggregate principal amount in excess of $20,000,000 outstanding ("Threshold Debt") beyond any period
                                              --------------
of grace provided with respect thereto, or there shall occur any other event which causes, or permits the holder or holders to cause, such obligations to become due prior to any stated maturity, provided that any such event shall constitute an Event of Default hereunder only upon the expiration of any applicable grace period in the instrument governing such Threshold Debt; or

          (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or any such Subsidiary, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state
                        ---------------
bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or (iii) the winding-up or liquidation of the Company or any such Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (f) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

          (g) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate; any Plan shall have an Unfunded Current Liability; any required contribution to a Plan or Multiemployer Plan shall not have been timely made; or the Company or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a liability which would reasonably be expected to have a Material Adverse Effect; or

          (h) any judgement or decree for the payment of money in excess of $20,000,000 (to the extent not covered by insurance) shall be rendered against the Company or any Subsidiary, and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and such judgment or decree is not satisfied, discharged, waived or the execution stayed within 10 days after the notice specified below;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Majority Banks shall, by written notice to the Company (a "Notice of Default")
                                                           -----------------
take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or other holder of any of the Obligations to enforce its claims against the Company (provided that, if an Event of Default specified in Section
                                                                        -------
9.01(e) or Section 9.01(f) shall occur, the results which would occur upon the
-------    ---------------
giving of a Notice of Default as specified in clauses (i), (ii) and (iii) below, shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Banks shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans, and all Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate,declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Company; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (iv) direct the Company to pay, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 9.01(e) or Section
                                                   ---------------    -------
9.01(f)), it will pay to the Agent, to the extent permitted by law, such
-------
additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding hereby pledged and to be held in an interest bearing account with the Agent as security for the Obligations.

          SECTION 9.02. Other Remedies. Upon the occurrence and during the
                        --------------
continuance of any Event of Default, the Agent, acting at the request of the Majority Banks, may proceed to protect and enforce its and the Banks' rights, either by suit in equity or by action at law or both; or may proceed to enforce the payment of all amounts owing to the Agent and the Banks under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

          SECTION  9.03.  Obligation Non Recourse as to General Partner.
                          ---------------------------------------------
Notwithstanding anything contained in this Agreement or any of the other Loan Documents to the contrary, the Agent and the Banks acknowledge and agree that payment of the Obligations shall not be enforced against the General Partner or any of its assets except to the extent of its general partnership interest in the Company, nor shall the General Partner have any liability whatsoever hereunder other than to the extent of the general partnership interest in the Company in connection with this Agreement and the transactions contemplated hereby. The foregoing provision is not intended to release or discharge any of the Obligations.

          Notwithstanding the foregoing provisions to the contrary the General Partner and its successors and assigns shall be and remain fully liable to the Agent and the Banks, and this Section 9.03 shall not be construed so as to limit
                              ------------
remedies for intentional or wilfull misconduct of the General Partner.

                                   ARTICLE X

                                   THE AGENT

          SECTION  10.01.  Authorization and Action.  Each Bank hereby
                           ------------------------
irrevocably appoints and authorizes the Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Documents a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain form acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes and the Obligations; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

          SECTION  10.02.  Agent's Reliance.  (a) neither the agent nor any of
                           ----------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Majority Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section resulting from their sole ordinary or contributory ordinary negligence).

          (b)  WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, THE AGENT:
(I) MAY TREAT THE PAYEE OF EACH NOTE AND THE OBLIGATIONS AS THE HOLDER THEREOF UNTIL THE AGENT RECEIVES WRITTEN NOTICE OF THE ASSIGNMENT OR TRANSFER THEREOF SIGNED BY SUCH PAYEE AND IN FORM SATISFACTORY TO THE AGENT; (II) MAY CONSULT WITH LEGAL COUNSEL (INCLUDING COUNSEL FOR THE COMPANY), INDEPENDENT PUBLIC ACCOUNTANTS AND OTHER EXPERTS SELECTED BY IT AND SHALL NOT BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN IN GOOD FAITH BY IT IN ACCORDANCE WITH THE ADVICE OF SUCH COUNSEL, ACCOUNTANTS OR EXPERTS; (III) MAKES NO WARRANTY OR REPRESENTATION TO ANY BANK AND SHALL NOT BE RESPONSIBLE TO ANY BANK FOR ANY STATEMENTS, WARRANTIES OR REPRESENTATIONS MADE IN OR IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT; (IV) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SHALL NOT HAVE ANY DUTY TO ASCERTAIN OR TO INQUIRE AS TO THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS, CONVENANTS OR CONDITIONS OF THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT OR TO INSPECT THE PROPERTY (INCLUDING THE BOOKS AND RECORDS) OF THE COMPANY; (V) SHALL NOT BE RESPONSIBLE TO ANY BANK FOR THE DUE EXECUTION, LEGALITY, VALIDITY, ENFORCEABILITY, COLLECTIBILITY, GENUINENESS, SUFFICIENCY OR VALUE OF THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR THERETO; (VI) SHALL NOT BE RESPONSIBLE TO ANY BANK FOR THE PERFECTION OR PRIORITY OF ANY LIEN SECURING THE OBLIGATIONS; AND (VII) SHALL INCUR NO LIABILITY UNDER OR IN RESPECT OF THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT BY ACTING UPON ANY NOTICE, CONSENT, CERTIFICATE OR OTHER INSTRUMENT OR WRITING (WHICH MAY BE BY TELEGRAM, TELECOPIER, CABLE OR TELEX) REASONABLY BELIEVED BY IT TO BE GENUINE AND SIGNED OR SENT BY THE PROPER PARTY OR PARTIES.

          SECTION 10.03.  Agent and Affiliates; Credit Suisse (in its capacity
                          ----------------------------------------------------
as a Bank) and Affiliates. Without limiting the right of any other Bank to
-------------------------
engage in any business transactions with the Company or any of its Affiliates, with respect to their Commitments, the Loans made by them and the Notes issued to them, Credit Suisse and each other Bank who may become the Agent shall have the same rights and powers under this Agreement and its Notes as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Credit Suisse and any such other Bank, in their individual capacities. Credit Suisse, each other Person who becomes the Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, the "Other
                                                                     -----
Financings") with the Company, any Subsidiary of the Company or any of their
----------
respective Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Company, any Subsidiary of the Company or any of their respective Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities")
                                                          ----------------
with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in (a) any Other Activities, (b) any present or future guaranty by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the Obligations of the Company, any Subsidiary of the Company or any of their respective Affiliates hereunder and under the Notes by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligations then each Bank shall be entitled to share in such application according to its pro rata portion of such Obligations.

          SECTION 10.04.  Bank Credit Decision.  Each Bank acknowledges and
                          --------------------
agrees that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 6.07 and
                                                                ------------
such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          SECTION 10.05.  AGENT'S INDEMNITY.  (A) THE AGENT SHALL NOT BE
                          -----------------
REQUIRED TO TAKE ANY ACTION HEREUNDER OR TO PROSECUTE OR DEFEND ANY SUIT IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT UNLESS INDEMNIFIED TO THE AGENT'S REASONABLE SATISFACTION BY THE BANKS AGAINST LOSS, COST, LIABILITY AND EXPENSE. IF ANY INDEMNITY FURNISHED TO THE AGENT SHALL BECOME IMPAIRED, IT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS GIVEN. IN ADDITION,
THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE COMPANY), RATABLY ACCORDING TO THE RESPECTIVE AGGREGATE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO NOTES ARE AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR IF NO COMMITMENTS ARE OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGEMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (INCLUDING ANY ACTION TAKEN OR OMITTED UNDER ARTICLE II, ARTICLE III,
                                                       ----------  -----------
OR ARTICLE IV OF THIS AGREEMENT).  WITHOUT LIMITATION OF THE FOREGOING, EACH
   ----------
BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE COUNSEL FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, ADMINISTRATION, OR ENFORCEMENT OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE COMPANY. THE PROVISIONS OF
THIS SECTION SHALL SURVIVE
the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

          (b) Not withstanding the foregoing, no Bank shall be liable under this Section to the Agent for any portion of such liabilities, obligations, losses damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct.

          SECTION 10.06.  Successor Agent.  The Agent may resign at any time by
                          ---------------
giving five days prior written notice thereof to the Banks and the Company and may be removed as Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, subject to the approval of the Company. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, subject to the approval of the Company, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes and the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article X shall inure to its benefits as to any actions
                       ---------
taken or omitted to be taken by it while it was Agent under this Agreement, the Notes and the other Loan Documents.

          SECTION 10.07.  Notice of Default.  The Agent shall not be deemed to
                          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the
Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such notice, the Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 10.01 and Section 10.02.
            -------------     -------------

                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION  11.01.  Amendments.  No amendment or waiver of any provision
                           ----------
of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Banks, do any of the following: (a) change the definition of "Majority Banks," "Total Commitment" or "Percentage Participation,", (b) reduce or increase the amount or alter the terms of the Commitment of any Bank, other than as set forth in Section 4.03(d)
                                                                ---------------
or subject any Bank to any additional obligations, (c) reduce the principal of, or rate or amount of interest applicable to, any Loan or the reimbursement obligations of the Company under the Letters of Credit other than as provided in this Agreement, or the Up Front Fee, the Commitment Fee or any Letter of Credit Fees, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or the reimbursement obligations of the Company under any Letter of Credit, (e) change this Section or (f) change the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; and provided that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document.

          SECTION 11.02.  Notices.  The Agent, any Bank or the holder of any of
                          -------
the Obligations, giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Agent thereof. In the event that the holder of any Note or any of the Obligations (including any Bank) shall transfer such Note or Obligations, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including any Bank) unless and until the Agent receives written notice to the contrary. Except with respect to telephone notifications specifically permitted pursuant to ARTICLE II
                                                                      ----------
and ARTICLE III, all notices, consents, requests, approvals, demands and other
    -----------
communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

          (a)  If to the Company or any of its Subsidiaries, to them at:
               BCP Management, Inc.
               180 East Broad Street
               Columbus, Ohio 43215

               Attention: Secretary

          (b)  If to the Agent, to it at:
               12 East 49th Street
               39th Floor
               New York, New York 10017

               Attention: Syndications/Agency

          (c) If to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

All communications shall, when mailed, telecopied or delivered, be effective (x) 72 hours after mailing by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a communication to the other parties hereto), (y) when telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a communication to the other parties hereto) and such telecopy is confirmed, or (z) when delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, that communications to the Agent pursuant to Article II, Article III or Article XI
                                        ----------  -----------    ----------
shall not be effective until received by the Agent.

          SECTION 11.03.  No Waiver; Remedies.  No failure on the part of any
                          -------------------
Bank or the Agent to exercise and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04.  Costs, Expenses and Taxes.  The Company agrees to pay
                          -------------------------
on demand: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent, including Andrews & Kurth L.L.P., with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and the other Loan Documents, and any modification, extension, amendment, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (b) all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of the credit evidenced by this Agreement and the other Loan Documents, (c) all reasonable costs and expenses of each of the Agent, the Banks and any other holder of an interest in the Notes, and the Obligations of the Company hereunder and under the Loan Documents, including reasonable legal fees (including the allocated cost of in-house counsel) and expenses, in connection with a default or the enforcement of this Agreement, the Notes and the other Loan Documents. In addition, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this

Section shall survive the termination of this Agreement and the payment of the Obligations or the assignment of the Notes.

          SECTION 11.05.  Indemnity. (a) The Company agrees to indemnify the
                          ---------
Agent, the Banks, the Issuing Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) including, without limitation, any of same resulting from or arising out of any actual or proposed use by the Company of the proceeds of any extension of credit by any Bank hereunder or any of the other Loan Documents, and the Company shall reimburse the Agent, each Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, fees or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

          (B) Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages covered by subsection (a) above and arising out of or resulting from the ordinary sole or contributory negligence of such Person. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

          SECTION 11.06.  Right of Setoff. If any Event of Default shall have
                          ---------------
occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank, or any branch, subsidiary or Affiliate of such Bank, to or for the credit or the account of the Company against any and all the Obligations, irrespective of whether or not such Bank or the Agent shall have made any demand under this Agreement, such Note or the Obligations and although the Obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          SECTION 11.07  Governing Law. This Agreement, all Notes, the other
                         -------------
Loan Documents and all other documents executed in connection herewith and therewith, shall be deemed to be contracts and agreements executed by the Company, the Agent and the Banks under the law of the State of New York and for all purposes shall be construed in accordance with, and governed by, the law of said state. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans or other Obligations to such Bank hereunder and under the other Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located.

          SECTION 11.08.  Interest.  Each provision in this Agreement and each
                          --------
other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank, or charged, contracted for, reserved, taken or received by the Agent or any Bank, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in any Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on any Note and under the Loan Documents at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note, such Obligations and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under such Note and the Loan Documents to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid or any interest paid in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations (or if all such Obligations shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Bank under the Notes and under this Agreement and the other Loan Documents held by it are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), and shall be made, to the extent permitted
        ------------------------
by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes and the other Obligations all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (y) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section and (z) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section.

          SECTION 11.09.  Binding Effect.  This Agreement shall become effective
                          --------------
when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Bank and their respective successors and permitted assigns.

          SECTION 11.10. Successors and Assigns; Participations.  (a) All
                         --------------------------------------
covenants, promises and agreements by or on behalf of the Company, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Other than as set forth in Section 8.02, the Company may not assign or transfer any of its rights
         ------------
or obligations hereunder without the written consent of all the Banks.

          (b) Each Bank may, without the consent of the Company, sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans and the Notes and participations in Letters of Credit held by it); provided, however, that (i) the selling Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II, Article III
                                                        ----------  -----------
and Section 11.04; provided, however, the costs to which a participant shall be
    -------------
entitled to obtain pursuant to Articles II and III shall be determined by
                               -----------     ---
reference to such participant's selling Bank and shall be recoverable solely from such selling Bank (without increasing the Company's obligation to reimburse such Bank thereunder) and (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents; provided, however, the selling Bank may grant a participant rights with respect to amendments, modifications or waivers only with respect to the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or fees with respect to interest on, the Loans. No participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Bank against the Company under this Agreement.

          (c) A Bank may assign to any other Bank or Banks or to any Affiliate of a Bank and, with the prior written consent of the Agent and the Company (which consent shall not be unreasonably withheld), a Bank may assign to one or more other Eligible Assignees all or a portion of (but if a portion of, not less than $5,000,000 of)
its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it, including its participation in the Letters of Credit); provided, however, that (i) each such assignment shall be in a minimum principal amount of not less than $5,000,000 (unless such assignment shall be to another Bank) and shall be of a constant, and not a varying, percentage of all the assigning Bank's Commitment, rights and obligations under this Agreement and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit 11.10 hereto (an "Assignment and Acceptance"), any Note subject
        -------------             -------------------------
to such assignment and, in the case of the Eligible Assignee, an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed to by the assigning Bank, the Eligible Assignee thereunder and the Agent (x) the Eligible Assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents such Bank shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such Bank assignor, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance of observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Section 6.07 or Section 7.01 and such
                                           ------------    ------------
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Eligible Assignee appoints and authorizes the Agent to take such action on behalf of such Eligible Assignee and to the exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank and (vii) such Eligible Assignee confirms that it is an Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

          (e) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans and other Obligations owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of
 --------
manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Company, any Bank or the Agent at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with the Note subject to such assignment, a service fee of $3,500 payable by the assigning Bank to the Agent and upon giving any required written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in form of Exhibit 11.10 hereto, (i) accept such Assignment and Acceptance, (ii)
           -------------
record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Company. Within five Business Days after receipt of such notice, the Company shall execute and deliver to the Agent in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount respectively equal to their portion of the Commitment of the assigning Bank assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any of its Commitment hereunder, a new Note to the order of the assigning Bank in an equal amount to the Commitment (which must be in an amount not less than $5,000,000) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 2.05, as applicable, hereto. Any cancelled Note shall be returned to
   ------------
the Company.

          (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company, however to the provisions of Section 11.11.
   -------------

          (h) Anything in this Section to the contrary notwithstanding, any Bank may at any time, without the consent of the Company or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

          SECTION 11.11.  Confidentiality. Each Bank agrees to exercise its
                          ---------------
best efforts to keep any information delivered or made available by the
Company to it (including any information obtained pursuant to Section 7.01)
                                                              ------------
which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Letters of Credit; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any of such Bank's Affiliates or any other Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which either Agent, any Bank, the Company or their respective Affiliates may be a party, (f) upon the occurrence and continuation of an Event of Default, to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Bank's legal counsel and independent auditors to the extent such Persons are involved in evaluating, approving, structuring or administering the Loans, and to the extent of such activity, and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section. Each Bank will promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b),
(c) or (e) of this Section, prior to any disclosure, if reasonably practicable, provided further that the Company may, at its sole expense, move to quash or remove any subpoena or otherwise contest any demand for such documents arising in items (b), (c) and/or (e) of this Section.

          SECTION 11.12.  Pro Rata Treatment. (a) Except as otherwise
                          ------------------
specifically permitted hereunder, each payment or prepayment of principal, if permitted under this Agreement, and each payment of interest with respect to a Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank with respect to such Borrowing.

          (b) Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company (pursuant to
Section 11.06 or otherwise), including a secured claim under Section 506 of the
-------------
Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Unpaid Drawings and other Obligations held by it (other than pursuant to Section 2.11, Section 2.13 and Section 3.05) as a result
                        ------------  ------------     ------------
of which the unpaid principal portion
of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Person as fully as if such Person had made a Loan directly to the Company in the amount of such participation.

          SECTION 11.13.  Independence of Covenants.  All covenants contained in
                          -------------------------
this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          SECTION 11.14. Separability.  Should any clause, sentence, paragraph
                         ------------
or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

          SECTION 11.15. Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute on and the same agreement.

          SECTION 11.16. Interpretation. (a) In this Agreement, unless a clear
                         --------------
contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii)    reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

               (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

               (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term; and

               (viii) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

          (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

          SECTION 11.17.  SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR
                          --------------------------
PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID
                               -------------
COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY

OR THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS
                    -------------
AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 11.18.  FINAL AGREEMENT OF THE PARTIES.  THIS AGREEMENT
                          ------------------------------
(INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

          SECTION 11.19.  WAIVER OF JURY TRAIL.  EACH OF THE COMPANY, THE AGENT
                          --------------------
AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRAIL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE COMPANY:

                                        BORDEN CHEMICALS AND
                                        PLASTICS OPERATING LIMITED
                                        PARTNERSHIP


                                        By BCP Management, Inc.


                                        By:    /s/ David A. Kelly
                                           --------------------------------
                                        Name:  David A. Kelly
                                        Title: Director, Treasurer and Principal
                                               Financial Officer

                                        AGENT:

                                        CREDIT SUISSE,
                                        as Agent for the Banks


                                        By:_______________________________
                                        Name:     Heather Riekenberg
                                        Title:    Associate



                                        By:_______________________________
                                        Name:     Ira Lubinsky
                                        Title:    Associate


                                        ISSUING BANK:

                                        CREDIT SUISSE,
                                        as Issuing Bank


                                        By:_______________________________
                                        Name:     J. Hamilton Crawford
                                        Title:    Associate



                                        By:_______________________________
                                        Name:     Michael Mast
                                        Title:    Member of Senior Management

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE COMPANY:

                                        BORDEN CHEMICALS AND
                                        PLASTICS OPERATING LIMITED
                                        PARTNERSHIP


                                        By BCP Management, Inc.


                                        By: ____________________________________
                                        Name:
                                        Title:


                                        AGENT:

                                        CREDIT SUISSE,
                                        as Agent for the Banks


                                        By: /s/Heather Riekenberg
                                            ------------------------------------
                                        Name:  Heather Riekenberg
                                        Title: Associate


                                        By: /s/Ira Lubinsky
                                            ------------------------------------
                                        Name:  Ira Lubinsky
                                        Title: Associate


                                        ISSUING BANK:

                                        CREDIT SUISSE,
                                        as Issuing Bank


                                        By: /s/J. Hamilton Crawford
                                            ------------------------------------
                                        Name:  J. Hamilton Crawford
                                        Title: Associate


                                        By: /s/Michael Mast
                                            ------------------------------------
                                        Name:  Michael Mast
                                        Title: Member of Senior Management

                                        Bank
                                        ----

                                        CREDIT SUISSE


Commitment:
----------
$16,000,000
                                        By: /s/J. Hamilton Crawford
                                            ------------------------------------
                                        Name:    J. Hamilton Crawford
                                        Title:   Associate
                                        Address: 12 E. 49th Street
                                                 New York, New York 10017


                                        By: /s/Michael Mast
                                            ------------------------------------
                                        Name:    Michael Mast
                                        Title:   Member of Senior Management
                                        Address: 12 E. 49th Street
                                                 New York, New York 10017

                                        Telecopy No.: (212) 238-5439


                                        Domestic Lending Office
                                        -----------------------

                                        Credit Suisse
                                        12 E. 49th Street
                                        New York, New York 10017


                                        Eurodollar Lending Office
                                        -------------------------

                                        Credit Suisse
                                        12 E. 49th Street
                                        New York, New York 10017

                                        Bank
                                        ----

                                        THE CHASE MANHATTAN BANK, N.A.


Commitment:
----------
$14,000,000
                                        By: /s/Ruth I. Dreessen
                                            ------------------------------------
                                        Name:    Ruth I. Dreessen
                                        Title:   Vice President



                                        Address: 1 Chase Manhattan Plaza -
                                                   4th Floor
                                                 New York, New York 10081


                                        Telecopy No.: (212) 552-1246


                                        Domestic Lending Office
                                        -----------------------

                                        The Chase Manhattan Bank, N.A.
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081


                                        Eurodollar Lending Office
                                        -------------------------

                                        The Chase Manhattan Bank, N.A.
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081

                                        Bank
                                        ----

                                        THE HUNTINGTON NATIONAL BANK

Commitment:
----------
$14,000,000

                                        By: /s/ Robert H. Friend
                                            ----------------------------
                                        Name:    Robert H. Friend
                                        Title:   Vice President


                                        Address: Huntington National Bank
                                                 The Huntington Center - HCO810
                                                 Columbus, Ohio 43287

                                        Telecopy No: (614) 480-3066


                                        Domestic Lending Office
                                        -----------------------

                                        Hunting National Bank
                                        The Huntington Center - HC0810
                                        Columbus, Ohio 43287

                                        Eurodollar Lending Office
                                        -------------------------

                                        Huntington National Bank
                                        The Huntington Center - HC0810
                                        Columbus, Ohio 43287

                                        Bank
                                        ----

                                        WACHOVIA BANK OF GEORGIA, N.A.

Commitment:
----------
$14,000,000                             By: [SIGNATURE ILLEGIBLE]
                                            ---------------------
                                        Name:    [SIGNATURE ILLEGIBLE]
                                        Title:   Sen. Vice President
                                                 Corporate Services

                                        Address: 191 Peachtree St. N.E.
                                                 Atlanta, Georgia 30303

                                        Telecopy No.: (404) 332-6898

                                        Domestic Lending Office
                                        -----------------------

                                        Wachovia Bank of Georgia, N.A.
                                        191 Peachtree St. N.E.
                                        Atlanta, Georgia 30303

                                        Eurodollar Lending Office
                                        -------------------------

                                        Wachovia Bank of Georgia, N.A.
                                        191 Peachtree St. N.E.
                                        Atlanta, Georgia 30303

                                        Bank
                                        ----

                                        NATIONSBANK, N.A. (CAROLINAS)

Commitment:
----------
$14,000,000

                                        By: /s/ Scott Jackson
                                            -------------------------------
                                        Name:    Scott Jackson
                                        Title:   Vice President

                                        Address: 767 Fifth Avenue, 5th Floor
                                                 New York, New York 10153-0083


                                        Telecopy No.: (212) 751-6909


                                        Domestic Lending Office
                                        -----------------------

                                        NationsBank, N.A.
                                        101 North Tryon Street, 15th Floor
                                        Charlotte, North Carolina 28255


                                        Eurodollar Lending Office
                                        -------------------------

                                        NationsBank, N.A.
                                        101 North Tryon Street, 15th Floor
                                        Charlotte, North Carolina 28255

                                        Bank
                                        ----

                                        BANK ONE, COLUMBUS, NA

Commitment:
----------
$14,000,000

                                        By: /s/ James B. Waddell
                                           ------------------------------
                                        Name:    James B. Waddell
                                        Title:   Vice President

                                        Address: 100 East Broad Street
                                                 Columbus, Ohio 43271-0209


                                        Telecopy No.: (614) 248-5518


                                        Domestic Lending Office
                                        -----------------------

                                        Bank One, Columbus, NA
                                        100 East Broad Street
                                        Columbus, Ohio 43271-0209


                                        Eurodollar Lending Office
                                        -------------------------

                                        Bank One, Columbus, NA
                                        100 East Broad Street
                                        Columbus, Ohio 43271-0209

                                        Bank
                                        ----

                                        CREDITLYONNAIS

Commitment:
----------
$14,000,000

                                        Domestic Lending Office
                                        -----------------------

                                        Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Telecopy No.: (212) 459-3179


                                        By: /s/ Mark Campellone
                                           ------------------------------------
                                        Name:   Mark Campellone
                                        Title:


                                        Eurodollar Lending Office
                                        -------------------------

                                        Credit Lyonnais Cayman Island Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019


                                        By: /s/ Mark Campellone
                                           ------------------------------------
                                        Name:   Mark Campellone
                                        Title:

                                                                   EXHIBIT 1.01A

                                 CREDIT SUISSE
Administrative Details Form For:                Borden Chemicals and Plastic LP

====================================================================================
====================================================================================
Lending Institutions:         ______________________________________________________
Address:                      ______________________________________________________
                              ______________________________________________________
Telephone:                    ___________________      Telex No:____________________
Telefax:                      ___________________    Answerback:____________________
CONTACTS - Credit Incomes:    ______________________________________________________
               Address:       ___________________      Telephone:___________________
                              ___________________        Telefax:___________________

CONTACTS - Admin/Operations:  ______________________________________________________
                    Address:  ___________________      Telephone:___________________
                              ___________________        Telefax:___________________

                                Domestic Lending                Eurodollar Lending
PAYMENT INSTRUCTIONS:         Fees & Interest
Bank Name:                    ___________________                ___________________
Bank Address:                 ___________________                ___________________
                              ___________________                ___________________
ABA#/Acct.#:                  ___________________                ___________________
Name on Acct.:                ___________________                ___________________
Further credit to:            ___________________                ___________________
Acct. Name/No.:               ___________________                ___________________

PAYMENT INSTRUCTIONS:         Principal
Bank Name:                    ___________________                ___________________
Bank Address:                 ___________________                ___________________
                              ___________________                ___________________
ABA#/Acct.#:                  ___________________                ___________________
Name on Acct.:                ___________________                ___________________
Further credit to:            ___________________                ___________________
Acct. Name/No.:               ___________________                ___________________

PLEASE NOTE: CREDIT SUISSE ADMINISTRATIVE DETAILS

For payments of principal, fees, or interest to Credit Suisse, please credit our account at the Federal Reserve Bank of New York.

ABA# 0260-0917-9, for further credit to Credit Suisse Account No. 904996-02,
Attn: Loans Dept., Reference:

Borden Chemicals and Plastic LP         PLEASE MAKE ALL PAYMENTS NO LATER THAN
----------------------------------------
                                        11:00 A.M. NY TIME.

                                        Primary Acct Administrator

CREDIT SUISSE NEW YORK                  Julia Kingsbury

12 E. 49th Street                       Tel: 212-238-5063

New York, NY 10017                      Fax: 212-238-5073

                                                                    EXHIBIT 2.03

                                     FORM
                                      OF
                              NOTICE OF BORROWING

Credit Suisse, as Agent
for the Banks that are parties to the
Credit Agreement referred to below
12 East 49th Street, 44th Floor
New York, New York 10017

Attention:____________                                                    [Date]

Dear Sirs:

          Reference is made to the Credit Agreement dated as of _______________, 1995 (the "Credit Agreement"), among Borden Chemicals and Plastics Operating
           ----------------
Limited Partnership (the "Company"), the banks party thereto and Credit Suisse,
                          -------
as agent for such banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Company, hereby requests a Borrowing under the Credit Agreement and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03 of the Credit
                ------------------
Agreement:

(a)  Aggregate Principal Amount of Proposed Borrowing/1/        $_______________
                                                      -

(b)  Borrowing Date of Proposed Borrowing/2/                    ________________
                                          -

(c)  Type of Loans to comprise the Proposed Borrowing/3/        ________________
                                                      -

(d)  Interest Period and last day thereof/4/                    ________________
                                      -



___________
/1/  Except with respect to any Proposed Borrowing of the entire Unutilized
 -
     Commitment, not less than $5,000,000 and, if greater, in integral multiples of $1,000,000.

/2/  Must be a Business Day.
 -

/3/  Base Rate Loans or Eurodollar Rate Loans.
 -

/4/  Applicable only to a proposed Borrowing to be comprised of Eurodollar Rate
 -
     Loans, which shall have a duration of one, two, three or six months, or such longer period as the Agent in its reasonable discretion may determine is available at the relevant time, and which shall end not later than the Maturity Date; subject, however, to the limitations contained in Section
     2.09 of the Credit Agreement.

          By each of the delivery of this Notice of Borrowing and the acceptance of any or all of the Loans made by the Banks in response to this Notice of Borrowing, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Article V of the Credit Agreement have been satisfied with respect to the Proposed Borrowing.

                                                  Very truly yours,

                                                  BORDEN CHEMICALS AND PLASTICS
                                                  OPERATING LIMITED PARTNERSHIP

                                                  By: BCP Management, Inc.



                                                      By:_______________________
                                                      Name:
                                                      Title:

                                                                    EXHIBIT 2.05

                                     FORM
                                      OF
                             REVOLVING CREDIT NOTE

$________________                                     Dated: _____________, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc., HEREBY PROMISES TO PAY to the order of (the "Bank") on or before the Maturity Date (as hereinafter defined)
               ----
the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of _____________, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit
                                                                 ------
Agreement," the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,

(i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                                  BORDEN CHEMICALS AND PLASTICS
                                                  OPERATING LIMITED
                                                  PARTNERSHIP

                                                  By: BCP Management, Inc.



                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_________________________________________________________________________________________________
                            End of
Borrowing                  Interest      Rate of    Amount of   Amount of
  Date or      Amount       Period      Interest    Principal   Interest    Unpaid
Conversion   and Type of  Applicable   Applicable    Paid or     Paid or   Principal    Notation
   Date          Loan      to Loan      to Loan      Prepaid     Prepaid    Balance      Made By
=================================================================================================
_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

                                                                    EXHIBIT 2.14

                                     FORM
                                      OF
                     SWING LOAN PARTICIPATION CERTIFICATE
                             ______________, 199_

(Name of Bank)
----------------
________________
________________

Dear Ladies and Gentlemen:

     Pursuant to subsection 2.14(b)(i) of that certain Credit Agreement dated as of _______, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership, (as defined in the Credit Agreement), the several financial institutions from time to time party thereto (the "Banks"), Credit Suisse, letter of credit issuing bank, Credit Suisse, as Agent (the "Agent") for the Banks therein named, the undersigned hereby acknowledges receipt from you on the date hereof of ___________________ DOLLARS ($___________) as payment for a participating interest in the following Swing Loan(s):

          Date(s) of Swing Loan(s):                     _________________, 199_

          Principal Amount of Swing Loan(s):                     $_____________

     Capitalized terms used herein without definition have the meaning assigned to them in the Credit Agreement.

                                                  Very truly yours,

                                                  CREDIT SUISSE,
                                                  as Swing Loan Bank


                                                  By:__________________________
                                                  Name:
                                                  Title:

                                                                    EXHIBIT 3.02

                                     FORM
                                      OF
                           LETTER OF CREDIT REQUEST

                              ______________, 19_

Credit Suisse
12 East 49th Street, 44th Floor
New York, New York 10017

Attention:__________

Gentlemen:

          Reference is made to the Credit Agreement dated as of _______________, 1995 (the "Credit Agreement"), among Borden Chemicals and Plastics Operating
           ----------------
Limited Partnerships (the "Company"), the banks thereto and Credit Suisse, as
                           -------
agent for such banks. Capitalized terms which are used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

          The Company hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit ("Proposed Letter of Credit") as required by
                                    -------------------------
Section 3.02 of the Credit Agreement. The Proposed Letter of Credit must be issued:

          (a) on or before _________, 19__/1/

          (b) for the benefit of ______________

          (c) in the amount of $_______________

          (d) having an expiry date of _______, 19__/2/

          (e) subject to the conditions set forth in the Application attached hereto

                                      0R

          The Company hereby refers to Letter of Credit Number __________ (the "Expiring Letter of Credit") which has an existing expiry date of ___________.
 -------------------------
The Company hereby requests that [the expiry date of the Expiring Letter of Credit be extended to _________/2/]

          The Company hereby certifies that after giving effect to the [issuance of the Proposed Letter of Credit] or [the extension of the Expiring Letter of Credit] (a) the aggregate Letter of Credit Outstanding will not exceed the Letter of Credit

_______________________________

/1/ Which must be not less than two Business Days after notice is given to the Issuing Bank.

/2/ Which shall not be later than the earlier of (i) a date which is one year after the date of issuance or (ii) the Maturity Date.

Limit and (b) the sum of the aggregate outstanding Loans plus the Letter of Credit Outstanding will not exceed the Total Commitment. The Company hereby further certifies that on the date hereof all applicable conditions to the [issuance of the Proposed Letter of Credit] [extension of the Expiring Letter of Credit] set forth in Article V of the Credit Agreement have been satisfied and that the [Proposed Letter of Credit][the Expiring Letter of Credit as extended] complies with the terms of the Credit Agreement, and upon the [issuance of the Proposed Letter of Credit] [extension of the Expiring Letter of Credit], the Company will be deemed to have recertified the foregoing on such issuance date or extension date, as the case may be.

                                                  Sincerely,

                                                  BORDEN CHEMICALS AND PLASTICS
                                                  OPERATING LIMITED PARTNERSHIP

                                                  By: BCP Management, Inc.

                                                      By:_______________________
                                                      Name:
                                                      Title:

                                                                       S&A DRAFT
                                                                         4/28/95

                                 MAY __, 1995

To Credit Suisse, as Agent, and each of the Banks
  Under the Credit Agreement referred to below
c/o Credit Suisse, as Agent
12 East 49th Street
39th Floor
New York, New York 10017

          Re: Borden Chemicals and Plastics
              Operating Limited Partnership
              -----------------------------

Ladies and Gentlemen:

          I am Vice President, General Counsel and Secretary of BCP Management, Inc. (the "General Partner") and have acted as counsel to Borden Chemicals and Plastics Operating Limited Partnership (the "Company"), and to the General Partner, the Company's sole general partner, in connection with the preparation, execution and delivery of that certain Credit Agreement dated as of May __, 1995 (the "Credit Agreement") among the Company, the institutions from time to time party thereto as Banks (collectively, the "Banks"), and Credit Suisse, as agent for the Banks (in such capacity, the "Agent"). This opinion is being delivered pursuant to Section 5.01(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In connection with the opinions expressed herein, I have reviewed the following documents:

     (i)    The Credit Agreement executed by each of the parties thereto;

     (ii)   The Notes; and

     (iii) (x) The Certificate of Incorporation and By-Laws of the General Partner,

               (y) the Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership of the Company, and

               (z)  certificates of governmental officials as to
               (1) the due organization, valid existence and good standing of each of the Company and the General Partner under the laws of the State of Delaware,
               (2) the due qualification or registration of the Company as a foreign limited partnership in the State of Illinois and the State of Louisiana, and
               (3) the due qualification as a foreign corporation and good standing of the General Partner in the State of Illinois and the State of Louisiana.

          The Credit Agreement and the Notes are hereinafter referred to as the "Loan Documents".

          In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents or instruments and other instruments, as applicable, and of certificates or comparable documents or instruments of public officials and other instruments and documents and have made such inquiries of such officers and representatives and such examination of law as I have deemed relevant and necessary to form and basis for the opinions hereinafter set forth.

          In my examination of the Loan Documents I have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to me as copies and the genuineness of all signatures (other than the signatures of the representatives of the General Partner). As to all questions of fact material to the opinions specified herein that have not been independently established, I have relied upon the representations and warranties of the Company contained in the Credit Agreement.

          In rendering the opinions expressed below, I have assumed, without any independent investigation or verification of any kind, that each party to the Loan Documents (other than the Company and the General Partner) has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation and has full power and authority to execute and deliver the Loan Documents and perform the obligations set forth therein, and that the execution, delivery, and performance of the Loan Documents by such other parties have been duly authorized by all requisite corporate and other action on the part of such other parties and such documents have been duly executed and delivered by such other parties.

          Based upon the foregoing assumptions and examination of documents and upon such investigation as I have deemed necessary, and subject to the qualifications set forth in subparagraphs (a) through (f) below, I am of the opinion that:

          1. The Company (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the partnership power to own its property and carry on its business as now conducted. The General Partner (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to own its property and carry on its business as now conducted.

          2. The Company is duly qualified or authorized as a foreign limited partnership in the State of Illinois and the State of Louisiana.

          3. The General Partner is duly qualified as a foreign corporation to do business and is in good standing in the State of Illinois and the State of Louisiana.

          4. The execution, delivery and performance by the Company of each Loan Document are within the Company's partnership powers and have been duly authorized by all necessary corporate action on the part of the General Partner. The execution and delivery by the General Partner, as general partner of the Company, of each Loan Document are within the General Partner's corporate powers and have been duly authorized by all necessary corporate action on the part of the General Partner.

          My opinions are expressly qualified as follows:

          (a) My opinions expressed above are limited to the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, and the federal law of the United States, and I do not express any opinion herein concerning any other law.

          (b) I express no opinion as to the effect of the compliance or noncompliance of the Agent, any of the Banks or the Issuing Bank with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of any party to conduct business in any jurisdiction.

          (c) I express no opinion at to the effect (if any) of the law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          (d) Insofar as the opinions expressed in paragraphs 2 and 3 related to matters governed by the law of the State of Illinois or the State of Louisiana, I have not made an independent examination of such law, but have relied exclusively upon the certificates referred to clauses (iii)(z)(2) and (iii)(z)(3) above.

          (e) I express no opinion with respect to any federal or state securities laws.

          (f) My opinions speak as of the date hereof and I assume no obligation to supplement the foregoing opinions if any applicable laws change after the date hereof or if I become aware of any facts which might change such opinions after the date hereof.

          This opinion is furnished to you by me as counsel to the Company and the General Partner and is solely for your benefit and may not be quoted by you without my prior written consent. Sidley & Austin may rely upon this opinion in rendering their opinion to you of even date herewith, but this opinion may not be furnished to, relied on or quoted by any other Person without my prior written consent.

                                                  Very truly yours,

                                                  Lawrence L. Dieker

                                                                       S&A DRAFT
                                                                         4/28/95

                                 May __, 1995


To Credit Suisse, as Agent, and each of the Banks
  Under the Credit Agreement referred to below
c/o Credit Suisse, as Agent
12 East 49th Street
39th Floor
New York, New York 10017

          Re:  Borden Chemicals and Plastics
               Operating Limited Partnership
               -----------------------------

Ladies and Gentlemen:

          We have acted as special New York counsel to Borden Chemicals and Plastics Operating Limited Partnership (the "Company"), and to BCP Management, Inc. (the "General Partner"), the Company's sole general partner, in connection with the preparation, execution and delivery of that certain Credit Agreement dated as of May __, 1995 (the "Credit Agreement") among the Company, the institutions from time to time party thereto as Banks (collectively, the "Banks"), and Credit Suisse, as agent for the Banks (in such capacity, the "Agent"). This opinion is being delivered pursuant to Section 5.01(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In connection with the opinions expressed herein, we have reviewed the following documents:

     (i)       The Credit Agreement executed by each of the parties thereto;

    (ii)       The Notes; and

   (iii) The opinion of Lawrence L. Dieker, Vice President, General Counsel and Secretary of the General Partner.

          The Credit Agreement and the Notes are hereinafter referred to as the "Loan Documents".

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents or instruments and other instruments, as applicable, and of certificates or comparable documents or instruments of public officials and other instruments and documents and have made such inquiries of such officers and representatives and such examination of law as we have deemed relevant and necessary to form the basis for the opinions hereinafter set forth.

          In our examination of the Loan Documents we have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies and the genuineness of all signatures (other than the signatures of the representatives of the General Partner). As to all questions of fact material to the opinions specified herein that have not been independently established, we have relied upon the representations and warranties of the Company contained in the Credit Agreement.
          In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, that each party to the Loan Documents (other than the Company and the General Partner) has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation and has full power and authority to execute and deliver the Loan Documents and perform the obligations set forth therein, and that the execution, delivery, and performance of the Loan Documents by such other parties have been duly authorized by all requisite corporate and other action on the part of such other parties and such documents have been duly executed and delivered by such other parties.

          To the extent that our opinion expressed below involve conclusions as to the matters set forth in the opinion referred to above of Lawrence L. Dieker, we have relied upon and assumed without independent investigation the correctness of such opinion, and our opinion is subject to the assumptions, qualifications and limitations set forth in such opinion.

          Based upon the foregoing assumptions and examination of documents and upon such investigation as we have deemed necessary, and subject to the qualifications set forth in subparagraphs (a) through (f) below, we are of the opinion that each Loan Document has been executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the

Company, enforceable against the Company in accordance with its terms.

          Our opinions are expressly qualified as follows:

          (a) Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law). In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Furthermore, a court may refuse to enforce a covenant or any provision providing for indemnification if and to the extent that it deems such covenant or indemnification provision to be violative of applicable public policy.

          (b) Our opinions expressed above are limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

          (c) We express no opinion as to the effect of the compliance or noncompliance of the Agent, any of the Banks or the Issuing Bank with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of any party to conduct business in any jurisdiction.

          (d) We express no opinion at to the effect (if any) of the law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          (e) We express no opinion with respect to any federal or state securities laws.

          (f) Our opinions speak as of the date hereof and we assume no obligation to supplement the foregoing opinions if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinions after the date hereof.

          This opinion is furnished to you by us as counsel to the Company and the General Partner and is solely for your benefit and may not be quoted by you without our prior written consent. This opinion may not be furnished to, relied on or quoted by any other Person without our prior written consent.

                                         Very truly yours,

                                 Schedule 6.13
                                 -------------


1. The Company acquired a facility in Geismar, Louisiana ("Geismar facility") and a facility in Illiopolis, Illinois (Illiopolis facility") from Borden, Inc. ("Borden") in 1987 ("1987 Transaction"). In connection with the 1987 Transaction, Borden, the Company and Borden Chemicals and Plastics Limited Partnership ("Holding Company") entered into an Environmental Indemnity Agreement. Under the Environmental Indemnity Agreement, subject to certain conditions, Borden has agreed to indemnify the Company and the Holding Company in respect of environmental liabilities arising from facts or circumstances that existed and requirements in effect prior to November 30, 1987 ("Transfer Date"). The Company is responsible for environmental liabilities arising from facts or circumstances that existed and requirements in effect on or after the Transfer Date. With respect to certain environmental liabilities that may arise from facts or circumstances that existed and requirements in effect bother prior to and after the Transfer Date, Borden and the Company will share liabilities on an equitable basis considering all of the facts and circumstances including, but not limited to, the relative contribution of each to the matter and the amount of time each has operated the asset in question (to the extent relevant). No claims can be made under the Environmental Indemnity Agreement after November 30, 2002, and no claim can, with certain exceptions, be made with respect to the first $0.5 million of liabilities which Borden would otherwise be responsible for thereunder in any year, but such excluded amounts shall not exceed $3.5 million in the aggregate. Excluded amounts under the Environmental Indemnity Agreement have aggregated approximately $2.2 million through December 31, 1994.

     In 1985 the Louisiana Department of Environmental Quality ("LDEQ") and Borden entered into a Settlement Agreement that called for the implementation of a long term groundwater and soil remediation program at the Geismar facility. Borden and the Company have implemented the Settlement Agreement, and have worked in cooperation with the LDEQ to remediate the groundwater and soil contamination. The Company believes that it already has sufficiently identified the extent of the groundwater plume. Nevertheless, the Company may drill and test some additional groundwater wells for the purpose of addressing issues raised by the LDEQ concerning whether the extent of the groundwater contamination has been identified. Borden has paid substantially all the costs to date of the Settlement Agreement. It is unknown how long the remediation program will continue or whether the LDEQ will require the Company to incur costs to take further remedial measures in response to data generated by the potential additional groundwater wells. If the LDEQ requires the Company to take further remedial measures, the Company anticipates that a portion of such costs would be covered by the Environmental Indemnity Agreement. The extent to which any such costs for further remedial measures required by LDEQ will be covered by the Environmental Indemnity Agreement will depend, in large part, on whether such remedial measures respond to facts or circumstances that existed and requirements in effect prior to the Transfer Date.

2. On October 27, 1994, the Department of Justice ("DOJ"), at the request of the United States Environmental Protection Agency ("USEPA"), filed and enforcement proceeding against the Company, the Holding Company and BCP Management, Inc. ("BCPM") in federal district court in Louisiana ("Geismar enforcement proceeding"). The complaint seeks civil penalties for alleged violations of the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the Clean Air Act at the Geismar facility, as well as corrective action at that facility.

     The federal government's primary allegations for which it seeks penalties include claims that: (i) the Company's export to South Africa of a partially depleted mercuric chloride catalyst for recycling violated RCRA;
     (ii) the Company should have applied for a RCRA permit for operation of its valorization of chlorinated residuals ("VCR") unit and related tanks before August 1991; and (iii) the Company should have applied for a RCRA permit for the north trench sump at the Geismar facility because such sump allegedly contains hazardous waste. The government's allegation include other claims that are related to these and other alleged RCRA violations, as well as claims of alleged violations of immediate release reporting requirements under CERCLA and requirements governing particulate matter emissions under the Clear Air Act.

     In May 1994, the Company filed a Complaint for Declaratory Judgment in federal district court in Louisiana seeking a determination that: (i) the partially depleted mercuric chloride catalyst was not a hazardous waste when it was exported for recycling; (ii) the materials entering the VCR unit and related tanks are not hazardous waste; and (iii) the north trench sump does not require a RCRA permit.

     If the Company is unsuccessful in prosecuting its Declaratory Judgment Action, or in defending itself against the Geismar enforcement proceeding, it could be subject to three types of costs: (i) penalties; (ii) corrective action; and (iii) costs needed to obtain a RCRA permit. Although the maximum statutory penalties that would apply in a successful enforcement action by the DOJ would be in excess of $150 million, the Company believes that, assuming the Company is unsuccessful and based on information currently available to it and an analysis of relevant case law and administrative decisions, the more likely amount of any liability for civic penalties would not exceed several million dollars.

     If the company is unsuccessful in either the Declaratory Judgment Action or the Geismar enforcement proceeding, it may also be subject to corrective action. The federal government also can require corrective action for a facility subject to RCRA permit requirements. Corrective action could require the Company to conduct investigatory and remedial activities at the Geismar facility concurrently with the groundwater monitoring and remedial program that the Company is currently conducting under the Settlement Agreement with LDEQ. The DOJ has advised the Company that it intends to seek facility-wide corrective action to address potential contamination at the Geismar complex.

     The EPA has indicated that it intends to evaluate the adequacy of the existing groundwater remediation project performed under the Settlement Agreement with LDEQ, and to determine the potential for other areas of contamination on or near the Geismar facility. The cost of any corrective action could be material, depending on the scope of such corrective action.

     If the Company is unsuccessful in either proceeding concerning its challenge to the applicability of the RCRA permit requirements to the VCR unit related tanks, or the north trench sump, it will have to incur additional permitting costs. The Company estimates that its costs to complete the permitting process for the VCR unit and related tanks would be approximately $1.0 million. The Company believes that the costs for amending its pending RCRA permit application to include the north trench sump would not be material.

     If the United States is successful in requiring the Company to perform corrective action at the Geismar facility, the Company anticipates that at least a portion of such corrective action costs would be covered by the Environmental Indemnity Agreement. The extent to which any penalties or permit costs that the Company may incur as a result of the Geismar enforcement action will be subject to the Environmental Indemnity Agreement will depend, in large part, on whether such penalties or costs are attributable to facts or circumstances that existed and requirements in effect prior to November 30, 1987.

3. In February 1993, an EPA Administrative Law Judge held that the Illiopolis facility had violated CERCLA and the Emergency Planning and Community Right-to-Know Act ("EPCRA") by failing to report certain valve releases, which occurred between February 1987 and July 1989, that the Company believes are exempt from CERCLA and EPCRA reporting. The Company's petition for reconsideration was denied, a penalty hearing will be scheduled, and further appeals are possible. The proposed penalty in EPA's administrative complaint initiating this proceeding in 1991 was $1.0 million.

4. During the early 1990s, the Company shipped partially depleted mercuric chloride catalyst to the facility of Thor Chemicals S.A. (PTY) Limited ("Thor") in Cato Ridge, South Africa for recovery of mercury. In 1993 the LDEQ determined that the partially depleted catalyst was not a hazardous waste, although LDEQ reversed this position in 1994. The Company disagrees with this reversal.

     The Company believes that Thor's operations have included the production of mercuric chloride catalyst and the recovery of mercury from partially depleted catalyst. Recovery of mercury at Thor's facility was discontinued in March 1994 when the Department of Health in South Africa refused to renew a temporary license that had been granted to Thor. At such time, there were approximately 2,600 drums of partially depleted catalyst at the facility which had been shipped by the Company to Thor.

     In February 1995, Thor and three of its management personnel were tried by South Africa for the common law crime of culpable homicide and a number of alleged violations of the Machinery Occupational Safety Act of 1983 ("MOSA"), because of the deaths of two Thor employees. The prosecution alleged that the deaths were the result of mercury poisoning. In exchange for a plea by Thor that it had violated provisions of MOSA, the prosecution dropped the homicide charges against Thor and all the charges against Thor's management personnel. The court has sentenced Thor to a fine of R13,500.00, which is equivalent to approximately $3,800. The Company is aware that relatives of two deceased Thor employees, and a Thor employee allegedly suffering from mercury poisoning, have filed suit in the United Kingdom against Thor's parent company for negligence.

     On March 24, 1995, the President of South Africa appointed a Commission of Inquiry and published the following terms of reference for the Commission:
     (i) to investigate the history and background of the acquisition of mercury catalyst stockpiled by Thor as well as additional mercury-containing sludge on the premises and to report on the further utilization or disposal thereof; (ii) to recommend the best practical environmental option to address the problem of mercury-containing catalyst and/or waste currently on Thor's premises; and (iii) to report the results of the Commission's inquiry to the President of the Republic of South Africa. In addition, the Minister of Water Affairs and Forestry has instructed his department's regional office to investigate alleged water pollution at and near the Thor facility. The Government of South Africa has not made any allegations or asserted any claims against the Company.

     The contract between the Company and Thor provides that title to, risk of loss, and all other incidents of ownership of the partially depleted catalyst would pass from the Company to Thor when the catalyst reached South Africa. The Company does not believe that it is liable for disposing of the approximately 2,600 drums of partially depleted catalyst remaining at the Thor facility. Nonetheless, in the event that the Company should be required to dispose of the approximately 2,600 drums at the facility shipped by the Company, the Company estimates that such cost would not be in excess of $4 million.

     With regard to the environmental condition of the Thor facility, the Company has not been notified by the Government of South Africa that the Company would be liable for any contamination or other conditions at the facility, although it is impossible to determine what, if any, allegations any party may make in connection with the Thor facility in the future.

5. In connection with its environmental due diligence investigation of the facility in Addis, Louisiana that the Company plans to acquire ("Acquisition") from Occidental Chemical Corporation ("Oxychem"), some contamination has been identified at that facility. Oxychem has agreed to indemnify the Company for environmental liabilities arising from the manufacture, generation, treatment, storage, handling, processing, disposal, discharge, loss, leak, escape or spillage of any product, waste or substance generated or handled by Oxychem prior to the closing of the Acquisition, any condition resulting therefrom relating to acts, omissions or operations of Oxychem prior to such date, and any duty, obligation or responsibility imposed on Oxychem prior to such date under environmental laws in effect prior to such date to address such condition. However, except with regard to claims arising from Oxychem's disposal of waste at sites other than the Addis Facility, Oxychem has no indemnification obligation if the claim for indemnification is the result of a change in applicable law after the closing of the Acquisition. Oxychem's obligation to indemnify the Company for environmental liabilities is subject to certain limits.

                                 Schedule 8.05
                                 -------------

                                                                   EXHIBIT 11.10

                                     FORM
                                      OF
                           ASSIGNMENT AND ACCEPTANCE

                               DATED______,19__

          Reference is made to the Credit Agreement dated as of_____________, 1995 (the "Credit Agreement"), among Borden Chemicals and Plastics Operating
           ----------------
Limited Partnership (the "Company"), the banks party thereto and Credit Suisse, as agent for such banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

          ____________________ (the "Assignor") and __________________ (the
                                     --------
"Assignee") agree as follows:
 --------

          1. (a) The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor), and the Assignee hereby purchases and assumes from the Assignor, a __% interest (the "Percentage Interest") in and to
                                                -------------------
all the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below), including, without limitation, (i) the Percentage Interest in the Commitment of the Assignor on the Assignment Date,
(ii) the Percentage Interest in all reimbursement obligations (net of participations therein purchased by other Banks pursuant to the Credit Agreement) in respect of the Letters of Credit either issued by the Assignor or in which the Assignor has purchased participations pursuant to the Credit Agreement, (iii) the Percentage Interest in the Loans owing to the Assignor outstanding on the Assignment Date, (iv) the Percentage Interest in all unpaid interest with respect to such Loans and all Commitment Fees and Letter of Credit Fees due to Assignor in its capacity as a bank accrued to the Assignment Date and (v) the Percentage Interest in the Note held by the Assignor.

          (b) In furtherance of the foregoing (i) to the extent the Assignor is the issuer of the Letters of Credit, the Assignee hereby purchases a participation, in the proportion of the Percentage Interest, in all reimbursement obligations (net of participations therein purchased by other Banks pursuant to the Credit Agreement) in respect of the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, with the same effect as if the Assignee had been a Bank, and had purchased such participation, on the date each Letter of Credit was issued and (ii) to the extent the Assignor is not the issuer of the Letters of Credit and has purchased participations in reimbursement obligations in respect of the Letters of Credit issued by the Issuing Bank, the Assignee hereby purchases a portion of such participations (net of portions thereof purchased by other Banks pursuant to the Credit Agreement), in the proportion of the Percentage Interest, upon the terms and conditions set forth in the Credit Agreement, with the same effect as if the Assignee had been a Bank, and had directly purchased participations equal to such portions, on the date Letter of Credit was issued.

          2. The Assignor (a) shall deliver to the Agent a schedule in the form of Schedule 1 hereto with all blanks appropriately completed (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim known to the Assignor; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (d) attaches the Note issued to Assignor and requests that the Agent exchange such Note for a new Note executed by the Company and payable to the Assignee in a principal amount equal to $___________ [and a New Note executed by the Company and payable to the Assignor in a principal amount equal to $____________].


          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vii) agrees that it will comply with Section 11.11 of the Credit Agreement with respect to information complying with that provision furnished to it by the Company or the Assignor with respect to any Loan Party; (viii) confirms that it has delivered a completed Administrative Questionnaire to the Agent[; and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty]./1/

          4. The effective date for this Assignment and Acceptance shall be ______________(the "Assignment Date")./2/ Following the execution of this
                    ---------------
Assignment



______________________

1/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

2/ See Section 11.11(c) of the Credit Agreement. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent unless otherwise agreed to by the Assignor, the Assignee and the Agent.

and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent pursuant to Section 11.10 of the Credit Agreement.

          5. Upon such acceptance and recording, form amd after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Notwithstanding anything to the contrary contained in the Credit Agreement, the Company shall not be required to reimburse the Agent, the Assignor or the Assignee for any costs and expenses (including attorney's fees) incurred by such Person in connection with this Assignment and Acceptance.

          7. Upon such acceptance and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Date by the Agent or with respect to the making of this assignment directly between themselves.

          8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.


                                             [NAME OF ASSIGNOR],

                                             By:________________________________
                                             Name:
                                             Title:


                                             [NAME OF ASSIGNEE],

                                             By:________________________________
                                             Name:
                                             Title:

Consented and Agreed to as
of the date first above written.

CREDIT SUISSE,
as Agent


By:________________________________
Name:
Title:

/3/


________________________________
3/ Consent of the Company is required if the Assignee is not a Bank or an Affiliate of a Bank.

                                  SCHEDULE 1
                                      TO
                           ASSIGNMENT AND ACCEPTANCE

(i)   Percentage Interest assigned:                        ____________%

(ii)  Assignee's Commitment (without giving effect         $____________
to assignments that have not yet become effective):

(iii) Aggregate outstanding principal amount of Loans      $____________
assigned (unreduced by any assignments thereof which have not yet become effective):

(iv)  Amount of reimbursement obligations (net of          $____________
participations therein purchased by other Banks pursuant to the Credit Agreement) in respect of the Letters of Credit issued by the Assignor:/1/

(v)   Amount of participations in reimbursement            $____________
obligations in respect of the Letters of Credit issued by a Bank other than Assignor purchased by the Assignor (net of portions thereof purchased by other Banks pursuant to the Credit Agreement):/2/



                                             [NAME OF ASSIGNOR], as Assignor

                                             By:________________________________
                                             Name:
                                             Title:

                                             Dated:_____________________________

                                             [NAME OF ASSIGNEE], as Assignee

                                             By:________________________________
                                             Name:
                                             Title:

                                             Lending Office:



Accepted this ____ day
of _______________________, 1995

CREDIT SUISSE, as Agent


By:________________________________
Name:
Title:


________________________

/1/  If the Assignor is Credit Suisse, clause (iv) should be included and clause
     (v) omitted.

/2/ If the Assignor is not Credit Suisse, clause (v) should be included and clause (iv) omitted.

                             REVOLVING CREDIT NOTE


$14,000,000                                                 Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc., HEREBY PROMISES TO PAY to the order of Bank One, Columbus, NA (the "Bank") on or before the Maturity Date (as
                                      ----
hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and
(ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        ----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day finds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                   BORDEN CHEMICALS AND
                                   PLASTICS OPERATING LIMITED
                                   PARTNERSHIP

                                   By: BCP Management, Inc.

                                       By: /s/ David A. Kelly
                                          --------------------------------------
                                       Name: David A. Kelly
                                            ------------------------------------
                                       Title: Director Treasurer and Principal
                                             -----------------------------------
                                               Financial Officer

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_____________________________________________________________________________________________________________________________
                                    End of
Borrowing                          Interest            Rate of        Amount of      Amount of
 Date or              Amount        Period             Interest       Principal      Interest      Unpaid
Conversion          and Type of    Applicable          Applicable      Paid or        Paid or     Principal       Notation
   Date                Loan         to Loan             to Loan        Prepaid        Prepaid      Balance        Made By
=============================================================================================================================

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

                             REVOLVING CREDIT NOTE


$14,000,000                                                 Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc., HEREBY PROMISES TO PAY to the order of The Huntington National Bank (the "Bank") on or before the Maturity
                                            ----
Date (as hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        ----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                   BORDEN CHEMICALS AND
                                   PLASTICS OPERATING LIMITED
                                   PARTNERSHIP

                                   By: BCP Management, Inc.


                                       By: /s/ David A. Kelly
                                          --------------------------------------
                                       Name: David A. Kelly
                                            ------------------------------------
                                       Title: Director, Treasurer and Principal
                                             -----------------------------------
                                               Financial Officer

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_____________________________________________________________________________________________________________________________
                                    End of
Borrowing                          Interest            Rate of        Amount of      Amount of
 Date or              Amount        Period             Interest       Principal      Interest      Unpaid
Conversion          and Type of    Applicable          Applicable      Paid or        Paid or     Principal       Notation
   Date                Loan         to Loan             to Loan        Prepaid        Prepaid      Balance        Made By
=============================================================================================================================

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

                             REVOLVING CREDIT NOTE

$16,000,000                                                   Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc. , HEREBY PROMISES TO PAY to the order of Credit Suisse, (the "Bank") on or before the Maturity Date (as
                                  ----
hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and
(ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        -----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          The Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                              BORDEN CHEMICALS AND
                                              PLASTICS OPERATING LIMITED
                                              PARTNERSHIP

                                              By: BCP Management, Inc.



                                                 By:  /s/ David A. Kelly
                                                    ---------------------------

                                                 Name:    DAVID A. KELLY
                                                      -------------------------

                                                 Title: Director, Treasurer and
                                                       ------------------------
                                                         Principal Financial
                                                         -------------------
                                                          Officer
                                                          -------

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

-----------------------------------------------------------------------------------------------------------------------------
                                    End of
Borrowing                          Interest            Rate of        Amount of      Amount of
 Date or              Amount        Period             Interest       Principal      Interest      Unpaid
Conversion          and Type of    Applicable         Applicable       Paid or        Paid or     Principal       Notation
   Date                Loan         to Loan            to Loan         Prepaid        Prepaid      Balance        Made By
=============================================================================================================================

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

                             REVOLVING CREDIT NOTE

$14,000,000                                                   Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc. , HEREBY PROMISES TO PAY to the order of NationsBank, N.A. (the "Bank") on or before the Maturity Date (as
                                     ----
hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and
(ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        ----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                              BORDEN CHEMICALS AND
                                              PLASTICS OPERATING LIMITED
                                              PARTNERSHIP

                                              By: BCP Management, Inc.



                                                 By:  /s/ David A. Kelly
                                                    ---------------------------

                                                 Name:    DAVID A. KELLY
                                                      -------------------------

                                                 Title: Director, Treasurer and
                                                       ------------------------
                                                         Principal Financial
                                                         -------------------
                                                          Officer
                                                          -------

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

------------------------------------------------------------------------------------------------------------------------------
                                    End of
Borrowing                          Interest            Rate of        Amount of      Amount of
 Date or              Amount        Period            Interest        Principal       Interest     Unpaid
Conversion          and Type of    Applicable         Applicable       Paid or        Paid or     Principal       Notation
   Date                Loan         to Loan            to Loan         Prepaid        Prepaid      Balance        Made By
=============================================================================================================================

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________



                             REVOLVING CREDIT NOTE

$14,000,000                                                   Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc., HEREBY PROMISES TO PAY to the order of Credit Lyonnais (the "Bank") on or before the Maturity Date (as
                               ----
hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and
(ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        ----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                              BORDEN CHEMICALS AND
                                              PLASTICS OPERATING LIMITED
                                              PARTNERSHIP

                                              By: BCP Management, Inc.



                                                 By:  /s/ David A. Kelly
                                                    ----------------------------

                                                 Name:    DAVID A. KELLY
                                                      --------------------------

                                                 Title: Director, Treasurer and
                                                       -------------------------
                                                         Principal Financial
                                                         -----------------------
                                                          Officer
                                                          -------

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

________________________________________________________________________________________________________
                               End of
 Borrowing                    Interest      Rate of    Amount of     Amount of
  Date or       Amount         Period      Interest    Principal      Interest    Unpaid
Conversion   and Type of     Applicable   Applicable    Paid or        Paid to   Principal    Notation
   Date         Loan            to Loan    to Loan     Prepaid        Prepaid     Balance      Made By
========================================================================================================
________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

                             REVOLVING CREDIT NOTE

$14,000,000                                                     Dated:May 2,1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                     -------
whose sole general partner is BCP Management Inc. , HEREBY PROMISES TO PAY to the order of The Chase Manhattan Bank, (the "Bank") on or before the Maturity
                                             ----
Date (as hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined)shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and able at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms
                                                ----------------
defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other banks .

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017 or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                BORDEN CHEMICALS AND
                                PLASTICS OPERATING LIMITED
                                PARTNERSHIP

                                By: BCP Management, Inc.


                                   By: /s/ David A. Kelly
                                       --------------------------
                                   Name: David A. Kelly
                                         ------------------------
                                   Title: Director, Treasurer and
                                          -----------------------
                                           Principal Financial Officer
                                           ---------------------------

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_______________________________________________________________________________________________________
                            End of
Borrowing                  Interest       Rate of        Amount of    Amount of
 Date or        Amount      Period       Interest        Principal    Interest     Unpaid
Conversion   and Type of  Applicable    Applicable        Paid or     Paid or    Principal    Notation
   Date          Loan       to Loan       to Loan         Prepaid      Prepaid    Balance      Made By
=======================================================================================================
_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

                             REVOLVING CREDIT NOTE

$14,000,000                                                   Dated: May 2, 1995


          FOR VALUE RECEIVED, the undersigned, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company")
                                                                    -------
whose sole general partner is BCP Management Inc., HEREBY PROMISES TO PAY to the order of Wachovia Bank of Georgia, N.A. (the "Bank") on or before the Maturity
                                              ----
Date (as hereinafter defined) the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of the Loans made by the Bank to the Company and outstanding on the Maturity Date. The principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement.

          The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Credit Agreement dated as of May 2, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the
                                                        ----------------
terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank and certain other banks that are parties thereto, Credit Suisse, as Agent for the Bank and such other bank.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to Credit Suisse, as Agent, at 12 East 49th Street, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company. The amount of each Loan made by the Bank to the Company and the borrowing date, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Bank to make such notation or any error therein shall not in any manner affect the obligation of the Company to repay such Loan in accordance with the terms of this Promissory Note and the Credit Agreement.

          This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

          This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                           BORDEN CHEMICALS AND
                                           PLASTICS OPERATING LIMITED
                                           PARTNERSHIP

                                           By: BCP Management, In.


                                              By: /s/ David A. Kelly
                                                 -------------------------------
                                              Name:   David A. Kelly
                                                   -----------------------------
                                              Title: Director, Treasurer and
                                                     -----------------------
                                                      Principal Financial
                                                      -------------------
                                                       Officer
                                                       -------

                 LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_______________________________________________________________________________________________________
                            End of
Borrowing                  Interest       Rate of        Amount of    Amount of
 Date or        Amount      Period       Interest        Principal    Interest     Unpaid
Conversion   and Type of  Applicable    Applicable        Paid or     Paid or    Principal    Notation
   Date          Loan       to Loan       to Loan         Prepaid      Prepaid    Balance      Made By
=======================================================================================================
_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP

                             OFFICER'S CERTIFICATE


          I, Lawrence L. Dieker, Vice President, General Counsel and Secretary of BCP Management, Inc., a Delaware corporation and the sole general partner (the "General Partner") of Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Company"), in connection with the execution and delivery of the Credit Agreement (the "Credit Agreement", the terms defined therein being used herein as therein defined) dated as of May 2, 1995 among the Company, the banks and other financial institutions listed on the signature pages under the caption "Banks" and Credit Suisse, ("Credit Suisse"), individually as a Bank and as agent for the other Banks (in such capacity together with any other Person who becomes the Agent, the "Agent"), which Credit Agreement provides for loans for the benefit of the Company not to exceed $100,000,000 in aggregate unpaid principal amount DO HEREBY CERTIFY AS FOLLOWS on behalf of the General Partner:

          1. Attached hereto as Exhibit A is true and complete copy of the certificate of incorporation, as amended and in effect, of the General Partner.

          2. Attached hereto as Exhibit B is a true and complete copy of the bylaws, as amended and in effect, of the General Partner.

          3. Attached hereto as Exhibit C is a true and correct copy of the Amended and Restated Agreement of Limited Partnership of the Company.

          4. Attached hereto as Exhibit D is a true and correct copy of resolutions duly adopted by the Board of Directors of the General Partner. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

          5. The persons named below are duly elected officers of the Company, now hold the offices set forth opposite their respective names and the signature opposite the name and title of each of them is his or her true and correct signature:

       Name                       Office               Signature
       ----                       ------               ---------

David A. Kelly              Director, Treasurer          /s/ David A. Kelly
--------------------                                    ------------------------
                            and Principal Financial
                            Officer

Lawrence L. Dieker          Vice President, General      /s/ Lawrence A Dieker
--------------------        Counsel and Secretary       ------------------------

          6. The representations and warranties made by the Company in any loan Document are true and correct in all material respects and no dissolution or liquidation proceedings with respect to the Company have been commenced.

          7.  There exists on the date hereof no Event of Default.

          8. The closing under the Asset Transfer Agreement dated as of August 12, 1994 between Occidental Chemical Corporation and the Company, as amended, has occurred substantially as described in the Prospectus.

          9. The closing under the Underwriting Agreement dated April 21, 1995 between the Company, BCPM, BLP Finance Corporation and CS First Boston Corporation has occurred and the Securities have been issued as described in the Prospectus.

          10. The Wachovia Credit Agreement has been terminated.

          IN WITNESS WHEREOF, I have signed this certificate as of the 2nd day
                                                                       ---
of   May  , 1995.
   ------

                                                       /s/ Lawrence L. Dieker
                                                           ---------------------
                                                           Secretary

                                                                       EXHIBIT A
                               State of Delaware
                                                         PAGE  1
                       Office of the Secretary of State

                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BCP MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.



                                   [SEAL]     /s/ Edward J. Freel
                                            ------------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
                                                              7474495
2134202  8100                                          DATE:
                                                              04-17-95
950083756

                         CERTIFICATE OF INCORPORATION
                                      OF
                             BCP MANAGEMENT, INC.


          FIRST:  The name of the Corporation is BCP Management, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares of common stock with a par value of one dollar ($1.00) per share.

          FIFTH: The name and mailing address of the incorporator of the Corporation are as follows:

          Name                                         Address
          ----                                         -------

     Steven Sutherland                            One First National Plaza
                                                  Suite 4200
                                                  Chicago, Illinois  60603

          SIXTH: The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is as follows:

          Name                                         Address
          ----                                         -------

     Lawrence O. Doza                             c/o Borden, Inc.
                                                  277 Park Avenue
                                                  New York, New York  10172

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders.

          EIGHTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

          NINTH:  The Corporation is to have perpetual existence.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          ELEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B.  (1)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B
--------  -------
with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State
             --------  -------
of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of & proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

          (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of

Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 5th day of August, 1987.
     ---

                                              /s/ Steven Sutherland
                                              -----------------------------
                                              Steven Sutherland

                                    BYLAWS
                                    ------
                                      OF
                                      --
                             BCP MANAGEMENT, INC.
                             --------------------


                                   ARTICLE I
                                   ---------

                            Stockholders' Meetings
                            ----------------------

          Section 1.  Annual Meeting.  The annual meeting of stockholders for
                      --------------
the election of directors and the transaction of such other business as may properly come before it shall be held on the first Monday of April of each year, or such other date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

          Section 2.  Special Meeting.  Special meetings of stockholders may be
                      ---------------
called by the Board of Directors or the Chairman of the Board of Directors and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing, stating the purpose or purposes thereof, of holders of at least a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Special meetings of stockholders may be held at such places, within or without the State of Delaware, as may be specified in the call of any meeting.

          Section 3.  Notice of Meetings and Adjourned Meetings.  Written notice
                      -----------------------------------------
of every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the laws of Delaware, be mailed at least ten but not more than sixty days prior to the meeting to each stockholder of record entitled to vote thereat. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice other than announcement at such meeting until its business is completed. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 4.  Quorum.  The holders of a majority of the shares of
                      ------
capital stock issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the shares of stock present or represented may adjourn the meeting from time to time until a quorum is present. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 5.  Voting.  Except as provided in the Certificate of
                      ------
Incorporation of the Corporation, each holder of capital stock entitled to vote at a stockholders' meeting shall, as to all matters in respect of which such capital stock has voting rights, be entitled to one vote in person or by written proxy for each share of capital stock owned of record by him, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. No vote upon any matter need be by ballot unless demanded by the holders of at least ten per cent of the shares represented and entitled to vote at the meeting. All elections shall be decided by a plurality of the votes cast and all other questions or matters shall be decided by a majority of the votes cast, unless otherwise required by the laws of Delaware, the Certificate of Incorporation or these bylaws.

          Section 6.  Consent of Stockholders in Lieu of Meeting.  Any action
                      ------------------------------------------
required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

          Section 1.  Number, Election and Term of Office of Directors.  The
                      ------------------------------------------------
number of directors shall be fixed from time to time resolution of the Board of Directors. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

          Section 2.  Resignation or Removal.  Any director may resign by giving
                      ----------------------
written notice to the Board of Directors or the Chairman of the Board of Directors, any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by the Certificate of Incorporation, any director may be removed, with or without cause, by the affirmative vote or consent of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote.

          Section 3.  Vacancies.  Except as otherwise required by the
                      ---------
Certificate of Incorporation, any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the stockholders. A director elected to fill a vacancy shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Except as otherwise required by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

          Section 4.  Place of Meetings.  Meetings of the Board of Directors may
                      -----------------
be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.

          Section 5.  Regular Meetings.  A regular annual meeting of the Board
                      ----------------
of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, or at such other time or place as determined by the stockholders at such meeting, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such time as shall be fixed by resolution of the Board of Directors.

          Section 6.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by the Chairman of the Board of Directors or at least a majority of the directors then in office. Notice of special meetings either shall be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before this meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting.

          Section 7.  Quorum and Voting.  A majority of the entire Board of
                      -----------------
Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these bylaws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.

          Section 8.  Compensation.  The directors shall be paid their
                      ------------
reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 9.  Telephonic Meetings.  Members of the Board of Directors
                      -------------------
may participate in a meeting of the Board of Directors, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          Section 10.  Independent Committee.  So long as the Corporation is a
                       ---------------------
general partner of Borden Chemicals and

Plastics Limited Partnership ("the Partnership"), the Board of Directors shall from time to time by resolution designate an Independent Committee to consist of three members of the Board of Directors, each of which shall not be an officer of the Corporation or of any corporate stockholder of the Corporation which owns a majority of the capital stock of the Corporation. The Independent Committee shall examine and resolve any matter required to be submitted to such Committee by the Agreement of Limited Partnership of the Partnership and any matter submitted to such Committee by a vote of the majority of the entire Board of Directors. The Board of Directors shall have the power at any time to change the membership of such Committee and to fill vacancies in such Committee, subject to the requirements in the first sentence of this Section 10. The Independent Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

          Section 1.  Number, Qualification, Election and Term of Office.  The
                      --------------------------------------------------
officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers, including one or more Vice-Presidents (who may be designated by different classes) and one or more Assistant Secretaries and Assistant Treasurers, as the Board of Directors may from time to time deem advisable. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office until his successor shall have been elected and qualified, or until his earlier resignation or removal.

          Section 2.  Removal and Vacancies.  All officers shall serve at the
                      ---------------------
pleasure of the Board of Directors. Any officer may be removed by the Board of Directors at any time with or without cause. A vacancy in any office shall be filled by the Board of Directors.

          Section 3.  The Chairman of the Board.  The Chairman of the Board of
                      -------------------------
Directors shall be the chief executive officer of the Corporation and shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall have general and active supervision over the property business and affairs of the Corporation. The Chairman of the Board may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall have such further duties as are incident to the office of the Chairman of the Board of

Directors or prescribed by law or as shall from time to time be designated by the Board of Directors.

          Section 4.  The President.  The President shall, subject to the
                      -------------
direction and control of the Chairman of the Board of Directors, be the chief operating officer of the Corporation and have such duties and powers as shall from time to time be designated by the Board of Directors or by the Chairman of the Board of Directors.

          Section 5.  The Vice-Presidents.  In the absence of the President or
                      -------------------
in the event of his inability or refusal to act, the Vice-President, if any (or, if there be more than one, the Vice-Presidents in the order designated by the Chairman of the Board of Directors, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall perform the duties and discharge the responsibilities of the President. They shall have such other duties and powers as shall from time to time be designated by the Board of Directors or by the Chairman of the Board of Directors.

          Section 6.  The Secretary and Assistant Secretaries.  The Secretary,
                      ---------------------------------------
or in the event of his absence or inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated by the Chairman of the Board of Directors, subject to revision by the Board of Directors, and, absence such designation or revision, in order of their first election to that office), shall be the keeper of the corporate seal and records (except those kept by the Treasurer), and shall give notice of, attend and record minutes of meetings of stockholders and directors. The Secretary or any Assistant Secretary shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, the corporate seal may be attested by the signature of the Secretary or any Assistant Secretary. The Secretary and any Assistant Secretaries shall have such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors.

          Section 7.  The Treasurer and Assistant Treasurers.  The Treasurer,
                      --------------------------------------
or, in the event of his absence or inability or refusal to act, the Assistant Treasurer, if any (or, if there be more than one, the Assistant Treasurers in the order designated by the Chairman of the Board of Directors, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall be responsible for (i) the custody and safekeeping of all of the funds of the Corporation, (ii) the receipt and deposit of all moneys paid to the Corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the Corporation of all checks, drafts, notes, and other obligations payable to the Corporation, (iv) the disbursement of funds of the Corporation under such rules as the Board of Directors may from time to time adopt, (v) keeping full and accurate records of all receipts and disbursements, and (vi) the performance of such further duties as are incident, to the office of Treasurer or as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board of Directors.

          Section 8.  Other Officers.  Any other officers elected pursuant to
                      --------------
Section 1 of this Article III shall have such duties as are prescribed by the Board of Directors.

                                  ARTICLE IV
                                  ----------

                     Stock Certificates and Transfer Books
                     -------------------------------------

          Section 1.  Certificate.  Every stockholder shall be entitled to have
                      -----------
a certificate, in such form as the Board of Directors shall from time to time approve, signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

          Section 2.  Facsimile Signatures.  Where a certificate is
                      --------------------
countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Record Ownership.  A record of the name and address of the
                      ----------------
holder of each certificate, the number of shares represented thereby, and the date of issue, thereof, shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

          Section 4.  Lost Certificates.  Any person claiming a stock
                      -----------------
certificate in lieu of one Lost, stolen, mutilated or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts as to its loss, theft, mutilation or destruction. He shall also, if required by the Board of Directors, give the Corporation a bond, in such form and amount as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

          Section 5.  Transfer Agent or Registrar.  The Corporation may maintain
                      ---------------------------
one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

          Section 6.  Transfer of Stock. Transfer of shares shall, except as
                      -----------------
provided in Section 4 of this Article IV, be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

          Section 7.  Fixing Date for Determination of Stockholders of Record.
                      -------------------------------------------------------
(a) In order that the Corporation may determine the stockholders entitled to notice of or to Vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          (b)  If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new
                  --------  -------
     record date for the adjourned meeting.

                                   ARTICLE V
                                   ---------

                              General Provisions
                              ------------------

          Section 1.  Offices.  The registered office of the Corporation in
                      -------
Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may have such other offices as the Board of Directors may from time to time determine. The books of the Corporation may be kept outside the State of Delaware.

          Section 2.  Seal.  The corporation's seal shall have inscribed thereon
                      ----
the name of the Corporation, the year of its organization and the words "corporate seal - Delaware."

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
fixed by resolution of the Board of Directors.

          Section 4.  Inspection of Books.  Subject to laws of the State of
                      -------------------
Delaware, the directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

          Section 5.  Reliance on Records.  Each director and officer shall in
                      -------------------
the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the Corporation.

          Section 6.  Waiver of Notice.  Whenever any notice is required to be
                      ----------------
given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          Section 7.  Indemnification.  (a)  Each person who was or is made a
                      ---------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of this Section 7
-----------------
with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7 shall be a contrast right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State
             -----------------
of Delaware requires, the payment of such expenses incurred by a director of offi-cer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7 or otherwise.

          (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 7 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          Section 8.  Amendments to Bylaws. These bylaws may be amended, altered
                      --------------------
or repealed by the stockholders or by the Board of Directors.

                                                                       EXHIBIT C


                             AMENDED AND RESTATED

                                 AGREEMENT OF

                            LIMITED PARTNERSHIP OF

                    BORDEN CHEMICALS AND PLASTICS OPERATING
                              LIMITED PARTNERSHIP

                        A DELAWARE LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I    ORGANIZATIONAL MATTERS....................................      1

     1.1     Formation and Continuation................................      1
     1.2     Name......................................................      1
     1.3     Registered Office; Principal Office.......................      2
     1.4     Power of Attorney.........................................      2
     1.5     Term......................................................      4

ARTICLE II   DEFINITIONS...............................................      4

ARTICLE III  PURPOSE...................................................     11

     3.1     Purpose and Business......................................     11
     3.2     Powers....................................................     12

ARTICLE IV   CAPITAL CONTRIBUTIONS.....................................     13

     4.1     Initial Contributions.....................................     13
     4.2     Return of Initial Contributions...........................     13
     4.3     Contributions by General Partner, Organizational Limited
               Partner and Investor Partnership........................     14
     4.4     No Preemptive Rights......................................     14
     4.5     Capital Accounts..........................................     15
     4.6     Interest..................................................     18
     4.7     No Withdrawal.............................................     18
     4.8     Loans from Partners.......................................     18

ARTICLE V    ALLOCATIONS AND DISTRIBUTIONS.............................     18

     5.1     Allocations for Tax Purposes..............................     18
     5.2     Allocations for Capital Account Purposes..................     20
     5.3     Requirement of Distributions..............................     21

ARTICLE VI   MANAGEMENT AND OPERATION OF BUSINESS......................     22

     6.1     Management................................................     22
     6.2     Certificate of Limited Partnership........................     23
     6.3     Restrictions on General Partner's Authority...............     24
     6.4     Reimbursement of the General Partner......................     25
     6.5     Outside Activities........................................     26

                                      -1-


                                                                            Page
                                                                            ----
     6.6     Loans to and from the General Partner; Contracts with
               Affiliates..............................................     27

     6.7     Indemnification...........................................     28
     6.8     Liability of Indemnitees..................................     29
     6.9     Resolution of Conflicts of Interest.......................     30
     6.10    Other Matters Concerning the General Partner..............     31
     6.11    Title to Partnership Assets...............................     32
     6.12    Limitations Regarding Certain Actions.....................     32
     6.13    Reliance by Third Parties.................................     32

ARTICLE VII  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER.............     33

     7.1     Limitation of Liability...................................     33
     7.2     Management of Business....................................     33
     7.3     Return of Capital.........................................     33
     7.4     Rights of the Limited Partner Relating to the Partnership.     33

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS....................     34

     8.1     Records and Accounting....................................     34
     8.2     Fiscal Year...............................................     35
     8.3     Reports...................................................     35

ARTICLE IX   TAX MATTERS...............................................     35

     9.1     Preparation of Tax Returns................................     35
     9.2     Tax Elections.............................................     35
     9.3     Tax Controversies.........................................     36
     9.4     Organizational Expenses...................................     36
     9.5     Withholding...............................................     36

ARTICLE X    TRANSFER OF INTERESTS.....................................     36

     10.1    Transfer..................................................     36
     10.2    Transfer of General Partner's Partnership Interest........     37
     10.3    Transfer of Interest of Limited Partner...................     37

ARTICLE XI   ADMISSION OF PARTNERS.....................................     37

     11.1    Admission of Substituted Limited Partner..................     37

                                                                            Page
                                                                            ----
     11.2    Admission of Successor General Partner...................       37
     11.3    Amendment of Agreement and Certificate of Limited
               Partnership............................................       37

ARTICLE XII  WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER.............       38

     12.1    Withdrawal or Removal of General Partner.................       38
     12.2    Interest of Departing Partner and Successor..............       38
     12.3    Reimbursement of Departing Partner.......................       38

ARTICLE XIII DISSOLUTION AND LIQUIDATION..............................       38

     13.1    Dissolution..............................................       38
     13.2    Continuation of the Business of the Partnership after
               Dissolution............................................       40
     13.3    Liquidation..............................................       41
     13.4    Distributions in Kind....................................       42
     13.5    Cancellation of Certificate of Limited Partnership.......       42
     13.6    Reasonable Time for Winding Up...........................       42
     13.7    Return of Capital........................................       43
     13.8    No Capital Account Restoration...........................       43
     13.9    Waiver of Partition......................................       43

ARTICLE XIV  AMENDMENT OF PARTNERSHIP AGREEMENT.......................       43

     14.1    Amendment to Be Adopted Solely by General Partner........       43
     14.2    Amendment Procedures.....................................       44
     14.3    Prohibited Amendments....................................       44

ARTICLE XV   GENERAL PROVISIONS.......................................       45

     15.1    Addresses and Notices....................................       45
     15.2    Titles and Captions......................................       45
     15.3    Pronouns and Plurals.....................................       45
     15.4    Further Action...........................................       45
     15.5    Binding Effect...........................................       45
     15.6    Integration..............................................       45
     15.7    Creditors................................................       45
     15.8    Waiver...................................................       45
     15.9    Counterparts.............................................       46

     15.10   Applicable Law...........................................      46
     15.11   Invalidity of Provisions.................................      46

                             AMENDED AND RESTATED

                                 AGREEMENT OF

                         LIMITED PARTNERSHIP OF BORDEN

             CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP


          THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of November 30, 1987 is entered into by and among BCP Management, Inc., a Delaware corporation as the General Partner, Borden, Inc., a New Jersey corporation as the Organizational Limited Partner, and Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Limited Partner" or "Investor Partnership"), together with any other Persons who become Partners, as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                            ORGANIZATIONAL MATTERS

          1.1  Formation and Continuation.  The General Partner and the
               --------------------------
Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership in its entirety. Subject to the provisions of this Agreement, the General Partner and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

          1.2  Name.  The name of the Partnership shall be "Borden Chemicals
               ----
and Plastics Operating Limited Partnership." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partner of such change. Notwithstanding the foregoing, unless otherwise permitted by the Organizational Limited Partner, in the event that neither BCP Management, Inc. nor a Subsidiary of Borden is the general partner of the Partnership, the Partnership shall change its name to a name not including "Borden" and shall cease using the name "Borden" or other names or symbols associated therewith.

          1.3  Registered Office; Principal Office.  The address of the
               -----------------------------------
registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be Highway 73, Geismar, Louisiana 70734, or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

          1.4  Power of Attorney.  (a)  The Limited Partner hereby constitutes
               -----------------
and appoints each of the General Partner and the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including without limitation this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems reasonable and appropriate or necessary to form, qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Articles X, XI or XII or the Capital Contribution of any Partner;

          (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when
                                                          --------
     the consent or approval of the Limited Partner is required by any other provision of this Agreement, the General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary consent or approval of the Limited Partner.

Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partner, the transfer of all or any portion of the Limited Partner's Partnership Interest and shall extend to the Limited Partner's heirs, successors, assigns and personal representatives. The Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and the Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. The Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

          1.5  Term.  The Partnership commenced upon the filing of the
               ----
Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2082, or until the earlier termination of the Partnership in accordance with the provisions of Article XIII.


                                  ARTICLE II

                                  DEFINITIONS

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Acquired Facilities" shall mean the interest in the manufacturing and
           -------------------
production facilities located at Geismar, Louisiana and Illiopolis, Illinois which were transferred to the Partnership by Borden, the General Partner and the Investor Partnership, as such facilities may be maintained or improved from time to time, subject to the provisions of Article VI hereof.

          "Adjusted Property" means any property the Carrying Value of which has
           -----------------
been adjusted pursuant to Section 4.5(d)(i) or (d)(ii).

          "Affiliate" means any Person that directly or indirectly controls, is
           ---------
controlled by, or is under common control with, the Person in question;

provided, that neither the Partnership nor the Investor Partnership shall be
--------
deemed an Affiliate of Borden or the General Partner. As used in the definition of "Affiliate" the term "control" means the procession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreed Value" of any Contributed Property means the fair market value
           ------------
of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, that the Agreed Value of any property deemed contributed
              --------
to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.5(c) hereof. Subject to Section 4.5(c), the General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

          "Agreement" means this Amended and Restated Agreement of Limited
           ---------
Partnership, as it may be amended, supplemented or restated from time to time.

          "Available Cash," with respect to any quarter within any calendar
           --------------
year, means (i) the sum of (a) the cash receipts of the Partnership during such quarter from all sources and (b) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, debt service (including payments of principal, premium and interest) and capital items (but excluding all cash distributions to Partners),
(bb) any reserves established in such quarter in such amounts as the General Partner shall deem to be necessary in the reasonable discretion of the General Partner or appropriate in its reasonable discretion to provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures), and (cc) any other reserves in such amounts as are necessary in the reasonable discretion of the General Partner because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party (including, without limitation, the Note Agreement) or by which it is bound or its assets are subject. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

          "Book-Tax Disparities" means the differences between a Partner's
           --------------------
Capital Account balance as maintained pursuant to Section 4.5, and such balance had such Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

          "Borden" means Borden, Inc., a New Jersey corporation.
           ------

          "Borden Delaware" means Borden Delaware Holdings, Inc., a Delaware
           ---------------
Corporation.

          "Business Day" means Monday through Friday of each week, except that a
           ------------
legal holiday recognized as such by the
government of the United States or the states of Delaware, Louisiana, Illinois or New York shall not be regarded as a Business Day.

          "calendar quarter" or "quarter" means any calendar quarter or, at the
           ----------------      -------
election of the General Partner, (i) any period commencing on January 1 and comprised of not less than 12 nor more than 13 weeks, as determined by the General Partner (ii) any period commencing on the day next following any period referred to in clause (i) and comprised of approximately 13 weeks, as determined by the General Partner (iii) any period commencing on the day next following any period referred to in clause (ii) and comprised of approximately 13 weeks, as determined by the General Partner and (iv) any period commencing on the day next following any period referred to in clause (iii) and ending on the next following December 31.

          "Capital Account" means the capital account maintained for a Partner
           ---------------
pursuant to Section 4.5.

          "Capital Contribution" means any cash, cash equivalents or the Net
           --------------------
Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.2, 4.3 or 12.2(c).

          "Carrying Value" means (a) with respect to a Contributed Property, the
           --------------
Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.5(d)(i) and 4.5(d)(ii), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

          "Certificate" means a certificate issued by the Partnership evidencing
           -----------
ownership of one or more Partnership Interests.

          "Certificate of Limited Partnership" means the Certificate of Limited
           ----------------------------------
Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate may be amended and/or restated from time to time.

          "Chemical Products" shall mean (i) methanol, ammonia, formaldehyde,
           -----------------
urea, acetylene, acetylene-based vinyl chloride monomer, ethylene-based vinyl chloride monomer, urea-formaldehyde concentrate, acetic acid, general purpose and specialty purpose polyvinyl chloride resins and industrial gases produced in connection with the production of the foregoing, (ii) any other basic chemical products approved from time to time by Special Approval of the General Partner, and (iii) any chemical or other by-products of the products set forth in or referred to in clause (i) or clause (ii) above.

          "Code" means the Internal Revenue Code of 1986, as amended and in
           ----
effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Commencement Date" means November 30, 1987.
           -----------------

          "Common Unit" has the meaning set forth in the Investor Partnership
           -----------
Agreement.

          "Contributed Property" means each property or other consideration, in
           --------------------
such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d)(i), such property shall no longer constitute a Contributed Property for purposes of Section 5.1, but shall be deemed an Adjusted Property for such purposes.

          "Contributing Partner" means each Partner contributing (or deemed to
           --------------------
have contributed on termination and reconstitution of the Partnership pursuant to Section 708 of the Code or otherwise) a Contributed Property.

          "Conveyance Agreement" means the Conveyance and Transfer Agreement
           --------------------
dated as of the Commencement Date among Borden, Borden Delaware, the General Partner, the Partnership and the Investor Partnership.

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership
           ------------
Act, 6 Del. C. (S) 17-101, et seq., as it may be amended from time to time, and
       ---  -              -------
any successor to such statute.

          "Departing Partner" means a former General Partner, as of the
           -----------------
effective date of any withdrawal or removal of such former General Partner pursuant to Section 12.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and any successor to such statute.

          "General Partner" means BCP Management, Inc., a Delaware corporation,
           ---------------
or any of its successors in its capacity as general partner of the Partnership.

          "Indemnitiee" means the General Partner, any Departing Partner, any
           -----------
Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, agent or trustee of another Person.

          "Independent Committee" means a comittee of the Board of Directors of
           ---------------------
the General Partner composed of all directors who are neither officers, employees, or directors of Borden or any of its Affiliates, other than the General Partner, nor officers or employees of the General Partner.

          "Intercompany Agreement" means the Intercompany Agreement dated as of
           ----------------------
the Commencement Date among Borden, the Partnership, the Investor Partnership and the General Partner.

          "Investor Partnership" means Borden Chemicals and Plastics Limited
           --------------------
Partnership, a Delaware limited partnership.

          "Investor Partnership Agreement" means the Amended and Restated
           ------------------------------
Agreement of Limited Patnership of the Investor Partnership, dated as of the Commencement Date, as it may be amended, supplemented or restated from time to time.

          "License Agreements" means, collectively, the Use of Name and
           ------------------
Trademark License Agreement and the Patent and Know-How Agreement, in each case among Borden, the Partnership and the Investor Partnership and dated as of the Commencement Date.

          "Limited Partner" means any Person who is a limited partner of the
           ---------------
Partnership other than the Organizational Limited Partner (i.e., the Investor
                                                           ----
Partnership and each Substituted Limited Partner) and shown as a Limited Partner on the books and records of the Partnership.

          "Liquidator" means the General Partner or the Person (other than the
           ----------
General Partner) approved pursuant to Section 13.3 who performs the functions described therein.

           "Minimum Gain" has the meaning as set forth in Section 5.2(d).
            ------------

          "NASDAQ" means the National Association of Securities Dealers
           ------
Automated Quotation System.

          "Net Agreed Value" means (a) in the case of any Contributed Property,
           ----------------
the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

          "Note Agreement" means the Note Agreement dated November 20, 1987
           --------------
regarding the issuance by the Partnership of the Notes.

          "Notes" means the $150,000,000 aggregate principal amount 10.70% and
           -----
11.10% Senior Notes of the Partnership.

          "Operative Agreements" means, collectively, (a) the Purchase
           --------------------
Agreements, (b) the Distribution Support Agreement (as defined in the Investor Partnership Agreement), (c) the License Agreements, (d) the Intercompany Agreement, (e) the Environmental Indemnity Agreement dated as of the Commencement Date among Borden, the Investor Partnership and the Partnership and
(f) the Lease Agreement dated as of the Commencement Date, between Borden and the Partnership.

          "Opinion of Counsel" means a written opinion of counsel (who may be
           ------------------
regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

          "Organizational Limited Partner" means Borden in its capacity as the
           ------------------------------
organizational limited partner pursuant to this Agreement.

          "Outstanding" means the Partnership Interests of the Limited Partner
           -----------
issued by the Partnership and shown on the Partnership's books and records to be outstanding.

          "Partner" means a General Partner or a Limited Partner.
           -------

          "Partnership" means the limited partnership formed and continued
           -----------
pursuant to this Agreement and any successor thereto.

          "Partnership Interest" means the interest of a Partner in the
           --------------------
Partnership.

          "Partnership Year" means the fiscal year of the Partnership, which
           ----------------
shall be the calendar year.

          "Percentage Interest" means (a) as to the General Partner, 1.0101%,
           -------------------
and (b) as to the Limited Partner, 98.9899%

          "Person" means an individual or a corporation, partnership, trust,
           ------
unincorporated organization, association or other entity.

          "Preference Unit" has the meaning set forth in the Investor
           ---------------
Partnership Agreement.

          "Purchase Agreements" means collectively, the PVC Purchase Agreement,
           ------------------
the Ammonia Purchase Agreement, the Urea Purchase Agreement, the Methanol Purchase Agreement, the Formaldehyde Processing Agreement and the Urea-Formaldehyde Processing Agreement, in each case between Borden and the Partnership and dated as of the Commencement Date.

          "Recapture  Income" means any gain recognized by the Partnership
           ------------------
(computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Recaptured Credits" means any credits previously taken against
           ------------------
federal income tax liability which are required under the Code to be recaptured upon the disposition of any property by the Partnership prior to the end of such property's useful life used in determining the amount of the credit relating thereto.

          "Registration Statement" means the Registration Statement on Form S-1
           ----------------------
(Registration No. 33-17057), as it has been or as it may be amended or supplemented from time to time, filed by the Investor Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Depositary Preference Units (as defined in the Investor Partnership Agreement) of the Investor Partnership in the Initial Offering (as so defined).

          "Residual Gain" or "Residual Loss" shall mean any net gain or net
           -------------      -------------
loss. As the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss, is not allocated pursuant to Section 5.1(f) or 5.1(g) to eliminate Book-Tax Disparities.

          "Securities Act" means the Securities Act of 1933, as amended, and any
           --------------
successor to such statute.

          "Service Agreement" means the Service Agreement between Borden and the
           -----------------
Partnership and dated as of the Commencement Date.

          "Special Approval" means approval by a majority of the members of the
           ----------------
Board of Directors of the General Partner that includes approval by a majority of the members of the Independent Committee.

          "Subsidiary" means, with respect to any Person, any corporation or
           ----------
other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Substituted Limited Partner" means a Person who is admitted as a
           ---------------------------
Limited Partner to the Partnership pursuant to Section 11.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

          "Unitholder" means any limited partner in the Investor Partnership or
           ----------
any assignee of a Unit.

          "Unit" has the meaning set forth in the Investor Partnership
           ----
Agreement.

          "Unrealized Gain" attributable to a Partnership property means, as of
           ---------------
any date, the excess, if any, of the fair market value of such property (as determined under Section 4.5(d)) as of such date over the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).

          "Unrealized Loss" attributable to a Partnership property means, as of
           ---------------
any date, the excess, if any , of the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over the fair market value of such property (as determined under Section 4.5(d) as of such date).


                                  ARTICLE III

                                    PURPOSE

          3.1  Purpose and Business.  The purpose and nature of the business to
               --------------------
be conducted by the Partnership shall be (i) to engage in the manufacture and production of the Chemical Products at the Acquired Facilities and sell or otherwise distribute such Chemical Products and, in connection therewith, to operate, maintain and improve the Acquired Facilities,
(ii) to conduct any other business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, and (iii) to do anything necessary or incidental to the foregoing; provided, that without Special
                                          --------
Approval of the General Partner, the Partnership shall not (a) expand the annual capacity of the Acquired Facilities for the production of formaldehyde to any capacity in excess of an aggregate of 385,000,000 pounds per year, (b) expand the definition of Chemical Products, as permitted by the definition thereof, or
(c) engage in any other business as contemplated by clause (ii) above. The General Partner has no duty to the Partnership or the Limited Partner to propose or approve, and in its sole discretion may decline to propose or approve, any of the matters referred to in clause (a), (b) or (c) of the proviso to the foregoing sentence.

          3.2  Powers.  The Partnership shall be empowered to do any and all
               ------
acts and things necessary, appropriate, proper, advisable, incidental to , or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, the following:

          (a) To borrow money and issue evidences of indebtedness, and to secure the same by mortgages, deeds of trust, security interests, pledges, or other liens on all or any part of the assets and properties of the Partnership;

          (b) To secure and maintain insurance against liability or other loss with respect to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 6.7);

          (c) To employ or retain such Persons as may be necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary, or part-time employees and independent attorneys, accountants, consultants, and contractors;

          (d) To acquire, own, hold a leasehold interest in, maintain, use, lease, sublease, manage, operate, sell, exchange, transfer, or otherwise deal in assets and property as may be necessary or convenient for the purposes and business of the Partnership;

          (e) To incur expenses and to enter into, guarantee, perform, and carry out contracts or commitments of any kind, to assume obligations, and to execute, deliver, acknowledge, and file documents in furtherance of the purposes and business of the Partnership;

          (f) To pay, collect, compromise, arbitrate, litigate, or otherwise adjust, contest, or settle any and all claims or demands of or against the Partnership;

          (g) To invest in interest-bearing and non-interest bearing accounts and short term investments, including, without limitation, obligations of federal, state, and local governments and their agencies, mutual funds (including money market funds), commercial paper, time deposits, letters of credit, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; and

          (h) To engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as such activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware Act.


                                  ARTICLE IV

                             CAPITAL CONTRIBUTIONS

          4.1  Initial Contributions.  In order to form the Partnership under
               ---------------------
the Delaware Act, the General Partner has made an initial contribution to the capital of the Partnership of $10 and has accepted a contribution to the capital of the Partnership in the amount of $990 from the Organizational Limited Partner for an interest in the Partnership, and the Organizational Limited Partner has been admitted to the Partnership as a limited partner of the Partnership.

          4.2  Return of Initial Contributions.  As of the Commencement Date and
               -------------------------------
after giving effect to the transactions contemplated by Section 4.3 hereof and the admission to the Partnership of the Investor Partnership as the Limited Partner in accordance with this Agreement, the interest in the Partnership of the Organizational Limited Partner shall be terminated, the $10 contributed by the General Partner and the $990 contributed by the Organizational Limited Partner as an initial contribution shall be refunded, and the Organizational Limited Partner shall withdraw as a limited partner. Ninety-nine percent of any interest or other profit which may have resulted from the investment or other use of such initial contribution shall be allocated and distributed to the Organizational Limited Partner and the balance thereof shall be allocated and distributed to the General Partner.

          4.3  Contributions by General Partner, Organizational Limited Partner
               ----------------------------------------------------------------
and Investor Partnership.  Pursuant to the Conveyance Agreement, on the
------------------------
Commencement Date, (i) the General Partner shall contribute, transfer, convey, assign and deliver or cause to be contributed, transferred, conveyed, assigned and delivered, to the Partnership the property and other consideration described in the Conveyance Agreement as being so contributed, transferred, conveyed, assigned and delivered, as and to the extent provided in the Conveyance Agreement, in exchange for a Partnership Interest as a general partner in the Partnership representing a 1.0101% Percentage Interest and the payment and distribution of 1.0101% of the net proceeds from the issuance and sale of the Notes; (ii) the Investor Partnership shall contribute, transfer, convey, assign and deliver, or cause to be contributed, transferred, conveyed, assigned and delivered, to the Partnership the property and other consideration described in the Conveyance Agreement as being so contributed, transferred, conveyed, assigned and delivered, as and to the extent provided in the Conveyance Agreement, in exchange for a Partnership Interest as a limited partner in the Partnership representing a .9899% Percentage Interest and the payment and distribution of .9899% of the net proceeds from the issuance and sale of the Notes; and (iii) the Organizational Limited Partner shall contribute, sell, transfer, convey, assign and deliver or cause to be contributed, sold, transferred, conveyed, assigned and delivered, to the Partnership the property and other consideration described in the Conveyance Agreement as being so contributed, as and to the extent provided in the Conveyance Agreement, in exchange for a Partnership Interest as a limited partner in the Partnership representing a 98.0000% Percentage Interest and the payment and distribution of 98.0000% of the net proceeds from the issuance and sale of the Notes. As provided for in the Conveyance Agreement, the Organizational Limited Partner shall, immediately after the contribution, sale, transfer, conveyance, assignment and delivery referred to in clause (iii) above, contribute, sell, transfer, convey, assign and deliver all of the Partnership Interest (representing a 98.0000% Percentage Interest as a limited partner) received in exchange therefor to the Investor Partnership in exchange for 28,125,000 Preference Units and 8,625,000 Common Units representing a 99% partnership interest in the Investor Partnership, and the Investor Partnership shall be admitted to the Partnership as a Limited Partner. The Limited Partner, with the consent of the General Partner, may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Upon any such Capital Contribution by the Limited Partner, the General Partner shall be obligated to make an additional Capital Contribution to the Partnership such that the General Partner shall at all times have at least a 1% interest in each item of Partnership gain, loss, deduction and credit.

          4.4  No Preemptive Rights.  No Person shall have any preemptive,
               --------------------
preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any unissued Partnership Interests held in treasury; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

          4.5  Capital Accounts.  (a)  The Partnership shall maintain for each
               ----------------
Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
(i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 4.5(b) and allocated to such Partner pursuant to Article V and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Article V.

          (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
                        --------

          (i) Solely for purposes of this Section 4.5, the partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by any partnership which the Partnership controls.

          (ii)  Except as otherwise provided in Treasury Regulation
     Section 1.704-:(b)(2)(iv)(m), the
     computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section
     -------------------------------------------------------------------
     705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d)(i) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived under the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, that if the asset has a
                                              --------
     zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method which the General Partner may adopt.

          (v) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(l) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to

     Section 5.2. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

          (c) A transferee of a Partnership Interest shall succeed to that portion of the Capital Account of the transferor relating to such Partnership Interest transferred; provided, that if the transfer causes a termination of the
                      --------
Partnership under Section 708(b)(1)(3) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to
Section 4.5(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this
Section 4.5.

          (d)(i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.2. In determining Unrealized Gain or Unrealized Loss for purposes of this Section 4.5(d)(i), the aggregate fair market value of all Partnership properties as of any date shall be deemed to be equal to the sum of (a) all Partnership liabilities, plus (b) 101.02% of the product resulting from multiplying (x) the total number of Percentage Interests of Limited Partners immediately before the issuance of such additional Partnership Interests by (y) the price at which the additional Partnership Interests are purchased from the Partnership as of such date, provided, that in
                                                              --------
the event any Partnership Interests then Outstanding or such additional Partnership interests to be issued are of a different class or type from any other Partnership Interests of Limited Partners such aggregate fair market value shall be determined by the General Partner in its reasonable discretion. The General Partner shall allocate such aggregate value among the assets of the Partnership (in whatever manner it deems reasonable) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than cash or cash equivalents), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall, immediately prior to any such distribution be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.2. In determining Unrealized Gain or Unrealized Loss for purposes of this Section 4.5(d)(ii), the fair market value of such Partnership property shall be determined by the General Partner using such method of valuation as it deems reasonable; provided, that in the
                                                       --------
case of a liquidation distribution pursuant to Section 13.4, such fair market value shall be determined in the manner provided in Section 13.4.

          4.6  Interest.  No interest shall be paid by the Partnership on
               --------
Capital Contributions or on balances in Partners' Capital Accounts.

          4.7  No Withdrawal.  No Partner shall be entitled to withdraw any part
               -------------
 of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Sections 4.2 and 4.3 and Articles V, XII and XIII.

          4.8  Loans from Partners.  Loans by a Partner to the Partnership shall
               -------------------
not be considered Capital Contributions. If either Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

          5.1  Allocations for Tax Purposes.  (a) Except as otherwise provided
               ----------------------------
in this Section 5.1, for federal income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated between the Partners in the same manner as its correlative item of "book" income, gain, loss, deduction or credit has been allocated pursuant to Section 5.2.

          (b) Any Recapture Income or Recaptured Credits resulting from the sale or other taxable disposition of any Partnership asset shall be allocated, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.1 (other than Section 5.1(a)), among the Partners or their successors in interest in the same proportions that the deductions or credits directly or indirectly giving rise to such Recapture Income or Recaptured Credits were allocated.

          (c) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof and any basis allocation made by the Partnership shall be determined without regard to any election under Section 754 of the Code made by the Partnership; provided, that such allocations, once made,
                                     --------
shall be adjusted as necessary or appropriate to take into account, those adjustments permitted or required by Section 734 and 743 of the Code.

          (d) Each item of Partnership income, gain, loss, and deduction attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners based on the number of days such Partnership Interest was owned during the Partnership Year to which such items are attributable. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

          (e) For the proper administration of the Partnership and for the preservation of uniformity of the Units, the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code, or (y) otherwise to preserve or achieve uniformity of Units. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 5.1(e) only if such conventions, allocations, or amendments would not have a material adverse effect on the

Partners or the Partnership and if such allocations are consistent with the principles of Section 704 of the Code.

          (f)(i) In the case of any Contributed Property, for federal income tax purposes, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account any variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities.

          (ii) Except as otherwise provided in Section 5.1(h), any item of Residual Gain or Residual Loss attributable to any Contributed Property shall be allocated among the Partners in accordance with Section 5.2.

          (g)(i) In the case of any Adjusted Property, for federal income tax purposes, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall (x) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account any Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) in attempting to elimination Book-Tax Disparities, and (y) second, if such property was originally Contributed Property, be allocated among the Partners in a manner consistent with Section 5.1(f)(i).

          (2) Except as otherwise provided in Section 5.1(h), items of Residual Gain or Residual Loss attributable to any Adjusted Property shall be allocated among the Partners in accordance with Section 5.2.

          (h) Subject to Sections 5.1(f)(i) and (g)(i), any item of income, gain, loss or deduction otherwise allocable to the Limited Partners which constitutes the tax corollary of an item of "book" income, gain, loss or deduction that has been allocated to the General Partner pursuant to Section 5.2(b), shall be allocated to the General Partner in the same manner and to the same extent as provided in this Section 5.2(b).

          5.2  Allocations for Capital Account Purposes. (a) For purposes of
               ----------------------------------------
maintaining the Capital Accounts of the Partners and in determining the rights of the Partners between themselves, except as otherwise provided in this Section 5.2, each item of income, gain, loss, deduction or credit (computed in accordance with Section 4.5(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (b) If the allocation of any item of loss or deduction to the Limited Partner would cause the Capital Account of the Limited Partner to have a deficit balance in excess of the Limited Partner's share of any then existing Minimum Gain, such item of loss or deduction to the extent of such excess shall instead be allocated to the General Partner and the General Partner shall as soon thereafter as practicable be allocated a like amount of income or gain otherwise allocable to the Limited Partner.

          (c) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)
(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall, subject to Section 5.2(d), be specially allocated to such Partner in an amount and manner sufficient to eliminate any deficit in its Capital Account created by such adjustments, allocations or distributions as quickly as possible. This
Section 5.2(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

          (d) If there is a net decrease in Partnership Minimum Gain during a Partnership Year, all Partners with a deficit Capital Account balance at the end of such year, computed as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(e), shall be allocated, before any other allocation of Partnership items for such Partnership Year is made under Section 704(b) of the Code, items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions sufficient to eliminate such deficits as quickly as possible. For purposes of this Section 5.2(d), "Minimum Gain" shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(4)(iv). This Section 5.2(d) is intended to constitute a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(e).

          (e) Notwithstanding any other provision of this Section 5.2, in the event that the Internal Revenue Service is successful in asserting an adjustment to the taxable income of the General Partner and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes with respect to any portion of such adjustment, such deduction shall be allocated to the General Partner.

          5.3  Requirement of Distributions. Within 45 days following the end of
               ----------------------------
each calendar quarter (or following the period from the Commencement Date to December 31, 1987) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed by the Partnership to the Partners in accordance with their Percentage

Interests. The foregoing shall not (i) modify in any respect the provisions of
Section 4.2 regarding the distribution of any interest or other profit on the initial contributions referred to therein or the provisions of Section 4.3 regarding the payment and distribution of the net proceeds from the issuance and sale of the Notes, or (ii) require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party (including, without limitation, the Note Agreement) or by which it is bound or its assets are subject.

                                  ARTICLE VI

                     MANAGEMENT AND OPERATION OF BUSINESS

          6.1  Management. (a) The General Partner shall conduct, direct and
               ----------
exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partner shall have no right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.3); (iii) the use of the assets of the Partnership (including without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership; (iv) the negotiation, execution and performance of contracts, conveyances and other instruments that it considers useful or necessary to the conduct of Partnership operations or the implementation of its powers under this Agreement, on such terms and conditions deemed desirable in its sole discretion including, without limitation, in the case of any mortgage against property of the Partnership in Louisiana, a confession of judgment, waiver of appraisal and other usual Louisiana security clauses; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees (including, without limitation, employees having titles such as "president," "vice-president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(vii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (viii) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable; (ix) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (x) the lending or borrowing of money (including but not limited to the issuance of the Notes), the assumption or guarantee of or other contracting for indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

          (b) Each of the Partners (and each other Person who may acquire a Partnership Interest) hereby approves the execution, delivery and performance by
                                          --------------------------------------
the parties thereto of the Purchase Agreements, the Intercompany Agreement, the
----------------------
Conveyance Agreement, the License Agreements, the Service Agreement, the Note Agreement and the payment and distribution to the Investor Partnership, General Partner and the Organizational Limited Partner of the net proceeds of the issuance and sale of the Notes by the Partnership, as provided herein, and the
                                                                       -------
other agreements described in the Registration Statement and agrees that the
--------------------------------------------------------
General Partner is authorized to execute, deliver and perform the
-----------------------------------------------------------------
above-mentioned agreements and transactions and such other agreements described
-------------------------------------------------------------------------------
in the Registration Statement on behalf of the Partnership without any further
------------------------------------------------------------------------------
act, approval or vote of the Partners (or such other Persons), notwithstanding
-------------------------------------
any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation. None of the execution, delivery or performance by the General Partner, the Partnership, the Investor Partnership or any Affiliate of the foregoing of any agreement authorized or permitted under this Agreement shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partner under this Agreement or of any duty stated or implied by law or equity.

          6.2  Certificate of Limited Partnership. The General Partner has filed
               ----------------------------------
the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to the Limited Partner.

          6.3  Restrictions on General Partner's Authority. (a) The General
               -------------------------------------------
Partner may not, without the written approval of the specific act by the Limited Partner or by other written instrument executed and delivered by the Limited Partner subsequent to the date of this Agreement, do any of the following:

     (i)  any act in contravention of this Agreement;

    (ii) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

   (iii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose;

    (iv) admit a person as a Partner, except as otherwise provided in this Agreement;

     (v) amend this Agreement in any manner, except as otherwise provided in this Agreement; or

    (vi) transfer its interest as General Partner of the Partnership, except as otherwise provided in Section 10.2.

          (b) Except as provided in Article XIII, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger or other combination with any other Person) without the approval of the Limited Partner; provided, that this provision shall not
                                     --------
preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

          6.4  Reimbursement of the General-Partner. (a) Except as provided in
               ------------------------------------
this Section 6.4 and elsewhere in this Agreement or the Investor Partnership Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services to or for the Partnership) and (ii) for the General Partner's and that portion of its Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other expenses necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership or otherwise incurred by the General Partner in operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

          (c) The General Partner in its sole discretion and without the approval of the Limited Partner may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General

Partner, the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership; provided,
                                                                       --------
that no such plan may provide for the issuance of Partnership Interests in the Partnership.

          6.5  Outside Activities. (a) After the Commencement Date, the General
               ------------------
Partner shall not, for so long as it is the general partner of the Partnership, enter into or conduct any business nor incur any debts or liabilities except in connection with or incidental to (i) its performance of the activities required or authorized by this Agreement or the Investor Partnership Agreement or described in or contemplated by the Registration Statement and (ii) the acquisition, ownership or disposition of its partnership interests in the Partnership and the Investor Partnership.

          (b) Except as provided in the Intercompany Agreement, or described in the Registration Statement or provided in subsection (a) above, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Investor Partnership Agreement or by the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or the Investor Partnership or anticipated to be engaged in by the Partnership or anticipated to be engaged in by the Partnership, the Investor Partnership or otherwise, including without limitation, those businesses described in or contemplated by the Registration Statement. Without limitation of and subject to the foregoing (but subject to the limitations set forth in the Registration Statement and the Intercompany Agreement), each Indemnitee shall have the right to engage in the chemicals or plastics business and any other business of every type and description and to engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including business interests and activities in direct competition with the Partnership or the Investor Partnership and none of the same shall breach any duty to the Partnership or any Partner. Neither the Partnership, the Investor Partnership nor any other Person shall have any rights by virtue of this Agreement, the Investor Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee, and, except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Investor Partnership or any Partner or any such other Person.

          (c) Without limitation of subsections (a) and (b), and notwithstanding anything to the contrary in this Agreement, the competitive activities of certain Indemnitees and the restrictions on the Partnership's activities contained in the Intercompany Agreement or described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibility" are hereby approved by the Limited Partner.

          6.6  Loans to and from the General Partner; Contracts with
               -------------------------------------  --------------
Affiliates. (a) The General Partner, the Limited Partner or any Affiliate of
----------
either may lend to the Partnership funds needed or desired by the Partnership for such periods of time as the General Partner may determine; provided, that
                                                               --------
the General Partner, the Limited Partner or any such Affiliate may not charge the Partnership interest at a rate greater than the rate that would be charged the Partnership (without reference to the General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner, the Limited Partner or any Affiliate of either, as the case may be, for any costs (other than any additional interest costs) incurred by it in connection with the borrowing of funds obtained by the General Partner, the Limited Partner or such Affiliate and loaned to the Partnership. The Partnership may not lend funds to the General Partner or any Affiliate of the General Partner.

          (b) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services for the Partnership. Any service rendered to the Partnership by the General Partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership; provided, that the
                                                             --------
requirements of this Section 6.6(b) shall be deemed satisfied as to any transaction approved by Special Approval. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(b).

          (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with applicable law as the General Partner deems appropriate.

          (d) Neither the General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, that the requirements of this
                                        --------
Section 6.6(d) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Section 4.2 and Section 4.3 hereof, the Conveyance Agreement and any other transactions described in the Registration Statement or
(ii) any transaction approved by Special Approval.

          (e) Without limitation of subsections (a) through (d) above, and notwithstanding anything to the contrary in this Agreement, the existence of conflicts of interest described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibility" are hereby approved by the Limited Partner.

          6.7  Indemnification. (a) To the fullest extent permitted by law, each
               ---------------
Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or an Affiliate thereof, (y) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof of (z) a Person serving at the request of the Partnership in another entity in a similar capacity, if the Indemnitee acted in good faith and in a manner which such Indemnitee acted in good faith and in a manner which such Indemnitee in good faith believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create
               ---- ----------
a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

          (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

          (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, either as to actions in the Indemnitee's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) as an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an

Affiliate thereof or (iii) a Person serving at the request of the Partnership in a similar capacity with respect to another entity, and shall continue as to an Indemnitee who has ceased to serve in any such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d) The Partnership may purchase and maintain insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

          (f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

          6.8  Liability of Indemnitees.  (a) No Indemnitee shall be liable to
               ------------------------
the Partnership, the Limited Partner or any Persons who have acquired interests in the Partnership (whether as a Limited Partner or otherwise) or Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

          (b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

          6.9  Resolution of Conflicts of Interest.  (a)  Unless otherwise
               -----------------------------------
expressly provided in this Agreement or the Investor Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or the Limited Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by the Limited Partner and shall not constitute a breach of this Agreement, of the Investor Partnership Agreement, or any other agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership upon Special Approval of such conflict of interest or resolution. The General Partner may also adopt a resolution or course of action that has not received Special Approval. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of the Investor Partnership Agreement, of any other agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The General Partner shall be authorized in connection with its resolution of any such conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; and (ii) such additional factors as the General Partner deems relevant, reasonable or appropriate under the circumstances. However, nothing contained in this Agreement shall require the General Partner to consider the interests of any Person other than the Partnership.

          (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision

(i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Limited Partner, the Partnership, or any Unitholder, or (ii) in its "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law. In addition, any actions taken by the General Partner consistent with the standard of "reasonable discretion" set forth in the definition of Available Cash will be deemed not to breach any duty of the General Partner to the Partnership or the Limited Partner. During the Support Period (as defined in the Investor Partnership Agreement) the General Partner shall have no duty to sell or otherwise dispose of any asset of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of duty of the General Partner to the Partnership, or the Limited Partner by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to avoid
(i) subordination of Common Units by reason of the provisions of Section 5.4 or
5.5 of the Investor Partnership Agreement or (ii) the obligation of Borden or any of its Affiliates to purchase APUs (as defined in the Investor Partnership Agreement) in accordance with the Distribution Support Agreement (as so defined), or to permit the redemption of APUs.

          (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required hereunder to be "fair and reasonable" to any Person, the fairness and reasonableness of such transaction, arrangement or resolution shall be considered on the whole in the context of all similar or related transactions, and in the context of all transactions, relationships and arrangements between or among the relevant Persons or their respective Affiliates.

          6.10  Other Matters Concerning the General Partner.  (a)  The General
                --------------------------------------------
Partner may rely and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters which the General Partner believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          6.11  Title to Partnership Assets.  Title to Partnership assets,
                ---------------------------
whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          6.12  Limitations Regarding Certain Actions.  In addition to any other
                -------------------------------------
provision of this Agreement requiring Special Approval, the General Partner will not cause or permit the Partnership to take any of the following actions without Special Approval: (a) the making of any material capital expenditure (individually or, with respect to related capital expenditures, as a group), (b) the material curtailment of the operations of the Partnership, (c) the material expansion of the capacity of any of the plants constituting part of the Acquired Facilities, or (d) the amendment of or entry into by the Partnership of any agreement between the Partnership and Borden (except that the Partnership may,
                                                          --------------------
without Special Approval, enter into the agreements specifically referred to in
-------------------------------------------------------------------------------
Section 6.1(b)).
-----------

          6.13  Reliance by Third Parties.  Notwithstanding anything to the
                -------------------------
contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the

Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership, the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                 ARTICLE VII

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

          7.1  Limitation of Liability.  The Limited Partner and the
               -----------------------
Organizational Limited Partner shall have no liability under this Agreement except as provided in this Agreement or the Delaware Act.

          7.2  Management of Business.  The Limited Partner (in its capacity as
               ----------------------
such) shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

          7.3  Return of Capital.  The Limited Partner shall not be entitled to
               -----------------
the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

          7.4  Rights of the Limited Partner Relating to the Partnership.  (a)
               ---------------------------------------------------------
In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.4(b), the Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to have furnished to it, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to it, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future and the date on which each become a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

          (b) Notwithstanding any other provision of this Section 7.4, the General Partner may keep confidential from the Limited Partner for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

                                 ARTICLE VIII

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

          8.1  Records and Accounting.  The General Partner shall keep or cause
               ----------------------
to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partner any information, lists and copies of documents required to be provided pursuant to Section 7.4(a). The books of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

          8.2  Fiscal Year.  The fiscal year of the Partnership shall be the
               -----------
calendar year.

          8.3 Reports.  (a)  As soon as practicable, but in no event later
              -------
than 90 days after the close of each Partnership Year, the General Partner shall cause to be mailed to the Limited Partner as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and changes in financial position, such statements to be audited by a firm of independent public accountants selected by the General Partner.

          (b) As soon as practicable, but in no event later than 60 days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed to the Limited Partner, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership.

                                  ARTICLE IX

                                  TAX MATTERS

          9.1  Preparation of Tax Returns.  The General Partner shall arrange
               --------------------------
for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partner, within 75 days of the close of each taxable year, the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

          9.2  Tax Elections.  Except as otherwise provided herein, the General
               -------------
Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code, provided, that the General Partner shall make the
                               --------
election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination that such revocation is in the best interests of the Limited Partner.

          9.3  Tax Controversies.  Subject to the provisions hereof, the General
               -----------------
Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

          9.4  Organizational Expenses.  The Partnership shall elect to deduct
               -----------------------
expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

          9.5  Withholding.  Notwithstanding any other provision of this
               -----------
Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Section 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Limited Partner. The amount so withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner.

                                   ARTICLE X

                             TRANSFER OF INTERESTS

          10.1  Transfer. (a) The term "transfer," when used in this Article X
                --------
with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner assigns its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

          (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article X. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article X shall be null and void.

          10.2  Transfer of General Partner's Partnership Interest. The General
                --------------------------------------------------
Partner may not transfer all or any part of its Partnership Interest as the General Partner; provided, that if the General Partner transfers its partnership
                 --------
interest as general partner in the Investor Partnership to any Person (in accordance with the provisions of the Investor Partnership Agreement), the General Partner shall also transfer its Partnership Interest as the General Partner to such Person. The Limited Partner hereby approves of any such transfer.

          10.3  Transfer of Interest of Limited Partner. The Limited Partner may
                ---------------------------------------
not transfer all or any part of its Partnership Interests except that a successor of the Limited Partner may become a Substituted Limited Partner as provided in Article XI.

                                  ARTICLE XI

                             ADMISSION OF PARTNERS

          11.1  Admission of Substituted Limited Partner. Any successor to the
                ----------------------------------------
Partnership Interest of the Limited Partner shall be admitted to the Partnership as a Limited Partner upon (a) furnishing to the General Partner (1) acceptance in form satisfactory to the General Partner of all the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required in order to effect its admission as a Limited Partner, and (b) obtaining the consent of the General Partner, which consent may be withheld or granted in the sole discretion of the General Partner. The transferee shall be admitted to the Partnership as a Limited Partner immediately prior to the transfer.

          11.2  Admission of Successor General Partner.  A successor General
                --------------------------------------
Partner approved pursuant to Section 12.1 or the transferee of or successor to the Partnership Interest of the General Partner pursuant to Section 10.2 admitted to the Partnership as the General Partner, effective immediately prior to the transfer of the Partnership Interest of the General Partner pursuant to
Section 10.2 or the withdrawal or removal of the General Partner pursuant to
Section 12.1 and such successor General Partner shall continue the business of the Partnership without dissolution.

          11.3  Amendment of Agreement and Certificate of Limited Partnership.
                -------------------------------------------------------------
To cause the admission to the Partnership of any successor General Partner, the General Partner shall take all steps necessary and appropriate to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.4.

                                  ARTICLE XII

                 WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

          12.1  Withdrawal or Removal of General Partner.  The General partner
                ----------------------------------------
shall automatically withdraw from the Partnership or be removed as General Partner if, and only if, it withdraws from, or is removed as the general partner of, the Investor Partnership. Such withdrawal or removal shall become effective at the same time as is its withdrawal or removal as general partner of the Investor Partnership shall become effective. The Partners agree that the approval of a successor general partner of the Investor Partnership shall constitute approval by each Partner of such successor as the successor General Partner of the Partnership. If no successor General Partner is approved, the Partnership shall be dissolved pursuant to Section 13.1.

          12.2  Interest of Departing Partner and Successor.  The Partnership
                -------------------------------------------
Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 13.1 of the Investor Partnership Agreement shall be purchased by the successor to the Departing Partner. Such purchase shall be a condition to the admission of the successor to the Partnership as General Partner. The purchase price for such Partnership Interest shall be paid in cash and shall be equal to the fair market value of the Departing Partner's Partnership Interest, determined as of the effective date of its departure in the manner specified in the Investor Partnership Agreement.

          12.3  Reimbursement of Departing Partner. The Partnership shall
                ----------------------------------
reimburse a Departing Partner for all employee related liabilities, including, without limitation, reasonable severance liabilities incurred in connection with the termination of employees employed by such Departing Partner for the benefit of the Partnership.

                                 ARTICLE XIII

                          DISSOLUTION AND LIQUIDATION

          13.1  Dissolution. The Partnership shall not be dissolved by the
                -----------
admission of a Substituted Limited Partner or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a)  the expiration of its term as provided in Section 1.5;

          (b) the withdrawal or removal of the General Partner, or any other event that results in its ceasing to be the General Partner (other than by reason of a transfer of the General Partner's Partnership Interest in accordance with Section 10.2 or withdrawal or removal following approval by the Limited Partner of a successor pursuant to Section 12.1);

          (c) an election to dissolve the Partnership by the General Partner that is approved by the Limited Partner;

          (d)  the bankruptcy or the dissolution of the General Partner;

          (e) the sale of all or substantially all of the assets and properties of the Partnership; or

          (f)  the dissolution of the Investor Partnership;

provided, that the Partnership shall not be dissolved upon an event described in
--------
Section 13.1(b) if, within 90 days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner or General Partners.

          For purposes of this Section 13.1, bankruptcy of the General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (v) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect, (w) it executes and delivers a general assignment for the benefit of its creditors, (x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u) above, (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (z)(1) any proceeding of the nature described in clause (u) above has not been dismissed within 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (y) above has not been vacated or stayed within 90 days of such appointment, or (3) such appointment is not vacated within 90 days after the expiration of any such stay.

          13.2  Continuation of the Business of the Partnership after
                -----------------------------------------------------
Dissolution.  Upon (i) dissolution of the Partnership in accordance with Section
-----------
13.1(b) and a failure of all Partners to agree to continue the business of the Partnership and appoint a successor General Partner as provided in Section 13.1 then within an additional 90 days, or (ii) dissolution of the Partnership in accordance with Section 13.1(d) then within 180 days, the Limited Partner may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by the Limited Partner. In addition, upon dissolution of the Partnership in accordance with Section 13.1(f), if the Investor Partnership is reconstituted pursuant to Section 14.2 of the Investor Partnership Agreement, the reconstituted entity may, within 180 days after such event of dissolution, as the Limited Partner, elect to reconstitute the Partnership in accordance with the foregoing sentence. Upon any such election by the Limited Partner, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made after dissolution, then:

          (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIII;

          (b) if the successor general partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor general partner in the manner described in Section 12.2 and

          (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4.

          13.3  Liquidation.  Upon dissolution of the Partnership, unless the
                -----------
Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 13.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as defined in
Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the Limited Partner, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partner. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partner. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Limited Partner. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) the payment to creditors of the Partnership, including Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes;

          (b) to the Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.2 until such balances are reduced to zero; provided, that the General Partner shall contribute to the
           --------
     Partnership cash in an amount sufficient to restore to zero any negative balance in its Capital Account by the end of the taxable year of liquidation or 90 days after the date of liquidation, whichever is later; and

          (c) finally, to the Partners in accordance with their respective Percentage Interests.

          13.4  Distributions in Kind.  Notwithstanding the provisions of
                --------------------
Section 13.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners) and/or distribute to the Partners, in lieu of cash, as tenants in common or as owners in indivision and in accordance with the provisions of Section 13.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgement of the Liquidator, such distributions in kind are in the best interest of the Limited Partner, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

          13.5  Cancellation of Certificate of Limited Partnership.  Upon the
                --------------------------------------------------
completion of the distribution of
partnership cash and property as provided in Sections 13.3 and 13.4, the Partnership shall be terminated, and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

          13.6  Reasonable Time for Winding Up.  A reasonable time shall be
                ------------------------------
allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to the Section 13.3 in order to minimize any losses otherwise attendant upon such winding up and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

          13.7  Return of Capital.  The General Partner shall not be personally
                -----------------
liable for the return of the Capital Contributions of the Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from the Partnership assets.

          13.8  No Capital Account Restoration.  Except as provided in Section
                ------------------------------
13.3(b), no Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

          13.9  Waiver of Partition.  Each Partner hereby agrees that there
                -------------------
shall not be a partition of the Partnership property distributed in kind for a period of 15 years following such distribution.


                                  ARTICLE XIV

                      AMENDMENT OF PARTNERSHIP AGREEMENT

          14.1  Amendment to Be Adopted Solely by General Partner.  The Limited
                -------------------------------------------------
Partner agrees that the General Partner (pursuant to its power of attorney from the Limited Partner), without the approval of the Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

          (b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that in the sole discretion of the General Partner is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or an association taxable as a corporation for federal income tax purposes;

          (d) a change (i) that in the sole discretion of the General Partner does not adversely affect the Limited Partner in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, or that is necessary or desirable to facilitate the trading of the Depositary Units (as defined in the Investor Partnership Agreement) or comply with any rule, regulation, guideline or requirement of any securities exchange on which Depositary Units (as so defined) are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partner or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) any amendment expressly permitted in this agreement to be made by the General Partner acting alone;

          (g) any amendment to this Agreement that is necessary to conform this Agreement to any amend-ments made in the Investor Partnership Agreement; or

          (h)  any other amendments similar to the foregoing.

          14.2  Amendment Procedures.  Except as provided in Section 14.1, all
                --------------------
amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed by the General Partner or by the Limited Partner. Subject to Section 14.1, any proposed amendment shall be effective only upon the approval of the General Partner and the Limited Partner.

          14.3  Prohibited Amendments.  Notwithstanding any other provision of
                ---------------------
this Agreement, no amendment to this Agreement shall be made if such amendment would have a material adverse effect on the business, financial condition, results of operations, properties or assets of the Partnership or on the ability of the Partnership to perform its obligations under this Agreement, the Operative Agreements or the Notes.


                                  ARTICLE XV

                              GENERAL PROVISIONS

          15.1  Addresses and Notices.  Any notice, demand, request or report
                ---------------------
required or permitted to be given or made to the Partnership, the General Partner or the Limited Partner under this Agreement shall be in writing and shall be deemed given if received by it at the principal office of the Partnership designated pursuant to Section 1.3.

          15.2  Titles and Captions.  All article or section titles or captions
                -------------------
in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

          15.3  Pronouns and Plurals.  Whenever the context may require, any
                --------------------
pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          15.4  Further Action.  The parties shall execute and deliver all
                --------------
documents, provided all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          15.5  Binding Effect.  This Agreement shall be binding upon and inure
                --------------
to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          15.6  Integration.  This Agreement constitutes the entire agreement
                -----------
among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreement and understandings pertaining thereto.

          15.7  Creditors.  None of the provisions of this Agreement shall be
                ---------
for the benefit of, or shall be enforceable by, any creditor of the Partnership.

          15.8  Waiver.  No failure by any party to insist upon the strict
                ------
performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          15.9  Counterparts.  This Agreement may be executed in counterparts,
                ------------
all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          15.10  Applicable Law.  This Agreement shall be construed in
                 --------------
accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          15.11  Invalidity of Provisions.  If any provision of this Agreement
                 ------------------------
is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates and at the places set forth below and in the presence of the witnesses whose signatures appear opposite the signatures of the parties hereto.


Date:  November 30, 1987                         GENERAL PARTNER

Place:  New York, New York                       BCP MANAGEMENT, INC.
        ------------------


Witnesses:                                       By:  /s/  David A. Kelly
                                                    ---------------------------
/s/ SIGNATURE ILLEGIBLE                              Name: David A. Kelly
---------------------------                          Title: Treasurer

/s/ SIGNATURE ILLEGIBLE
---------------------------

Date:  November 30, 1987                         ORGAINZATIONAL LIMITED PARTNER:

Place:  New York, New York                       BORDEN, INC.
        ------------------

                                                 By: /s/ SIGNATURE ILLEGIBLE
Witensses:                                          ---------------------------
                                                     Name: Lawrence O. Doza
/s/ Carolyn O'Leary                                  Title: Sr. Vice President &
---------------------------
                                                            Chief Financial
                                                            Officer
/s/ SIGNATURE ILLEGIBLE
---------------------------

Date:  November 30, 1987                         LIMITED PARTNER:

Place:  New York, New York                       BORDEN CHEMICALS AND PLASTICS
        ------------------
                                                   LIMITED PARTNERSHIP,

Witnesses:

/s/ Carolyn O'Leary                              By: BCP Management, Inc.
---------------------------
                                                     (General Partner)
/s/ SIGNATURE ILLEGIBLE
---------------------------
                                                 By: /s/ SIGNATURE ILLEGIBLE
                                                     ---------------------------
                                                     Name: David A. Kelly
                                                     Title: Treasurer

STATE OF New York

COUNTY OF New York


          On this 30th day of November, 1987, before me, the undersigned Notary Public for the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared David A. Kelly who declared and acknowledged unto me, that he is the Treasurer of BCP Management, Inc., a Delaware corporation, that as such duly authorized officer, by and with the authority of the Board of Directors of said corporation, he signed the foregoing instrument as the free act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

          THUS DONE AND PASSED at New York, New York, on the date first above written in the presence of me, Notary, and the following competent witnesses, who have signed in the presence of the appearer and me, Notary.


WITNESSES:                                        BCP MANAGEMENT, INC.

/s/ Carolyn O'Leary                               By: [SIGNATURE ILLEGIBLE]
------------------------                              ------------------------

[SIGNATURE ILLEGIBLE]
------------------------

                               Margaret M. Keane
                               -----------------
                                 NOTARY PUBLIC

                    County of New York, State of New York

                            My commission expires:

                                 May 12, 1988

STATE OF New York

COUNTY OF New York


          On this 30th day of November, 1987, before me, the undersigned Notary Public for the State and County aforesaid, and in the presence of the undersigned and competent witnesses, personally came and appeared Lawrence U. Doza ,who declared and acknowledged unto me, that he is the Senior VP and Chief Financial Officer of Borden, Inc., a New Jersey corporation, that as such duly authorized officer, by and with the authority of the Board of Directors of said corporation, he signed the foregoing instrument as the free act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

          THUS DONE AND PASSES at New York, New York, on the date first above written in the presence of me, Notary, and the following competent witnesses, who have signed in the presence of the appearer and me, Notary.


WITNESSES:                                     BORDEN, INC.

/s/ Carolyn O'Leary                            By: [SIGNATURE ILLEGIBLE]
------------------------                           ------------------------

[SIGNATURE ILLEGIBLE]
------------------------

                               Margaret M. Keane
                               -----------------
                                 NOTARY PUBLIC

                     County of New York, State of New York.

                            My commission expires:

                                 May 12, 1988

STATE OF New York

COUNTY OF New York


          On this 30th day of November, 1987, before me, the undersigned Notary Public for the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared David A. Kelly, who declared and acknowledged unto me, that he is the Treasurer of BCP Management, Inc., a Delaware corporation and the general partner of Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership, that as such duly authorized officer, by and with the authority of the Board of Directors of said corporation, he signed the foregoing instrument as the free act and deed of said corporation as the general partner of said limited partnership, for and on behalf of said limited partnership and for the objects and purposes therein set forth.

          THUS DONE AND PASSED at New York, New York, on the date first above written in the presence of me, Notary, and the following competent witnesses, who have signed in the presence of the appearer and me, Notary.


WITNESSES:                                         BORDEN CHEMICALS AND PLASTICS
                                                     LIMITED PARTNERSHIP


                                                   By:  BCP Management, Inc.
                                                        (General Partner)


/s/ Carolyn O'Leary                                By: [SIGNATURE ILLEGIBLE]
------------------------                               ------------------------

[SIGNATURE ILLEGIBLE]
------------------------

                               Margaret M. Keane
                               -----------------
                                 NOTARY PUBLIC

                     County of New York, State of New York

                            My commission expires:

                                 May 12, 1988

                                                                       Exhibit D


                             BCP MANAGEMENT, INC.
               MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS
                                MARCH 29, 1995


          A special meeting of the Board of Directors was held by telephone conference call on March 29, 1995, beginning at 10:00 a.m., pursuant to notice duly given.

          Mr. Saggese, the Chairman of the Board, called the meeting to order. The following directors participated:

                                  J. M. Saggese
                                  D. M. Galbreath
                                  E. H. Jennings
                                  D. A. Kelly
                                  G. W. Koch
                                  J. V. Stapleton
                                  R. B. Wiles

          Mr. M. M. Mahmood, of Sidley & Austin, also participated at Mr. Saggese's invitation.

          The minutes of the meeting of the Board held on January 24, 1995, were approved.

          Mr. Saggese then advised the Board that he was recommending that the Operating Partnership should not proceed with the previously approved public offering of Units, but instead should (i) proceed with the previously approved public offering of $200 million of Notes for purposes of prepayng the existing $150 million of Notes and the paying of related premiums, financing a portion of the purchase price for the Addis PVC plant acquisition from Occidental Chemical Corporation, and other purposes, and (ii) implement a revolving credit facility for up to $100 million to finance the balance of the purchase price for the Addis PVC plant, and for other purposes.

          Mr. Saggese then explained that his recommendation was primarily based on the current trading price of the Units and prevailing interest rates, which made the Unit offering less attractive and the Notes offering and credit facility more attractive and the Notes offering and credit facility more attractive. He also noted that his recommendation will eliminate the dilution of earnings that would have resulted from the Unit offering. Thereupon, upon motion duly made and seconded, and after a full discussion, the following resolution was unanimously passed:

               WHEREAS, this Board of Directors of BCP Management, Inc. (the "Corporation") had previously approved, for and on behalf of the Corporation, on its own behalf and, in its capacity as general partner of Borden Chemicals and Plastics Limited Partnership ("BCP") and Borden Chemicals and Plastics Operating Limited Partnership ("BCOP"), for and on behalf of BCP and BCOP: (i) the acquisition ("Acquisition") by BCOP of the Addis PVC resins facility from Occidental Chemical Corporation; (ii) the registration and public offering ("Units Offering") by BCP of up to 5,000,000 Units for purposes of financing all or a portion of the purchase price for the Acquisition and other purposes; and (iii) the registration and public offering ("Notes Offering") by BCOP of up to $225 million of Notes for purposes of prepaying the existing $150 million of Notes ("Old Notes") of BCOP and paying of related premiums, financing a portion of the purchase price for the Acquisition and other purposes; and

          WHEREAS, based on the trading price of the Units, prevailing interest rates and other factors, it is desirable and in the best interests of BCP and BCOP that in order to (i) finance the purchase price for the Acquisition and the prepayment of the Old Notes and payment of the related premiums and expenses and (ii) obtain a larger working line of credit for BCOP relative to BCOP's existing $20 million working capital facility (the "Existing Facility"), BCOP should effect the Notes Offering for up to $225 million of Notes and implement a revolving credit facility for up to $100 million;

          NOW, THEREFORE, BE IT RESOLVED, that the Notes Offering by BCOP of up to $225 million of Notes previously authorized and approved by this Board of Directors be and hereby is further approved, confirmed and ratified by the Corporation on its own behalf and, in its capacity as general partner of BCP and BCOP, for and on behalf of BCP and BCOP; and

          FURTHER RESOLVED, that, without limiting the scope of any previous authorization provided by this Board of Directors with respect to the Notes Offering, the President, the Chief Financial Officer and the Treasurer of the Corporation, or any of them, be and hereby are authorized to determine and establish for and on behalf of the Corporation on its own behalf and in its capacity as general partner of BCP and BCOP, for and on behalf of BCP and BCOP, (a) the aggregate principal amount of the Notes, which shall not exceed $225 million, (b) the maturity date or dates of the Notes, (c) the offering price by the underwriters of the Notes to the public, (d) the purchase price to be paid to BCOP by the underwriters, (e) the interest to be borne by the Notes, (f) the terms and provisions of any redemption provisions, (g) the other terms and restrictive covenants relating to the Notes and (h) any terms or conditions required or appropriate to be complied with by BCP, BCOP or the Corporation; and

          FURTHER RESOLVED, that the implementation by BCOP of a new revolving credit facility ("Revolving Credit Facility") of up to $100 million and the incurrence by BCOP of up to $100,000,000 of additional indebtedness by BCOP under the Revolving Credit Facility for purposes of financing a portion of the purchase price of the Acquisition and related expenses and for capital expenditures, working capital and other partnership purposes, be and hereby is authorized and approved by the Corporation, in its capacity as general partner of BCOP, for and on behalf of BCOP, and that the President, the Chief Financial Officer and the Treasurer of the Corporation, or any of them, be and hereby are authorized to determine and establish, for and on behalf of the Corporation in its capacity as general partner of BCOP, for and on behalf of BCOP, the amount (not to exceed $100 million outstanding principal amount) and terms (including in respect of maturity date, principal amortization, interest rates and restrictions on BCOP) of such additional indebtedness to be incurred by BCOP and to enter into such agreements (including, without limitation, an agreement for retention of CS First Boston Corporation as arranger, an agreement for retention of Credit Suisse as administrative agent and a Revolving Credit Agreement) as they may determine to be necessary or appropriate in order to implement the foregoing, such determination to be conclusively evidenced by the establishment in writing of such amounts and terms and the execution and delivery of such agreements; and

          FURTHER RESOLVED, that, unless subsequently authorized by the Board of Directors of the Corporation, BCP shall not proceed with the Units Offering and the President or any Vice President of the Corporation be and hereby is authorized (but not required), for and on behalf of the Corporation, in its capacity as general partner of BCP, for and on behalf of BCP, to apply at any time to the Securities and Exchange Commission for withdrawal of the registration statement with respect to the Units Offering; and

          FURTHER RESOLVED, that in the event that BCOP obtains the Revolving Credit Facility, the President or any Vice President of the Corporation be and hereby is authorized (but not required to), for and on behalf of the Corporation, in its capacity as general partner of BCOP, for and on behalf of BCOP, to terminate the Existing Facility; and

          FURTHER RESOLVED, that the BCOP shall (i) apply the net proceeds from the Notes Offering to prepayment of the Old Notes and payment of related premiums and expenses and payment of a portion of the purchase price of the Acquisition and related expenses and (ii) use cash on hand, borrowings of up to $75 million under the Revolving Credit Facility or a combination thereof to pay the remaining portion of the purchase price for the Acquisition and to pay for transaction costs relating to the Acquisition, the Notes Offering, the Units Offering and the Revolving Credit Facility and that the President, Vice President or Treasurer of the Corporation, or any of them, be and hereby are authorized, for and on behalf of the Corporation in its capacity as general partner of BCOP, for and on behalf of BCOP, to determine and establish the amount of cash on hand, borrowings under the Revolving Credit Facility or a combination thereof to be used for such purposes; and

          FURTHER RESOLVED, that in the event that the closing of the Notes Offering and the Acquisition occurs prior to the implementation by BCOP of the Revolving Credit Facility, and net proceeds from the Notes Offering remaining after prepayment of the Old Notes and payment of related premiums and expenses be applied towards the purchase price of the Acquisition and any remaining purchase price and transaction costs be financed by means of cash on hand, borrowings under the Existing Facility or a combination thereof and the President, Vice President or Treasurer of the Corporation, or any of them, be and hereby are authorized, for and on behalf of the Corporation in its capacity as general partner of BCOP, for and on behalf of BCOP, to (i) determine and establish the amount of cash on hand, borrowings under the Existing Facility or a combination thereof, used for such purposes and (ii) borrow such amounts under the Revolving Credit Facility, when established, that they deem appropriate to replenish all or any portion of the cash on hand or repay borrowings under the Existing Facility;

          FURTHER RESOLVED, that the officers of the Corporation, for and on behalf of the Corporation, on its own behalf and, in its capacity as general partner of BCP or BCOP, on behalf of BCP or BCOP, be and hereby is authorized to take such additional actions, including, without limitation, the execution and delivery of such agreements, documents and other instruments, the obtaining of such consents or waivers, the retention of such legal counsel, financial advisors, accountants and other specialists and the incurrence and payment of all such expenses, fees and taxes (including fees for legal counsel, accountants and financial advisors, underwriting fees, filing fees, printing and distribution costs), as they in their discretion shall determine to be advisable, appropriate or necessary in order to carry out the purposes and intent of the foregoing resolutions (such determination to be conclusively evidenced by the taking of such actions) and that all actions by the officers of the Corporation so taken or heretofore taken in connection with any of the actions authorized in any of the foregoing resolutions and the transactions contemplated by the foregoing resolutions, are hereby authorized, approved and ratified.

          There being no further business, Mr. Saggess adjourned the meeting.





                                             Lawrence L. Dieker
                                             Secretary

                         [SIDLEY & AUSTIN LETTERHEAD]

                                  May 2, 1995

To Credit Suisse, as Agent, and each of the Banks
  Under the Credit Agreement referred to below
c/o Credit Suisse, as Agent
12 East 49th Street
39th Floor
New York, New York 10017

          Re: Borden Chemicals and Plastics
              Operating Limited Partnership
              -----------------------------

Ladies and Gentlemen:

          We have acted as special New York Counsel to Borden Chemicals and Plastics Operating Limited Partnership (the "Company"), and to BCP Management, Inc. (the "General Partner"), the Company's sole general partner, in connection with the preparation, execution and delivery of that certain Credit Agreement dated as of May 2, 1995 (the "Credit Agreement") among the Company, the institutions from time to time party thereto as Banks (collectively, the "Banks"), and Credit Suisse, as agent for the Banks (in such capacity, the "Agent"). This opinion is being delivered pursuant to Section 5.01(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In connection with the opinion expressed herein, we have reviewed the following documents:

     (i)       The Credit Agreement executed by each of the parties thereto;

    (ii)       The Notes; and

   (iii) The opinion of Lawrence L. Dieker, Vice President, General Counsel and Secretary of the General Partner.

          The Credit Agreement and the Notes are hereinafter referred to as the "Loan Documents".

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents or instruments and other instruments, as applicable, and of certificates or comparable documents or instruments of public officials and other instruments and documents and have made such inquiries of such officers and representatives and such examination of law as we have deemed relevant and necessary to form the basis for the opinion hereinafter set forth.

          In our examination of the Loan Documents we have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies and the genuineness of all signatures (other than the signatures of the representatives of the General Partner). As to all questions of fact material to the opinions specified herein that have not been independently established, we have relied upon the representations and warranties of the Company contained in the Credit Agreement.

          In rendering the opinion expressed below, we have assumed, without any independent investigation or verification of any kind, that each party to the Loan Documents (other than the Company) has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation and has full power and authority to execute and deliver the Loan Documents and perform the obligations set forth therein, and that the execution, delivery, and performance of the Loan Documents by such other parties have been duly authorized by all requisite corporate and other action on the part of such other parties and such documents have been duly executed and delivered by such other parties.

          To the extent that our opinion expressed below involves conclusions as to the matters set forth in the opinion referred to above of Lawrence L. Dieker, we have relied upon and assumed without independent investigation the correctness of such opinion, and our opinion is subject to the assumptions, qualifications and limitations set forth in such opinion.

          Based upon the foregoing assumptions and examination of documents and upon such investigation as we have deemed necessary, and subject to the qualifications set forth 'in subparagraphs (a) through (f) below, we are of the opinion that each Loan Document has been executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Our opinion is expressly qualified as follows:

          (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law). In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Furthermore, a court may refuse to enforce a covenant or any provision providing for indemnification if and to the extent that it deems such covenant or indemnification provision to be violative of applicable public policy.

          (b) Our opinion expressed above is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

          (c) We express no opinion as to the effect of the compliance or noncompliance of the Agent, any of the Banks or the Issuing Bank with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of any party to conduct business in any jurisdiction.

          (d) We express no opinion as to the effect (if any) of the law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          (e) We express no opinion with respect to any federal or state securities laws.

          (f) Our opinion speaks as of the date hereof and we assume no obligation to supplement the foregoing opinion if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinion after the date hereof.

          This opinion is furnished to you by us as counsel to the Company and the General Partner and is solely for your benefit and may not be quoted by you without our prior written consent. This opinion may not be furnished to, relied on or quoted by any other Person without our prior written consent.

                                                       Very truly yours,

                                                   /s/ Sidley & Austin

                 [LETTERHEAD OF BORDEN CHEMICAL AND PLASTICS]

                                  May 2, 1995

LAWRENCE L. DIEKER
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
BCP MANAGEMENT, INC.




To Credit Suisse, as Agent, and each of the Banks
  Under the Credit Agreement referred to below
c/o Credit Suisse, as Agent
12 East 49th Street
39th Floor
New York, New York 10017

          Re:  Borden Chemicals and Plastics
               Operating Limited Partnership
               -----------------------------

Ladies and Gentlemen:

          I am Vice President, General Counsel and Secretary of BCP Management, Inc. (the "General Partner") and have acted as counsel to Borden Chemicals and Plastics Operating Limited Partnership (the "Company"), and to the General Partner, the Company's sole general partner, in connection with the preparation, execution and delivery of that certain Credit Agreement dated as of May 2, 1995 (the "Credit Agreement") among the Company, the institutions from time to time party thereto as Banks (collectively, the "Banks"), and Credit Suisse, as agent for the Banks (in such capacity, the "Agent"). This opinion is being delivered pursuant to Section 5.01(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In connection with the opinions expressed herein, I have reviewed the following documents:

     (i)       The Credit Agreement executed by each of the parties thereto;

     (ii)      The Notes; and

     (iii) (x) The Certificate of Incorporation and By-Laws of the General Partner,

               (y) the Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership of the Company, and

               (z) certificates of governmental officials as to
               (1) the due organization, valid existence and good standing of each of the Company and the General Partner under the laws of the State of Delaware,
               (2) the due qualification or registration of the Company as a foreign limited partnership in the State of Illinois and the State of Louisiana, and
               (3) the due qualification as a foreign corporation and good standing of the General Partner in the State of Illinois and the State of Louisiana.

          The Credit Agreement and the Notes are hereinafter referred to as the "Loan Documents".

          In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents or instruments and other instruments, as applicable, and of certificates or comparable documents or instruments of public officials and other instruments and documents and have made such inquiries of such officers and representatives and such examination of law as I have deemed relevant and necessary to form the basis for the opinions hereinafter set forth.

          In my examination of the Loan Documents I have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to me as copies and the genuineness of all signatures (other than the signatures of the representatives of the General Partner). As to all questions of fact material to the opinions specified herein that have not been independently established, I have relied upon the representations and warranties of the Company contained in the Credit Agreement.

          In rendering the opinions expressed below, I have assumed, without any independent investigation or verification of any kind, that each party to the Loan Documents (other than the Company) has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation and has full power and authority to execute and deliver the Loan Documents and perform the obligations set forth therein, and that the execution, delivery, and performance of the Loan Documents by such other parties have been duly authorized by all requisite corporate and other action on the part of such other parties and such documents have been duly executed and delivered by such other parties.

          Based upon the foregoing assumptions and examination of documents and upon such investigation as I have deemed necessary, and subject to the qualifications set forth in subparagraphs (a) through (f) below, I am of the opinion that:

          1. The Company (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the partnership power to own its property and carry on its business as now conducted. The General Partner (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to own its property and carry on its business as now conducted.

          2. The Company is duly qualified or authorized as a foreign limited partnership in the State of Illinois and the State of Louisiana.

          3. The General Partner is duly qualified as a foreign corporation to do business and is in good standing in the State of Illinois and the State of Louisiana.

          4. The execution, delivery and performance by the Company of each Loan Document are within the Company's partnership powers and have been duly authorized by all necessary corporate action on the part of the General Partner. The execution and delivery by the General Partner, as general partner of the Company, of each Loan Document are within the General Partner's corporate powers and have been duly authorized by all necessary corporate action on the part of the General Partner.

          My opinions are expressly qualified as follows:

          (a) My opinions expressed above are limited to the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, and the federal law of the United States, and I do not express any opinion herein concerning any other law.

          (b) I express no opinion as to the effect of the compliance or noncompliance of the Agent, any of the Banks or the Issuing Bank with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of any party to conduct business in any jurisdiction.

          (c) I express no opinion as to the effect (if any) of the law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          (d) Insofar as the opinions expressed in paragraphs 2 and 3 related to matters governed by the law of the State of Illinois or the State of Louisiana, I have not made an independent examination of such law, but have relied exclusively upon the certificates referred to clauses (iii)(z)(2) and (iii)(z)(3) above.

          (e) I express no opinion with respect to any federal or state securities laws.

          (f) My opinions speak as of the date hereof and I assume no obligation to supplement the foregoing opinions if any applicable laws change after the date hereof or if I become aware of any facts which might change such opinions after the date hereof.

          This opinion is furnished to you by me as counsel to the Company and the General Partner and is solely for your benefit and may not be quoted by you without my prior written consent. Sidley & Austin may rely upon this opinion in rendering their opinion to you of even date herewith, but this opinion may not be furnished to, relied on or quoted by any other Person without my prior written consent.

                                                  Very truly yours,

                                                  /s/Lawrence L. Dieker
                                                  Lawrence L. Dieker

                               STATE OF DELAWARE                     PAGE 1

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE NOT HAVING BEEN CANCELLED OR REVOKED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.

     RESTATED CERTIFICATE, FILED THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1987, AT 11:30 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, REPRESENTED BY "THE CORPORATION TRUST COMPANY" WITHOUT APPOINTMENT, FILED THE EIGHTH DAY OF AUGUST, A.D. 1988, AT 9 O'CLOCK A.M.

     RESTATED CERTIFICATE, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1988, AT 12:45 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP.

                                        /s/Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                         AUTHENTICATION:
     2136420 8310                                             7476253
                                                   DATE:
     950085709                                                04-19-95

                               STATE OF DELAWARE                     PAGE 2

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------



     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN PAID TO
DATE.







                                        /s/Edward J. Freel
                                        ----------------------------------------
                  [SEAL APPEARS HERE]   Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
     2136420  8310                                          7476253

                                                  DATE:     04-19-95
     950085709

                               STATE OF DELAWARE                     PAGE 1

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.








                                        /s/Edward J. Freel
                                        ----------------------------------------
                   [SEAL APPEARS HERE]  Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
     2136420  8100                                       7476366
                                                  DATE:

     950085732                                           04-19-95

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
          BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP


          THIS Certificate of Limited Partnership of Borden Chemicals and Plastics Operating Limited Partnership, (the "Partnership"), dated as of August 28, 1987, has been duly executed and is being filed by the undersigned to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C (S) 17-101, et seq.). The undersigned states:
   -----             -- ----

          1.   Name. The name of the limited partnership formed hereby is Borden
               ----
Chemicals and Plastics Operating Limited Partnership.

          2.   Registered Office. The address of the registered office of the
               -----------------
Partnership in the state of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   Registered Agent. The name and address of the registered agent
               ----------------
for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Hew Castle County, Delaware 19801.

          4.   General Partner. The name and the business address of the sole
               ---------------
general partner of the Partnership is: BCP Management, Inc., 277 Park Avenue, New York, New York 10172.

          IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Limited Partnership as of the day and year first aforesaid.

                                             BCP MANAGEMENT, INC.
                                               a Delaware corporation


                                             By: [SIGNATURE ILLEGIBLE]
                                                 -------------------------------
                                                 Title:  TREASURER
                                                         -----------------------

                               STATE OF DELAWARE                     PAGE 1

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1987, AT 11:30 O'CLOCK A.M.








                                        /s/Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
   2136420  8100                                            7476365

                                                  DATE:
   950085732                                                04-19-95

            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
          BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP


          This Amended and Restated Certificate of Limited Partnership of Borden Chemicals and Plastics Operating Limited Partnership (the "Partnership"), dated as of October 16, 1987, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. (S) 17-210, to amend
                                                   -------
and restate the original Certificate of Limited Partnership of the Partnership, which was filed on August 31, 1987, with the Secretary of State of the State of Delaware, (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et seq.).
                                           -------             -- ----

          The Certificate is hereby amended and restated in its entirety to read as follows:

          1.   Name.  The name of the limited partnership formed and continued
               ----
hereby is Borden Chemicals and Plastics Operating Limited Partnership.

          2.   Registered Office.  The address of the registered office of the
               -----------------
Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   Registered Agent.  The name and address of the registered agent
               ----------------
for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4.   General Partner.  The name and the business address of the sole
               ---------------
general partner of the Partnership is: BCP Management, Inc., Highway 73, Geismar, Louisiana 70734.

          IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the day and year first aforesaid.


                                             BCP MANAGEMENT, INC.
                                               a Delaware corporation


                                             By: [SIGNATURE ILLEGIBLE]
                                                 -------------------------------
                                                 Title:  VICE PRESIDENT
                                                         -----------------------

                               STATE OF DELAWARE
                                                                PAGE 1
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE EIGHTH DAY OF AUGUST, A.D. 1988, AT 9 O'CLOCK A.M.






                                        /s/Edward J. Freel
                      [SEAL]            ----------------------------------------
                                        Edward J. Freel, Secretary of State

2136420  8100                           AUTHENTICATION:  7476364

950085732                                         DATE:  04-19-95

                           CERTIFICATE OF AMENDMENT
                                      TO
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
          BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP


     It is hereby certified that:

     First: The name of the limited partnership, hereinafter called the "(Partnership") is Borden Chemicals and Plastics Operating Limited Partnership.

     Second: Pursuant to the provisions of Section 17-202; Title 6, Delaware Code, the Amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is: Change the registered agent from The Corporation Trust Company to The Prentice-Hall Corporation System, Inc., and change the registered office of the Partnership in Delaware to 229 South State Street, City of Dover 19901, County of Kent.

          The Undersigned, a general partner of the Partnership, executes this Certificate of Amendment on May 31, 1988.
                                 ------

                                             [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                             BCP Management, Inc.
                                              General Partner

                               STATE OF DELAWARE
                                                                PAGE 1
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1988, AT 12:45 O'CLOCK P.M.






                                        /s/Edward J. Freel
                           [SEAL]       ----------------------------------------
                                        Edward J. Freel, Secretary of State

2136420  8100                           AUTHENTICATION:  7476363

950085732                                         DATE:  04-19-95

                             AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
          BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP

          THIS Amended and Restated Certificate of Limited Partnership of Borden Chemicals and Plastics Operating Limited Partnership (the "Partnership"), dated as of August 8, 1988, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. (S) 17-210, to amend
                                                   ------
and restate the original Certificate of Limited Partnership of the Partnership, which was filed on August 31, 1987, with the Secretary of State of the State of Delaware, as heretofore amended (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C.
                                                                          ------
(S) 17-101, et seq.).
            -- ---

          The Certificate is hereby amended and restated in its entirety to read as follows:

          1.   Name. The name of the limited partnership formed and continued
               ----
hereby is Borden Chemicals and Plastics Operating Limited Partnership.

          2.   Registered Office. The address of the registered office of the
               -----------------
Partnership in the State of Delaware is c/o The Prentice-Hall Corporation Systems, Inc., 229 South State Street, Dover, Kent County, Delaware 19901.

          3.   Registered Agent. The name and address of the registered agent
               ----------------
for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation Systems, Inc., 229 South State Street, Dover, Kent County, Delaware 19901.

          4.   General Partner. The name and the business address of the sole
               ---------------
general partner of the Partnership is BCP Management, Inc., a Delaware corporation, Highway 73, Geismar, Louisiana 70734.

          IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the day and year first aforesaid.

                                             GENERAL PARTNER:

                                             BCP Management, Inc.


                                             By:  [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                             TITLE: Secretary
                                                   -----------------------------

                                                                  PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "BCP MANAGEMENT, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF NOVEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, REPRESENTED BY "THE CORPORATION TRUST COMPANY" WITHOUT APPOINTMENT, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 1988, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES




                                        /s/Edward J. Freel
                                        -----------------------------------
                         [SEAL]         Edward J. Freel, Secretary of State

2134202  8310                           AUTHENTICATION:  7474810

950084545                                         DATE:  04-18-95

                               STATE OF DELAWARE                PAGE 2

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------




HAVE BEEN PAID TO DATE.




                                        /s/Edward J. Freel
                        [SEAL]          -----------------------------------
                                        Edward J. Freel, Secretary of State

2134202  8310                           AUTHENTICATION:
                                                          7474810
950084545                                         DATE:
                                                          04-18-95

                               STATE OF DELAWARE                PAGE 1

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BCP MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.




                                        /s/Edward J. Freel
                        [SEAL]          -----------------------------------
                                        Edward J. Freel, Secretary of State

2134202  8100                           AUTHENTICATION:
                                                         7474495

950083756                                         DATE:  04-17-95

                         CERTIFICATE OF INCORPORATION
                                      OF
                             BCP MANAGEMENT, INC.


          FIRST:  The name of the Corporation is BCP Management, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares of common stock with a par value of one dollar ($1.00) per share.

          FIFTH: The name and mailing address of the incorporator of the Corporation are as follows:

          Name                               Address
          ----                               -------
     Steven Sutherland                  One First National Plaza
                                        Suite 4200
                                        Chicago, Illinois 60603

          SIXTH: The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is as follows:

          Name                               Address
          ----                               -------
     Lawrence O. Doza                   c/o Borden, Inc.
                                        277 Park Avenue
                                        New York, New York 10172

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders.

          EIGHTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

          NINTH:  The Corporation is to have perpetual existence.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          ELEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B
--------  -------
with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State
             --------  -------
of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

          (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the Claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of

Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, herby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 5th day of August, 1987.
---
                                     /s/ Steven Sutherland
                                         -----------------------------
                                         Steven Sutherland

                               State of Delaware
                                                                  PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "BCP MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 1987, AT 10 0' CLOCK A.M.












            [SEAL APPEARS HERE]         /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
2134202 8100                                              7474496
                                                  DATE:
950083756                                                 04-17-95

                           CERTIFICATE OF AMENDMENT

                                      OF

                          CERTIFICATE OF INCORPORATION

                                      OF

                             BCP MANAGEMENT, INC.


          BCP Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("the Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the directors of the Corporation, by written consent dated October 2, 1987, filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation and directing that such amendment be submitted to the sole stockholder of the Corporation for its approval in accordance with
Section 242 of the General Corporation Law of the State of Delaware;

          RESOLVED, that the Board of Directors of the Corporation declares it advisable that the Certificate of Incorporation of the Corporation be amended by changing Article THIRD thereof so that, as amended, said Article shall be and read in its entirety as follows:

          THIRD: The purposes of the Corporation are to (i) act as the general partner of Borden Chemicals and Plastics Limited Partnership, a Delaware Limited Partnership, and Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership, and any successors to such limited partnerships, (ii) conduct, direct and exercise full control over all activities of such limited partnerships and successors and (iii) do anything necessary or incidental to the foregoing.

          RESOLVED FURTHER, that such proposed amendment be submitted to the sole stockholder of the Corporation for its approval.

          SECOND:   That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said BCP Management, Inc. has caused this certificate to be signed by A.S. D'Amato, its Chairman of the Board, President and Chief Executive Officer,
and attested by Lawrence L. Dieker, its Secretary, this 6th day of October,
                                                        ---
1987.


                                        BCP Management, Inc.


                                        By: /s/ A.S. D'Amato
                                            -------------------------
                                            A. S. D'Amato
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

ATTEST:


By: /s/ Lawrence L. Dieker
    -------------------------
    Lawrence L. Dieker
    Secretary

                               State of Delaware
                                                           PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "BCP MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 1988, AT 9 O'CLOCK A.M.










                                            /s/ Edward J. Freel
                  [SEAL APPEARS HERE]   ----------------------------------------
                                         Edward J. Freel, Secretary of State

                                         AUTHENTICATION:
2134202 8100                                                7474497
                                                   DATE:
950083756                                                   04-17-95

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT


               It is hereby certified that:

               1. The name of the corporation (hereinafter called the "corporation") is

               -    BCP Management, Inc.

               2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

               3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

               4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 1, 1988.


                                             [SIGNATURE ILLEGIBLE]
                                        -------------------------------------
                                                            President


Attest:


/s/ [SIGNATURE ILLEGIBLE]
------------------------------
                Secretary

                           UNITED STATES OF AMERICA

                              STATE OF LOUISIANA

                                 FOX MCKEITHEN
                              SECRETARY OF STATE

AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT

                    BORDEN CHEMICALS AND PLASTICS OPERATING
                              LIMITED PARTNERSHIP

A partnership whose principal place of business is Wilmington, Delaware,

Filed partnership documents and registered to do business in this State on November 19, 1987.












IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
MY HAND AND CAUSED THE SEAL OF MY OFFICE
TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

     April 25, 1995                                     [SEAL APPEARS HERE]


     /s/ Fox McKeithen

DWI

      SECRETARY OF STATE

                           UNITED STATES OF AMERICA

                              STATE OF LOUISIANA

                                 FOX MCKEITHEN
                              SECRETARY OF STATE

AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT
                             BCP MANAGEMENT, INC.

A Delaware corporation domiciled at Wilmington,

Filed charter and qualified to do business in this State on November 19, 1987,

I further certify that the records of this Office indicate the corporation has paid all fees due the Secretary of State, and so far as the Office of the Secretary of State is concerned is in good standing and is authorized to do business in this State.

I further certify that this Certificate is not intended to reflect the financial condition of this corporation since this information is not available from the records of this Office.
Qualification Documents:                          November 19, 1987
R. S. 12:308                                      June 23, 1988
R. S. 12:308                                      October 8, 1991



IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
MY HAND AND CAUSED THE SEAL OF MY OFFICE
TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

     April 25, 1995                               [SEAL APPEARS HERE]


     /s/ Fox McKeithen


DWI

     SECRETARY OF STATE

                              File Number   S000458
                                          -----------

                               STATE OF ILLINOIS

                                   OFFICE OF
                            THE SECRETARY OF STATE



              TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


                I, George H, Ryan, Secretary of State of the State of Illinois,
              do hereby certify that

                BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, A
              DELAWARE LIMITED PARTNERSHIP, HAVING COMPLIED WITH THE PROVISIONS OF THE REVISED UNIFORM LIMITED PARTNERSHIP ACT OF THE ILLINOIS STATE STATUTES ON 11/09/1987 IS AUTHORIZED AND EXISTS IN ILLINOIS AS A LIMITED PARTNERSHIP.*****************************************







[SEAL APPEARS HERE]          IN TESTIMONY WHEREOF, I hereto set
                             my hand and cause to be affixed the Great Seal
                             of the State of Illinois this              25th
                                                          ---------------------
                             day of    APRIL        A.D., 1995.
                                   ----------------         ---



                             /s/ George H. Ryan
                             ---------------------------------------------------
                                        Secretary of State

                           File Number  5486-225-3
                                      ---------------

                               STATE OF ILLINOIS

                                   OFFICE OF
                            THE SECRETARY OF STATE



              TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


                I, George H. Ryan, Secretary of State of the State of Illinois,
              do hereby certify that
                                        BCP MANAGEMENT, INC., INCORPORATED IN
              THE STATE OF DELAWARE AND LICENSED TO TRANSACT BUSINESS IN THIS STATE ON NOVEMBER 9, 1987, APPEARS TO HAVE COMPLIED WITH ALL THE PROVISIONS OF THE BUSINESS CORPORATION ACT OF THIS STATE RELATING TO THE FILING OF ANNUAL REPORTS AND PAYMENT OF FRANCHISE TAXES, AND IS AT THIS TIME A FOREIGN CORPORATION IN GOOD STANDING AND AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF ILLINOIS**********







[SEAL APPEARS HERE]          IN TESTIMONY WHEREOF, I hereto set
                             my hand and cause to be affixed the Great Seal of
                             the State of Illinois this            25TH
                                                       -------------------------
                             day of      APRIL        A.D., 1995.
                                   -----------------          --


                             /s/ George H. Ryan
                             ---------------------------------------------------
                                      SECRETARY OF STATE

                                   EXPEDITED
                              SECRETARY OF STATE

                                  APR 25 1995

                               EXP. FEES  10.00
                                         -------
                                COPY.CERT. 5.00
                                          ------

                                  May 1, 1995
                                      -


Wachovia Bank and Trust Company, N.A.
P.O. Box 3099
301 North Main Street
Winston-Salem, North Carolina 27102
Attention: National Noteteller

First Wachovia Corporation
2 Peachtree Street, N.W.
Atlanta, Georgia 30383
Attention: Robert Marcus, MC370

          Re:  $20,000,000 Revolving Line
               of Credit Agreement (the "Old Agreement")
               ------------------------------------------

Ladies and Gentlemen:

          Effective simultaneously with the closing of the $100,000,000 Credit Agreement dated as of May __, 1995 among Borden Chemicals and Plastics Operating Limited Partnership (the "Borrower"), the banks and other financial institutions listed on the signature pages thereof under the caption "Banks", and Credit Suisse, individually as a Bank and as agent for the other Banks, the Borrower hereby terminates and Old Agreement.

          By your signature set forth below, you acknowledge and agree to such termination and waive the thirty (30) days' written notice requirement set forth in the Old Agreement.

          This letter may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                             Very Truly Yours,

                                             BORDEN CHEMICALS AND PLASTICS
                                             OPERATING LIMITED PARTNERSHIP

                                             By: BCP MANAGEMENT, INC., as
                                                 General Partner


                                             By:___________________________
                                                Name:
                                                Title:


Acknowledged and Agreed to:

WACHOVIA BANK AND TRUST COMPANY, N.A.


By: /s/ J. Peter Payton
    -----------------------------
    Name: J. Peter Payton
    Title: SUP/GE

Dec 31, 1995 quick coverage calc
--------------------------------

 568.5 (Assets)
(  9.0) finance cost deferred
(144.7) Liab
+ 40.0 debt
(1,655)
(  5.677)
---------
 268.000